Exhibit 10.1

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is entered into as of October 6, 2017 (the “Effective Date”) by and between KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales, having its principal place of business at Building 227, Tetricus Science Park, Porton Down, SP40JQ, United Kingdom (“KalVista”), and Merck Sharp & Dohme Corp., a New Jersey corporation having its principal place of business at 2000 Galloping Hill Road, Kenilworth, NJ 07033 (“Merck”).  Merck and KalVista are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, KalVista discovered molecules that Specifically Modulate the Target (as each is defined below), including the IVT Compounds and Oral DME Compounds (as each is defined below);

WHEREAS, KalVista has initiated clinical development on certain of such molecules;

WHEREAS, the Parties desire for KalVista to further research and develop such molecules to completion of the first Phase II Clinical Trial (as defined below) for each of the IVT Compounds and Oral DME Compounds;

WHEREAS, the Parties desire for Merck to have an exclusive option for the applicable Option Period (as defined below) to acquire the IVT Compounds and Oral DME Compounds, respectively, all in accordance with the terms and conditions of this Agreement; and

WHEREAS, as a condition and inducement to Merck’s willingness to enter into this Agreement, KalVista Pharmaceuticals, Inc., the sole stockholder of KalVista (“Parent”), has provided a guarantee (the “Parent Guarantee”), dated as of the date hereof, with respect to KalVista’s obligations under this Agreement and the other Transaction Documents.

NOW, THEREFORE, in consideration of the foregoing and the premises and conditions set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1“Act”  means the United States Food, Drug, and Cosmetics Act, together with any rules, regulations and requirements promulgated thereunder.

1.2“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

1.3“Affiliate” means, with respect to either Party, a particular Person, corporation, collaboration, or any other entity that controls the Party, is controlled by the Party, or is under common control with such Party.  For the purposes of the definition in this Section 1.3, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of a party or entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such party or entity, or by contract or other means.

1.4“Applicable Closing” means, as and if applicable, the IVT Closing or Oral DME Closing.

1.5“Applicable Laws” means country-level, province-level, state-level and supra-national laws, statutes, rules, orders, judgments and regulations, including any rules, regulations, guidance, guidelines or requirements of any Governmental Authority, national securities exchange or securities listing organization.

1.6“Asset Purchase and License Agreement” means, as applicable, the IVT Asset Purchase and License Agreement or the Oral DME Asset Purchase and License Agreement.

1.7“Assets” means the IVT Assets and the Oral DME Assets.

1.8“Biological Materials” means any biological substances and materials, including any tissues, cells, cell lines, organisms, blood samples, genetic material, antibodies, or plasmids.

1.9“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York are permitted or required to remain closed.

1.10“cGMPs” means current good manufacturing practice in accordance with (a) the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. 301 et seq.), (b) relevant U.S. regulations found in Title 21 of the U.S. Code of Federal Regulations (including Parts 11, 210, 211, 600 and 610), and (c) comparable standards issued by applicable Governmental Authorities outside of the United States, including the EMA and the Pharmaceuticals and Medical Devices Agency of Japan.

1.11“Change of Control” shall mean, with respect to any Person, as applicable, (a) a merger or consolidation in which such Person is not the surviving corporation or in which, if such Person is the surviving corporation, the stockholders of such Person immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities and the power to elect a majority of the members of such Person’s board of directors; or (b) a transaction or series of related transactions (which may include a tender offer for such Person’s stock or the issuance, sale or exchange of stock of such Person) if the stockholders of such Person immediately prior to the initiation of such transaction do not, immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through one or more intermediaries, stock or

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other securities of the entity that possess a majority of the voting power of all of such Person’s outstanding stock and other securities and the power to elect a majority of the members of such Person’s board of directors.

1.12“Clinical Development Plan” means, with respect to the IVT Products, the clinical development plan set forth on Exhibit A for the Phase II Clinical Trial for the IVT Products and, with respect to the Oral DME Products, the activities leading up to a Phase II Clinical Trial design substantially similar to the plan for the IVT Products as set forth on Exhibit A.

1.13“Collaboration” means activities performed by or on behalf of KalVista or its Affiliates with respect to the development of a Product under this Agreement after the Effective Date and prior to the earlier of: (a) Merck making an Option Exercise for both Options; (b) Merck making an Option Exercise for one of the Options and the other Option Period expires; or (c) expiration of both Option Periods without Merck making an Option Exercise.

1.14“Combination Product” means a human therapeutic product that is developed or Commercialized by Merck in the Territory and that comprises, consists of, or incorporates two or more active pharmaceutical ingredients, or a package including two or more different pharmaceutical products, which includes an IVT Compound or Oral DME Compound, as one of the active pharmaceutical ingredients together with any formulation ingredients, regardless of the formulation or mode of administration of such Combination Product.  For sake of clarity, a Combination Product is a Product.

1.15“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a compound or product.  When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.16“Common IP” means (a) any and all inventions, developments, Improvements, results, know-how and other Information (including physical or chemical materials or Biological Materials) made, conceived, reduced to practice or otherwise acquired or Controlled by KalVista or its Affiliates before the Effective Date or prior to expiration of the applicable Option Period; and (b) any Patents, copyrights, or trademarks Controlled by KalVista or its Affiliates before the Effective Date or prior to expiration of the applicable Option Period, in either case of clauses (a) and (b) that (i) relates to the composition of matter, development, manufacture, use, sale or importation of the IVT Compounds or Oral DME Compounds, as applicable, (ii) is incorporated prior to the expiration of the applicable Option Period into, or used in connection with, any Product or its development, manufacture or use, or (iii) is necessary for the identification, manufacture, development or commercial use or sale of any Product, in each case of clauses (i) through (iii), to the extent not constituting Intellectual Property Rights.

1.17“Competing Transaction Proposal” means any inquiry, proposal, indication of interest, offer or agreement from or with any Third Party with respect to any transaction involving any direct or indirect purchase, sale, exclusive license or other disposition of all or any material portion of (a) the IVT Assets, (b) the Oral DME Assets or (c) the Assets, in each case, other than (i) the transactions contemplated by this Agreement and the other Transaction Documents or (ii) a transaction that would constitute a Change of Control of Parent and in which the successor thereof

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would assume or KalVista would retain all obligations under this Agreement and the other Transaction Documents.

1.18“Competitor” shall have the meaning set forth in Section 13.7(b).

1.19“Confidential Information” shall have the meaning set forth in Section 10.1.

1.20“Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement, dated January 27, 2017, by and between Merck and Parent.

1.21“Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license grants in Section 2.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent or other intellectual property right as provided for herein or the Asset Purchase and License Agreements, as applicable, without violating the terms of any agreement or other arrangement with any Third Party.

1.22“Data Packages” means the information packages provided by KalVista following the first Phase II Clinical Trial for IVT Products and Oral DME Products containing clinical data (tables, figures and listings) with respect to the relevant Phase II Clinical Trial and all data and results (including toxicology data) from the activities listed in Exhibit B, including all data and results (including toxicology data) resulting from the activities included in the applicable Clinical Development Plan.

1.23“Designated Senior Officers” shall have the meaning set forth in Section 13.14(a).

1.24“Diligence Period” shall have the meaning set forth in Section 4.5(a).

1.25“Diligent Efforts” means, with respect to the efforts to be expended by a Person to accomplish any objective, the reasonable, diligent, good faith efforts to accomplish such objective as such Person would normally use to accomplish a similar objective under similar circumstances.  It is understood and agreed that, with respect to the development and Commercialization of a Product by or on behalf of either Party, such efforts shall be substantially equivalent to those efforts and resources commonly used by such Party for pharmaceutical products owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labelling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the Regulatory Authority involved, the profitability of the product including the amounts payable to licensors of patent or other intellectual property rights, alternative products and other relevant factors.  Diligent Efforts shall be determined on a market-by-market basis for a particular Product, and it is anticipated that the level of effort will be different for different Products and markets, and will change over time, reflecting changes in the status of the Product and the market(s) involved.

1.26“Disclosure Schedules Deadline” shall have the meaning set forth in Section 3.3(b).

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1.27“DME” means diabetic macular edema.

1.28“EMA” means the European Medicines Agency or any successor agency thereto.

1.29“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.30“First Commercial Sale” means the first sale of a Product by Merck, its Affiliates or its or their licensees or sublicensees for use, consumption or resale of such Product in a country in the Territory where Regulatory Approval of such Product has been obtained.  Sale of a Product by or among Merck, its Affiliates or its or their licensees or sublicensees shall not constitute a First Commercial Sale unless such Affiliate, licensee or sublicensee is the end user of such Product.  Also, sale of a Product by Merck, its Affiliates or its or their licensees or sublicensees in a country in the Territory where Regulatory Approval for that Product has not yet been attained shall not constitute a First Commercial Sale under this Agreement.  In the event that, in a given country with respect to a Product, Merck (a) has received all approvals, licenses, registrations or authorizations, other than Price Approval, which are necessary to constitute Regulatory Approval for such Product and (b) despite the lack of Price Approval, has initiated a commercial launch of such Product (provided that sales solely to named patients or other limited launches shall not be considered a commercial launch), then the first sale of such Product in connection with such commercial launch by Merck, its Affiliates or its or their licensees or sublicensees for use, consumption or resale of such Product in such country shall be deemed to be the “First Commercial Sale” of such Product.

1.31“Generic Product” means, with respect to a Product, any pharmaceutical or biological product that (a) is distributed by a Third Party under a Regulatory Approval approved by a Regulatory Authority in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Product, including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the Act (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (i) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or (iii) in any other country or jurisdiction pursuant to all equivalents of such provisions, (b) incorporates the same active pharmaceutical ingredient as a Product and is approved for the same indication as a Product, and (c) is otherwise substitutable under Applicable Laws for such Product when dispensed without the intervention of a physician or other health care provider with prescribing authority.

1.32“Governmental Authority” means any court, agency, department, authority or other instrumentality of any supranational, national, state, county, city or other political subdivision.

1.33“HAE” means hereditary angioedema and acute bradykinin-mediated angioedema of unknown origin.

1.34“Health Care Reform Act Fees” means the fees described in Section 9008 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, as amended by Section 1404 of the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152.

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1.35“Improvement” means any invention, discovery, development or modification with respect to any IVT Compound or Oral DME Compound or relating to the exploitation thereof, whether or not patented or patentable, including any enhancement in the efficiency, operation, manufacture, ingredients, preparation, presentation, formulation, means of delivery or dosage of such IVT Compound or Oral DME Compound, any discovery or development of any new or expanded indications for such IVT Compound or Oral DME Compound, or any discovery or development that improves the stability, safety or efficacy thereof.

1.36“IND/CTA” means an Investigational New Drug / Clinical Trial Authorization application for a Product under this Agreement filed with a Regulatory Authority in a country in the Territory necessary to commence human clinical trials in conformance with Applicable Laws of such country.

1.37“Indemnitees”, used in the context of indemnification, shall have the meaning set forth in Section 8.1.

1.38“Information” means information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data (including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures), and Patent, intellectual property and other legal related information or descriptions.

1.39“Initial Schedules” shall have the meaning set forth in Section 3.3(a).

1.40“Intellectual Property Rights” means, with respect to the IVT Compounds or Oral DME Compounds, as applicable: (a) any and all inventions, developments, Improvements, results, know-how and other Information (including physical or chemical materials or Biological Materials) made, conceived, reduced to practice or otherwise acquired or Controlled by KalVista or its Affiliates before the Effective Date or prior to expiration of the applicable Option Period; and (b) any Patents, copyrights, or trademarks Controlled by KalVista or its Affiliates before the Effective Date or prior to expiration of the applicable Option Period, in either case of clauses (a) and (b) that exclusively relates to the composition of matter, development, manufacture, use, sale or importation of the IVT Compounds or Oral DME Compounds, as applicable.

1.41“IVT Asset Purchase and License Agreement” shall have the meaning set forth in Section 6.2(a).

1.42“IVT Assets” has the meaning ascribed to “Purchased Assets” in the IVT Asset Purchase and License Agreement.

1.43“IVT Closing” means the “Closing” under and as defined in the IVT Asset Purchase and License Agreement.

1.44“IVT Compounds” means KalVista’s molecule identified as KVD001, and all closely related molecules as described in the Patents listed on Exhibit C.

1.45“IVT Inventions” shall have the meaning set forth in Section 2.2(b).

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1.46“IVT Option” shall have the meaning set forth in Section 3.1(a).

1.47“IVT Option Period” shall have the meaning set forth in Section 3.1(a).

1.48“IVT Product” means a pharmaceutical or biologic product (in any and all dosage forms) containing an IVT Compound (or any derivative thereof developed directly through use of (i) an IVT Compound and (ii) KalVista Confidential Information) alone or in combination, together with any formulation ingredients, regardless of the mode of administration of such product, and for sale by prescription or over-the-counter or any other method.

1.49“Joint Invention” shall mean any invention that was jointly conceived by both KalVista and Merck during the performance of the Collaboration.

1.50“Joint Know-How” shall have the meaning set forth in Section 9.2.

1.51“Joint Patent Committee” or “JPC” shall have the meaning set forth in Section 2.4(c).

1.52“Joint Patents” shall have the meaning set forth in Section 9.2.

1.53“Joint Process Development Committee” shall have the meaning set forth in Section 2.4(c).

1.54“Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 2.4(a).

1.55“KalVista Patent Estate” means the estate of Patents comprising KalVista Patents.

1.56“KalVista Patents” means all Patents owned by KalVista or its Affiliates as of the Effective Date or during the Term directed to an IVT Compound or Oral DME Compound or a therapeutic treatment involving the administration of an IVT Compound or Oral DME Compound.

1.57“Losses”, used in the context of indemnification, shall have the meaning set forth in Section 8.1.

1.58“Major European Countries” means France, Germany, Italy, Spain and the United Kingdom.

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1.60“MTA” has the meaning set forth in Section 2.1(b).

1.61“NDA/MAA” means a New Drug Application / Marketing Authorization Application / Biologics License Application submitted and filed with a Regulatory Authority in a country or group of countries in the Territory necessary for approval of a Product for commercial sale in such country or group of countries in conformance with Applicable Laws.

1.62“Net Sales” means [***].

1.63“Non-Binding Interest Notice” shall have the meaning set forth in Section 3.3(b).

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1.64“Options” means the IVT Option and Oral DME Option.

1.65“Option Exercise” shall have the meaning set forth in Section 3.2.

1.66“Option Period” means the IVT Option Period or the Oral DME Option Period.

1.67“Oral DME Asset Purchase and License Agreement” shall have the meaning set forth in Section 6.2(b).

1.68“Oral DME Assets” has the meaning ascribed to “Purchased Assets” in the Oral DME Asset Purchase and License Agreement.

1.69“Oral DME Closing” means a “Closing” under and as defined in the Oral DME Asset Purchase and License Agreement.

1.70“Oral DME Compounds” means all molecules developed by or on behalf of KalVista or its Affiliates as of the Effective Date or during the Option Periods that Specifically Modulate the Target other than the IVT Compounds, Oral HAE Compounds or Successor Compounds.

1.71“Oral DME Inventions” shall have the meaning set forth in Section 2.2(b).

1.72“Oral DME Option” shall have the meaning set forth in Section 3.1(b).

1.73“Oral DME Option Period” shall have the meaning set forth in Section 3.1(b).

1.74“Oral DME Product” means a pharmaceutical or biologic product (in any and all dosage forms) containing an Oral DME Compound (or any derivative thereof developed directly through use of (i) an Oral DME Compound and (ii) KalVista Confidential Information) alone or in combination, together with any formulation ingredients, regardless of the mode of administration of such product, and for sale by prescription or over-the-counter or any other method.

1.75“Oral HAE Compounds” means [***] molecules developed by or on behalf of KalVista or its Affiliates as of the Effective Date or during the Option Periods that are directed against and Specifically Modulate the Target and are [***]

1.76“Parent” shall have the meaning set forth in the recitals to this Agreement.

1.77“Parent Guarantee” shall have the meaning set forth in the recitals to this Agreement.

1.78“Party” or “Parties” shall have the meaning set forth in the first paragraph of this Agreement.

1.79“Patent” means (a) an unexpired letters patent (including inventor’s certificates) issued anywhere in the world which has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including any divisional, continuation-in-part, substitution, extension, registration, confirmation, reissue, re-examination, renewal, revalidation, supplementary protection certificate or any like filing thereof, or (b) a pending application for a letters patent pending anywhere in the world,

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including any continuation, division or continuation-in-part thereof and any provisional applications.

1.80“Permitted Seller” means Merck and any Affiliate, licensee or sublicensee of Merck (excluding any distributor) having authorization to sell Product.

1.81“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a Governmental Authority.

1.82“Phase II Clinical Trial” means a human clinical trial conducted in the United States, in the United Kingdom, in any member state of the European Union or in any of Norway, Iceland, Liechtenstien and Switzerland that would satisfy the requirements of 21 C.F.R. 312.21(b).

1.83“Price Approval” means, in any country in the Territory where a Regulatory Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical or biologic products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.84“Product” means, collectively, the IVT Products and Oral DME Products.

1.85“Regulatory Approval” means any and all approvals (including NDA/MAAs, supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals (including Price Approvals), and labelling approvals), licenses, registrations or authorizations of any Governmental Authority, that are necessary for the manufacture, distribution, use or Commercialization of a Product under this Agreement in a regulatory jurisdiction in the Territory.  For the sake of clarity, Regulatory Approval will not be achieved for a Product in a country until all applicable Price Approvals have also been obtained for such Product in such country; provided that if, in a given country with respect to a Product, Merck (a) has received all approvals, licenses, registrations or authorizations, [***], which are necessary to constitute Regulatory Approval for such Product and (b) despite [***], then the first sale of such Product in connection with such commercial launch by Merck, its Affiliates or its or their licensees or sublicensees for use, consumption or resale of such Product in such country shall be deemed to be receipt of “Regulatory Approval” of such Product.

1.86“Regulatory Approval in the EU” means (a) if Regulatory Approval is sought through the centralized EMA procedure, receipt of Regulatory Approval by the EMA and receipt of Price Approval in at least one of the Major European Countries and (b) if Regulatory Approval is not sought through the centralized EMA procedure, receipt of Regulatory Approval in [***].

1.87“Regulatory Authority” means any applicable Governmental Authority involved in granting approvals for the manufacturing, marketing, reimbursement or pricing of a Product in the Territory, including, in the United States, the FDA or any successor Governmental Authority having substantially the same function(s).

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1.88“Regulatory Documentation” means all (a) Regulatory Filings, applications (including all IND/CTAs and drug approval applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; (c) investigator brochure, clinical study protocols, trial master files, clinical study reports, publications or abstracts presented to date, IND/CTA annual reports, investigational medicinal product dossiers (IMPDs), summary of safety information (periodic safety update report (PSURs) and development safety update reports (DSURs), patient level adverse event (AE) and serious adverse event (SAE) tables and listings, detailed reports for all SAEs, non-clinical and quality related correspondence, pharmacovigilance plans, risk management plans, pediatric  investigation plans, list of regulatory partners’, contractors’ and contract research organizations’ and cGMP inspection reports from partners, contractors and contract research organizations, and (d) pre-clinical and other data contained or relied upon in any of the foregoing, in each case ((a), (b), (c) and (d)) relating to any IVT Compound, Oral DME Compound or Product, as applicable.

1.89“Regulatory Filing” means any NDA/MAA, IND/CTA or any other filings required by any Governmental Authority in a regulatory jurisdiction relating to the study, development, manufacture or Commercialization of any Product, IVT Compound or Oral DME Compound.

1.90“RoFN Assets” shall have the meaning set forth in Section 4.6.

1.91“RoFN Notice” shall have the meaning set forth in Section 4.6.

1.92 “Royalty Term” shall have the meaning set forth in Section 6.6.

1.93“Section 4.7 Contract” shall have the meaning set forth in Section 3.3(d).

1.94“Sensitive Information” shall have the meaning set forth in Section 13.7(b).

1.95“Specifically Modulate” means, with respect to a compound, that [***]  For clarity, [***].

1.96“Successor Compound(s)” means any compound that Specifically Modulates the Target and that is owned or controlled by the successor of a Change of Control of KalVista or Parent, as applicable, to the extent the compound was developed prior to such Change of Control by that portion of the surviving entity or Affiliate that was not KalVista or Parent, as applicable (prior to such Change of Control).

1.97“Target” means Plasma Kallikrein.

1.98“Term” shall have the meaning set forth in Section 12.1.

1.99“Territory” means worldwide.

1.100“Third Party” means any individual, corporation, collaboration, limited liability company or other entity other than (i) Merck, (ii) KalVista or (iii) an Affiliate of either of Merck or KalVista.

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1.101“Third Party Claim” has the meaning set forth in Section 8.2(a).

1.102“Third Party License Floor” shall have the meaning set forth in Section 6.5(b)(2).

1.103“Transaction Documents” means, collectively, this Agreement, the Parent Guarantee, the Asset Purchase and License Agreements and all agreements contemplated to be entered into pursuant to the Asset Purchase and License Agreements (including the Bills of Sale, Intellectual Property Assignments and other Transfer Documents (each as defined in the Asset Purchase and License Agreements)) and all exhibits and schedules hereto and thereto.

1.104“Transfer” shall have the meaning set forth in Section 4.6.

1.105“Updated Schedules” shall have the meaning set forth in Section 3.3(b).

1.106“Upfront Payment” shall have the meaning set forth in Section 6.1.

1.107“Valid Patent Claim” shall mean a claim of an issued, unexpired and in-force patent included within the Assets that claims an IVT Compound or Oral DME Compound, as applicable, as a composition of matter which has not been revoked or held unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, supplemental examination or disclaimer or otherwise.

ARTICLE 2
COLLABORATION

2.1Overview.

(a)Goals.  The general goals and intent of the Collaboration are for KalVista to research and develop Products under this Agreement.  Following the Collaboration, provided Merck makes an Option Exercise and the Applicable Closing occurs, Merck would research and develop, with the ultimate goal of manufacturing and Commercializing at least one (1) IVT Product and one (1) Oral DME Product. KalVista does not guarantee that the research and development of Products under the Collaboration will be successful.

(b)For the avoidance of doubt, all work to be conducted under the Collaboration is to be performed by KalVista.  From time to time during the Option Period, Merck may request, and upon such request the parties shall mutually agree on the scope of work and the quantity and timing for KalVista to deliver to Merck such quantities of IVT Compounds, Oral DME Compounds and related materials (e.g., assays) pursuant to a material transfer agreement substantially in the form attached hereto as Exhibit D (the “MTA”).

2.2Grant of Rights.

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(a)During the Option Periods, KalVista hereby grants to Merck a non-exclusive, worldwide, non-sublicensable (except to Merck’s Affiliates or its or its Affiliates’ respective subcontractors that are subject to confidentiality and non-use obligations at least as protective as those contained in ARTICLE 10 and obligations regarding assignment of intellectual property generated in the exercise of such license to Merck consistent with Section 2.2(b)) license to use the IVT Compounds, Oral DME Compounds, Intellectual Property Rights and Common IP solely for research purposes.

(b)If, in the course of exercise of the rights under the license granted in clause (a) above, Merck (or Merck’s Affiliates or its or its Affiliates’ respective subcontractors) conceives of any invention (whether or not patentable) which claim exclusively or relate exclusively to the composition of matter, use or a process for manufacturing any IVT Compound (“IVT Inventions”) or Oral DME Compound (“Oral DME Inventions”), as applicable, and (i) Merck does not exercise the IVT Option during the IVT Option Period, then Merck hereby grants, effective as of the date of the expiration of the IVT Option Period, to KalVista under any Patent or other intellectual property rights covering IVT Inventions, a worldwide, non-exclusive, sublicensable (through multiple tiers), royalty-free, fully paid up license to practice such IVT Inventions to research, develop or Commercialize the IVT Products; or (ii) Merck does not exercise the Oral DME Option during the Oral DME Option Period, then Merck hereby grants, effective as of the date of the expiration of the Oral DME Option Period, to KalVista under any Patent or other intellectual property rights covering such Oral DME Inventions, a worldwide, non-exclusive, sublicensable (through multiple tiers), royalty-free, fully paid up license to practice such Oral DME Inventions to research, develop or Commercialize the Oral DME Products.

2.3Independence.  The activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.  The relationship between Merck and KalVista is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner, or be or become or be deemed to be liable or responsible for the debts, liabilities or obligations of the other Party, except as set forth in this Agreement.

2.4Joint Steering Committee.

(a)During the Collaboration, management of the Collaboration shall be vested in the Joint Steering Committee (the “JSC”), with responsibility for managing and directing KalVista’s development efforts under the Collaboration, as further discussed in this ARTICLE 2.

(b)Membership.  The JSC shall be composed of four (4) members, two (2) members appointed by each Party.  Each Party shall designate its initial JSC representatives within [***] after the Effective Date.  Each Party may replace its JSC representatives at any time upon written notice to the other Party.  KalVista will designate one of its initial JSC representatives as the chairperson of the JSC.  The chairperson shall be responsible for scheduling meetings, preparing and circulating an agenda in advance of

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each meeting, and preparing and issuing minutes of each meeting within [***] thereafter.  Both parties may have other representatives attend as non-members in order to enable all area-specific expertise to be well represented.

(c)Subcommittees. The JSC shall have the authority to form subcommittees (e.g., regulatory subcommittee) and determine such subcommittees’ membership.  The JSC shall, within [***] following the Effective Date, form, as subcommittees of the JSC, a Joint Patent Committee (“Joint Patent Committee” or “JPC”) and a Joint Process Development Committee (“Joint Process Development Committee”).  Each subcommittee shall be subject to the governance and decision-making provisions set forth in this Section 2.4.  Each subcommittee shall be comprised of an equal number of members of each Party.  Each Party may replace its subcommittee representatives at any time upon written notice to the other Party.

(1)Joint Patent Committee.  The Joint Patent Committee shall discuss and decide the strategies and other commercial aspects of the filing, maintenance, prosecution and enforcement described in Section 9.3, Section 9.4 and Section 9.5.

(2)Joint Process Development Committee.  The Joint Process Development Committee shall, among other things, oversee the Chemistry, Manufacturing and Controls (“CMC”) work plan that is to be included in the Data Packages.

(d)Meetings; Responsibilities.  The JSC shall meet quarterly unless otherwise agreed by the Parties, with the scheduling of such meeting to be made at least [***] in advance (unless agreed to by the Parties) and the location of such meetings alternating between locations in the United States designated by Merck and by KalVista.  No later than [***] prior to each such meeting, KalVista shall deliver to Merck a written update, in reasonable detail, on the research, development, regulatory and manufacturing activities conducted by or on behalf of KalVista in furtherance of its obligations under Section 2.8 (including its progress in the selection of Oral HAE Compounds and the designation of Oral DME Compounds), as well as an update on any such other items which are expected to be discussed at such meeting. The JSC shall:

(1)assess the ongoing strategy for the Collaboration;

(2)evaluate the progress of the Collaboration;

(3)review the molecule selection process for the Oral HAE Compounds and review and approve the molecule selection process for the Oral DME Compounds, in each case, including reviewing the pre-clinical data generated in preparation for the selection process;

(4)review and approve potential Third Party candidates for manufacturing clinical IVT Product and Oral DME Product through phase III clinical trials, and any manufacturing contracts between KalVista or its Affiliates and any such Third Party contract manufacturers;

(5) review and approve the patent filing and prosecution strategy for any IVT Compounds and Oral DME Compounds;

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(6)serve as the initial forum to resolve any disputes that may arise under this Agreement solely with regard to the Collaboration (and not, for clarity, any dispute as to whether any provision of this Agreement or any other Transaction Document has been breached); and

(7)subject to the restrictions in Section 11.4(a)(5), review and approve changes to the Clinical Development Plan.

(e)Decision Making of JSC and Dispute Resolution.  During the Collaboration, the Parties will endeavour to make all decisions of the JSC by mutual agreement with each Party’s representatives collectively having one vote and each Party considering the other Party’s input in good faith.  If the JSC cannot reach mutual agreement, [***] except with respect to [***] provided that if the JSC is unable to reach mutual agreement on an issue relating to any matter set forth in items (3), (4), (5) or (7) of Section 2.4(d) within [***] following the meeting at which such issue was first discussed, either Party may refer the issue to the Designated Senior Officers pursuant to Section 13.14(a); provided, further that if the Designated Senior Officers do not resolve such dispute in accordance with Section13.14(a), (i) [***]in a manner consistent with this Agreement and (ii) for disputes relating to matters set forth in item (7) of Section 2.4(d), no changes to the Clinical Development Plan shall be made.  For clarity, item (7) of Section 2.4(d) and subsection (ii) of this Section 2.4(e) address only changes to the Clinical Development Plan (as is set forth on Exhibit A) and not operational or logistical implementation matters that are not addressed in the Clinical Development Plan.

(f)Limitation on Authority.  The Parties agree that matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as provided in this Agreement, are beyond the authority of the JSC, including amendment, modification or waiver of compliance with this Agreement or any other Transaction Document.

2.5Meetings of JSC and Subcommittees.  JSC and subcommittee meetings shall be held in person, or, with the consent of both Parties, by audio or video teleconference.  Meetings of the JSC or any subcommittees thereof shall be effective only if at least one representative of each Party is present or participating.  Each Party shall be responsible for all of its own expenses of participating in the JSC or any subcommittees thereof.

2.6Pharmacovigilance.  During the Collaboration, KalVista shall have sole responsibility for pharmacovigilance reporting to Third Parties including any Regulatory Authorities.

2.7Responsibilities of Parties During Collaboration.  During the Collaboration, KalVista shall be solely responsible at its sole cost, for all research, manufacturing and development activities of the Collaboration.

2.8Diligence by KalVista. KalVista shall use Diligent Efforts to develop an IVT Product and an Oral DME Product, in both cases through the completion of a Phase II Clinical Trial and completion of the activities listed in Exhibit B.  The Parties recognize and agree that (i) the relative level of effort required by KalVista with respect to an IVT Product and Oral DME Product may shift over time, (ii) [***] (iii) based on current circumstances, [***]  KalVista shall perform its

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activities under this Agreement in good scientific manner. Notwithstanding any provision of this Agreement to the contrary, KalVista shall be relieved of the obligations set forth in this Section 2.8 with respect to an IVT Product or Oral DME Product, as applicable, to the extent that KalVista or its Affiliates receives or generates any safety, tolerability or other data that, in the determination of the JSC, reasonably indicates, as measured by KalVista’s safety and efficacy evaluation criteria and methodology, or signals that the applicable IVT Product or Oral DME Product has or would have an unacceptable risk-benefit profile or is otherwise not reasonably suitable for continuation of clinical trials.  For clarity, in the case that the foregoing applies to only one class of Products (e.g., IVT Products), it will not relieve KalVista of the obligations under this Section 2.8 with respect to the other class of Products (e.g., Oral DME Products).

2.9Development Records and Reports; Audit Rights.

(a)During the Collaboration, KalVista shall, and shall cause its Affiliates and any Third Parties contracted by KalVista with respect to any IVT Compound, Oral DME Compound or Product (including any contract manufacturers) to, maintain complete and accurate records of all work conducted and all results, data and other developments made pursuant to its or their efforts.  Such records and developments shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the development of the Products in sufficient detail and in good scientific manner appropriate for Patent and regulatory drug development and approval purposes.

(b)At the request of Merck, KalVista shall, and shall cause its Affiliates and any Third Parties that KalVista enters into agreements with after the Effective Date with respect to any IVT Compound, Oral DME Compound or Product (including any contract manufacturers), to permit Merck, at reasonable times and upon reasonable notice, to inspect the records maintained pursuant to this Section 2.9 (which inspection right may be provided via access to a data room); provided that none of KalVista, any Affiliate of KalVista or any such Third Party shall be required to provide such access to Merck more than once per year; provided, however, that if Merck identifies any issues in such inspection that indicate any such records do not comply with Section 2.9(a), Merck shall be permitted to conduct an additional inspection of such Person to confirm that such issues have been addressed.  With respect to any Third Party that KalVista has entered into agreements with prior to the Effective Date, KalVista shall provide the foregoing access to the fullest extent permitted under such agreements and, if such agreements do not permit KalVista to provide Merck with access pursuant to and fully consistent with this Section 2.9(b), KalVista shall use its commercially reasonable efforts to amend or modify such agreements in order to enable KalVista to provide access to Merck that is fully consistent with this Section 2.9(b).

(c)Upon request by Merck, KalVista shall provide, and cause any Third Party manufacturers that KalVista enters into agreements with after the Effective Date to provide, Merck with reasonable access to observe and inspect the facilities and procedures used for the manufacture, release and stability testing, and warehousing of any Product and to audit the facilities used therefor for compliance with cGMP and other Applicable Laws.  In addition, upon a reasonable request by Merck, KalVista shall make available for review by Merck quality control documentation and acceptance test results for any Product, on a batch-by-batch basis, and provide such other access and assistance as Merck may reasonably request to audit and verify the adherence by KalVista and its Third Party manufacturers to the applicable quality control

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procedures for such Product.  Such audit and reviews shall be on reasonable prior notice and conducted during business hours and in a manner that does not unreasonably disrupt the business or operations of KalVista and such Third Party manufacturers.  With respect to any Third Party manufacturers that KalVista has entered into agreements with prior to the Effective Date, KalVista shall provide the foregoing access to the fullest extent permitted under such agreements and, if such agreements do not permit KalVista to provide Merck with access pursuant to and fully consistent with this Section 2.9(c), KalVista shall use its commercially reasonable efforts to amend or modify such agreements in order to enable KalVista to provide access to Merck that is fully consistent with this Section 2.9(c).

2.10Regulatory Documentation and Filings During the Collaboration.  During the Collaboration, KalVista shall keep Merck informed through the JSC on an ongoing basis regarding the schedule and process for Regulatory Documentation and Regulatory Filings.  KalVista shall furnish Merck with drafts of all Regulatory Documentation and Regulatory Filings at least [***]in advance of being filed with or submitted to the applicable Regulatory Authority and will consider in good faith any comments Merck provides to such drafts.  KalVista will provide Merck with at least [***] prior notice (or, such lesser period of notice if KalVista is not provided with [***] prior notice) of (a) any scheduled meeting (including any advisory committee meetings) with any Regulatory Authority relating to any IVT Compound, Oral DME Compound or Product and (b) any inspection by any Regulatory Authority of KalVista or any Third Party contracted by KalVista relating to any IVT Compound, Oral DME Compound or Product, or any facility at which any IVT Compound, Oral DME Compound or Product (or any component thereof) is manufactured, and in each case ((a) and (b)), to the extent permitted by Applicable Law, permit representatives of Merck to be present at, and participate in, such meeting or inspection; provided that, with respect to Third Party manufacturers that KalVista has entered into agreements with prior to the Effective Date, KalVista shall provide access to Merck representatives to the full extent permitted under such agreements and, if such agreements do not permit KalVista to provide Merck with access pursuant to and fully consistent with this Section 2.10, KalVista shall use its commercially reasonable efforts to amend or modify such agreements in order to enable KalVista to provide access to Merck that is fully consistent with this Section 2.10.  KalVista shall also provide to Merck, within [***] (or within [***] if material to the Collaboration or any IVT Compound, Oral DME Compound or Product) following KalVista’s or any of its Affiliates’ receipt thereof (i) written copies of any meeting minutes or other written records of any meetings, conferences, or discussions (including any advisory committee meetings) with any Regulatory Authority relating to any IVT Compound, Oral DME Compound or Product, (ii) written inspectional observations (e.g., observations on Form FDA 483) that the FDA or any other Governmental Authority issues to KalVista, any of its Affiliates or any Third Party contracted by KalVista as a result of any such inspection relating to any IVT Compound, Oral DME Compound or Product or any facility at which any IVT Compound, Oral DME Compound or Product (or any component thereof) is manufactured and (iii) other material correspondence or communications received from any Regulatory Authority relating to any IVT Compound, Oral DME Compound or Product (including, with respect to any written correspondence or communication, a copy thereof).

2.11Merck Technology.  In connection with the Collaboration, Merck may, but is not obligated to, make available to KalVista technology that is Controlled by Merck (the “Merck Technology”) in order to help advance the development of the Products under the Collaboration.  If Merck notifies KalVista that it desires to make any Merck Technology available to KalVista,

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Merck shall grant and hereby grants to KalVista a worldwide, non-exclusive, non-sublicensable (except to KalVista’s contract research organizations or service providers that are providing services in connection with the Collaboration), royalty-free, fully paid license to use the Merck Technology to develop the Products under the Collaboration.

2.12Selection of Oral HAE Compounds.  KalVista will be conducting further research and development on molecules that Specifically Modulate the Target in order to select the Oral HAE Compounds.  [***].

ARTICLE 3

OPTION EXERCISE RIGHTS

3.1Merck’s Option Rights.  KalVista hereby grants to Merck the IVT Option right set forth in Section 3.1(a) and the Oral DME Option set forth in Section 3.1(b), in each case exercisable at Merck’s sole discretion (collectively, the “Options”).

(a)KalVista hereby grants to Merck the exclusive option (the “IVT Option”) commencing on the Effective Date and continuing until 11:59 p.m. (Eastern Time) [***] (the “IVT Option Period”) to acquire the IVT Assets in accordance with Section 6.2(a).

(b)KalVista hereby grants to Merck the exclusive option (the “Oral DME Option”) commencing on the Effective Date and continuing until 11:59 p.m. (Eastern Time) [***] (the “Oral DME Option Period”) to acquire the Oral DME Assets in accordance with Section 6.2(b).

For clarity, (i) the [***] specified in Section 3.1(a) shall not commence until [***] and (ii) the [***] specified in Section 3.1(b) shall not commence until [***].

3.2Option Exercise. Merck may exercise the IVT Option or Oral DME Option (each an “Option Exercise”) by providing written notice to KalVista within the applicable Option Period.  Merck shall state in its written notice of Option Exercise whether, in its reasonable determination, [***]. If, within ten (10) Business Days after KalVista provides such written notice, the Parties are unable to resolve the disagreement, they shall refer the disagreement to a mutually agreed upon law firm of national reputation or a mutually agreed upon law firm with a national reputation as local Delaware counsel for resolution.  The chosen law firm shall deliver its determination within ten (10) Business Days of being engaged, and its determination shall be final, conclusive and binding upon the Parties. The Parties shall each bear fifty percent (50%) of the chosen law firm’s fees and disbursements in connection with such determination. In the event the Parties, or the law firm, as applicable, [***].  For clarity, nothing in this Agreement shall be deemed to require Merck to exercise an Option, which shall be within Merck’s sole and absolute discretion.

(a)IVT Option Exercise. If the Option Exercise is for the IVT Option, then Merck shall make the payments, and the Parties shall conduct their obligations, as set forth in Section 6.2(a).

(b)Oral DME Option Exercise.  If the Option Exercise is for the Oral DME Option, then Merck shall make the payments, and the Parties shall conduct their

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obligations, as set forth in Section 6.2(b).  In the event that, at the time of an Oral DME Closing, KalVista has not yet [***], KalVista shall, and the Oral DME Asset Purchase and License Agreement shall be revised to provide that KalVista shall:

(1)upon an Oral DME Closing, transfer to Merck those molecules that are Oral DME Compounds pursuant to Section 2.12 prior to such Oral DME Closing and all Oral DME Assets related to such molecules;

(2)transfer to Merck those molecules which become Oral DME Compounds pursuant to Section 2.12 following such first Oral DME Closing and all Oral DME Assets related to such molecules within [***]after each such designation; and

(3)transfer to Merck any molecules which become Oral DME Compounds [***],

in the case of each of (1) through (3), without any consideration in addition to the payments identified in Section 6.2(b).

3.3Disclosure Schedules; Other Information; Certain Contracts.

(a)Concurrently with its execution of this Agreement, KalVista has delivered to Merck a schedule of disclosures and exceptions to the representations and warranties made by KalVista contained in Article 11 of this Agreement and to be made in Article IV of the Asset Purchase and License Agreements and schedules pursuant to Section 1.1(aa) and Section 6.5(a) of the Asset Purchase and License Agreements, in each case as of the Effective Date (the “Initial Schedules”).

(b)As soon as practicable, but in no event later than [***] (the “Disclosure Schedules Deadline”) following delivery, at any time during the applicable Option Period, by Merck to KalVista of a written notice of Merck’s nonbinding interest in exercising the IVT Option or the Oral DME Option, as specified therein (a “Non-Binding Interest Notice”), and one-time only with respect to the IVT Asset Purchase and License Agreement and one-time only with respect to the Oral DME Asset Purchase and License Agreement, KalVista shall deliver to Merck updated schedules containing disclosures and exceptions to the representations and warranties to be made by KalVista in Article IV of the IVT Asset Purchase and License Agreement and schedules pursuant to Section 1.1(aa) and Section 6.5(a) of the IVT Asset Purchase and License Agreement, if the Non-Binding Interest Notice relates to the IVT Option, or Article IV, Section 1.1(aa) and Section 6.5(a) of the Oral DME Asset Purchase and License Agreement, if the Non-Binding Interest Notice relates to the Oral DME Option (the “Updated Schedules”), as if such representations and warranties were made as of the date of delivery of such Updated Schedules; provided, that, from time to time before the Disclosure Schedules Deadline, KalVista may, in its discretion, provide drafts to Merck of updated schedules for review and comment by Merck, which shall be labelled as drafts and shall not be considered the Updated Schedules.  If KalVista fails to deliver the Updated Schedules by the Disclosure Schedules Deadline and Merck subsequently makes an Option Exercise with respect to such Option, then, the Initial Schedules shall be deemed to be the Updated Schedules for all

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purposes of the applicable Asset Purchase and License Agreement and all references to the Updated Schedules in the applicable Asset Purchase and License Agreement shall be deemed to refer to the Initial Schedules.

(c)During the Option Period, KalVista shall, as soon as reasonably practicable, provide all information in KalVista’s possession that is reasonably requested by Merck and that is relevant to its decision whether to make an Option Exercise; provided that no such request shall be deemed to extend the applicable Option Period unless otherwise agreed by the Parties.

(d)KalVista shall [***] to be amended, supplemented or modified as reasonably requested by Merck.

3.4Manufacturing Technology Transfer.  Prior to an Option Exercise, when and as requested by Merck, KalVista shall, and shall cause its Affiliates to, transfer to Merck or its designee (which designee may be a Permitted Seller or a Third Party manufacturer) all Information Controlled by KalVista relating to the manufacture, release and stability testing of any IVT Product or Oral DME Product, as applicable, including: (a) all documentation regarding the then-current process for the manufacture, release and stability testing of the relevant Product(s) and any improvements or enhancements to such processes which have been made but not yet implemented, including all development reports underlying Critical Process Parameters and Critical Quality Attributes; and (b) support as may be necessary or reasonably useful to Merck or its designee to use and practice the manufacturing process, including by assisting Merck or its designee to enter into agreements with any of KalVista’s Third Party manufacturers. In order to facilitate such transfer, KalVista, shall (i) participate in a reasonable number of meetings (including video-conference and in person meetings) between the Parties’ experts in the critical aspects of the execution of such technology transfer (e.g., DS, DP and analytical methods); and (ii) participate in up to [***] consultations among the Parties’ experts via phone or video-conference. Each Party shall bear its own costs and expenses in connection with any transfer made pursuant to this Section 3.4; provided that, with respect to KalVista’s costs and expenses incurred under clause (b) of the immediately preceding sentence, the [***] of activities and support and the up to [***].

3.5Effects of Closing.  Following the IVT Closing, with respect to the IVT Assets, and following an Oral DME Closing, with respect to the Oral DME Assets, ARTICLE 4 shall apply and ARTICLE 5 shall not apply under this Agreement to such Assets.

3.6No Option Exercise By Merck.  Should Merck not make an Option Exercise within the applicable Option Period, then upon expiration of the applicable Option Period, (a) the applicable Option and Merck’s rights to acquire the applicable Assets shall terminate, (b) the license granted by KalVista to Merck under Section 2.2(a) shall terminate, and (c) ARTICLE 4 shall not apply, and ARTICLE 5 shall apply under this Agreement.

ARTICLE 4

POST-CLOSING OBLIGATIONS

4.1Responsibilities In The Event of A Closing.  Except as otherwise provided in the Transaction Documents or in the event that KalVista reacquires the Assets pursuant to Section 4.6

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or otherwise, in the event of an Applicable Closing, as between the Parties, Merck shall subsequently be solely responsible for all future development, manufacture and Commercialization activities of the applicable IVT Compounds or Oral DME Compounds (as applicable).

4.2Regulatory Affairs Following A Closing.  Except as otherwise provided in the Transaction Documents or in the event that KalVista reacquires the Assets pursuant to Section 4.6 or otherwise, following the IVT Closing, with respect to the IVT Products, and an Oral DME Closing, with respect to the Oral DME Products, as between the Parties, Merck shall be solely responsible for developing Regulatory Documentation and preparing and submitting Regulatory Filings, seeking Regulatory Approvals, and maintaining Regulatory Approvals for the applicable Products, including preparing all reports necessary as part of any filing required for Regulatory Approval.  All such Regulatory Documentation, Regulatory Filings and Regulatory Approvals shall be owned solely by and filed solely in the name of Merck or a Permitted Seller and Merck shall be responsible for all regulatory activities and requirements and maintaining Regulatory Approvals.

4.3Regulatory Filing Transfer, Right Of Reference.  Following the IVT Closing, with respect to the IVT Products, and an Oral DME Closing, with respect to the Oral DME Product, KalVista shall file with all applicable Regulatory Authorities, within [***] all documents necessary to transfer to Merck ownership and the right of reference to all Regulatory Filings for the applicable Products, subject to the requirements and restrictions of the applicable Regulatory Authority.  KalVista shall promptly furnish Merck with drafts of all such documents sufficiently in advance of being filed with or submitted to the applicable Regulatory Authority and will consider in good faith any comments Merck provides to such drafts.  It is the intention of the Parties that KalVista shall have no ownership of any Regulatory Filing and no right of reference to any Regulatory Filing after the Applicable Closing with respect to the IVT Compounds, Oral DME Compounds or Products, as applicable.

4.4Pharmacovigilance.  Except to the extent otherwise provided in a Transition Plan (as defined in the applicable Asset Purchase and License Agreement), after the IVT Closing, with respect to the IVT Assets, and after an Oral DME Closing, with respect to the Oral DME Assets, Merck shall have sole responsibility for pharmacovigilance reporting to Third Parties, including any Regulatory Authorities, with respect to the IVT Compounds, Oral DME Compounds or Products, as applicable.

4.5Diligence by Merck.

(a)Following the IVT Closing and continuing through the end of the Diligence Period (as defined below), and subject to Section 4.5(b), Merck shall use Diligent Efforts to develop, obtain Regulatory Approval for and Commercialize one (1) IVT Product, if the IVT Closing has occurred. Following the Oral DME Closing and continuing through the end of the Diligence Period (as defined below), and subject to Section 4.5(b), Merck shall use Diligent Efforts to develop, obtain Regulatory Approval for and Commercialize one (1) Oral DME Product, if an Oral DME Closing has occurred.  Merck shall perform its activities under this Agreement in good scientific manner. Within [***] after each of June 30 and December 31 of each year following an Applicable Closing until (a) if Merck only

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exercised the IVT Option, then the First Commercial Sale of an IVT Product, (b) if Merck only exercised the Oral DME Option, then the First Commercial Sale of an Oral DME Product or (c) if Merck exercised both Options, then upon the First Commercial Sale of the first IVT Product and the First Commercial Sale of the first Oral DME Product (such applicable period, clause (a) through (c), the “Diligence Period”), Merck shall prepare and provide KalVista with a summary written report of Merck’s development activities conducted under this Agreement with respect to the IVT Product or the Oral DME Product, as applicable, and the results thereof, through the date of such report.  The obligations of Merck set forth in this Section 4.5(a) are the only diligence obligations of Merck or its Affiliates with respect to the Products, and except for such obligations, the development, manufacture, regulatory approval or Commercialization of any Product shall be in Merck’s sole discretion.  Any information provided by Merck to KalVista pursuant to this Section 4.5(a) shall be deemed to be Merck’s Confidential Information.

(b)Notwithstanding any provision of this Agreement to the contrary, Merck shall be relieved of the obligations set forth in Section 4.5(a) with respect to an IVT Product or Oral DME Product, as applicable, to the extent that (i) Merck or its Affiliates or KalVista or its Affiliates receives or generates any safety, tolerability or other data reasonably indicating, as measured by Merck’s safety and efficacy evaluation criteria and methodology, or signalling that the applicable IVT Product or Oral DME Product has or would have an unacceptable risk-benefit profile or is otherwise not reasonably suitable for continuation of clinical trials; or (ii) Merck or its Affiliates or KalVista or its Affiliates receives any notice, information or correspondence from any applicable Regulatory Authority, or any applicable Regulatory Authority takes any action, that reasonably indicates that the applicable IVT Product or Oral DME Product is unlikely ultimately to receive Regulatory Approval.  For clarity, in the case that the events or circumstances described in the foregoing clause (i) or (ii) apply to only one class of Products (e.g., IVT Products), it will not relieve Merck of the obligations under Section 4.5(a) with respect to the other class of Products (e.g., Oral DME Products).

(c)KalVista understands and acknowledges that Merck may have present or future initiatives or opportunities, including initiatives or opportunities with its Affiliates or Third Parties, involving products, programs, technologies or processes that are similar to, and in some instances may compete with, an IVT Compound, an Oral DME Compound, a Product, program, technology or process covered by this Agreement. Subject to compliance with Section 11.3(b), KalVista acknowledges and agrees that nothing in this Agreement or any other Transaction Document will be construed as a representation, warranty, covenant, agreement or inference that Merck will not itself develop, manufacture or Commercialize or enter into business relationships with one or more of its Affiliates or Third Parties to develop, manufacture or Commercialize products, programs, technologies or processes that are similar to or that may compete with any IVT Compound, Oral DME Compound, Product, program, technology or process covered by this Agreement.

4.6Right of First Negotiation.  In the event that, following the IVT Closing, with respect to the IVT Assets, or an Oral DME Closing, with respect to the Oral DME Assets, Merck proposes to sell, assign, transfer, exclusively license or otherwise dispose of (“Transfer”) all or substantially all of the applicable Assets then owned by Merck or its Affiliates (the “RoFN Assets”) to a Third

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Party, then, subject to this Section 4.6, Merck shall deliver to KalVista a [***]. For the avoidance of doubt (a) this Section 4.6 shall not apply [***], and (b) [***].

4.7Third Party Obligations.  Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, KalVista shall be responsible for all financial obligations to Third Parties owing under agreements entered into by KalVista prior to the exercise of the applicable Option with respect to any IVT Compound, Oral DME Compound or Product, except to the extent that Merck assumes any such obligation at or following the Applicable Closing under the applicable Asset Purchase and License Agreement.

ARTICLE 5

EXPIRATION OF OPTION PERIOD

WITHOUT AN APPLICABLE CLOSING

5.1Responsibilities In The Event of No Option Exercise Or No Applicable Closing. Following the Collaboration, in the event that Merck does not make an Option Exercise within the applicable Option Periods or, if Merck does make an Option Exercise, an Applicable Closing does not occur, then, on an Option-by-Option basis, all rights granted to Merck under this Agreement to acquire the rights to the underlying Products shall terminate and KalVista shall retain all rights to such Products; provided that the foregoing shall not affect any other rights or remedies Merck may have under this Agreement or any other Transaction Document.

5.2Regulatory Affairs In The Absence of An Option Exercise Or Applicable Closing.  Merck covenants that, on an Option-by-Option basis, following expiration of the applicable Option Period without Merck having made an Option Exercise or, if Merck does make an Option Exercise, the failure of an Applicable Closing to occur, Merck shall not submit any Regulatory Documentation or Regulatory Filings or have any meetings or correspondence with any Regulatory Authorities regarding the applicable Products, except to the extent that Merck would otherwise have a right to do as an independent company outside of this Agreement.

5.3Joint IP.  Following the Collaboration, in the event that Merck does not make an Option Exercise within the applicable Option Periods or, if Merck does make an Option Exercise, an Applicable Closing does not occur, each Party shall have the right, without any duty of accounting, to freely exploit, transfer, license or encumber its rights in any Joint Invention (or the Patent and other intellectual property rights therein) without the consent of, or compensation or accounting to, the other Party.

ARTICLE 6

CONSIDERATION

6.1Upfront Payment.  Within [***] following the Effective Date, Merck shall pay to KalVista the following three non-refundable non-creditable payments (collectively the “Upfront Payment”):

(a)thirty million dollars ($30,000,000) [***];

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(b)three and a half million dollars ($3,500,000) [***]; and

(c)three and a half million dollars ($3,500,000) [***].

6.2Option Exercise Fee; Maintenance Fee.

(a)If Merck makes an Option Exercise for the IVT Option (i) Merck shall make a one-time, noncreditable and nonrefundable payment of [***] at the IVT Closing, in accordance with the terms and conditions of the IVT Asset Purchase and License Agreement, and (ii) within [***] following the Option Exercise for the IVT Option, the Parties shall execute the IVT Asset Purchase and License Agreement attached hereto as Exhibit E (the “IVT Asset Purchase and License Agreement”).

(b)If Merck makes an Option Exercise for the Oral DME Option (i) Merck shall make a one-time, noncreditable and nonrefundable payment of [***] at the first Oral DME Closing, in accordance with the terms and conditions of the Oral DME Asset Purchase and License Agreement, and (ii) within [***] following the Option Exercise for the Oral DME Option, the Parties shall execute the Oral DME Asset Purchase and License Agreement attached hereto as Exhibit F (the “Oral DME Asset Purchase and License Agreement”).

(c)Merck shall pay to KalVista an Oral DME Option maintenance fee [***] to be paid as follows depending on the applicable scenario [***]:

(1)[***];

(2)[***]; or

(3)[***]

6.3Earnout Milestone Payments.

(a)Provided that the IVT Closing occurs, Merck shall pay KalVista each of the following non-refundable and non-creditable milestone payments, but only once, for the first time that such milestone event is achieved under this Agreement:

(1)[***].

(2)[***].

(3)[***].

(b)Provided that an Oral DME Closing occurs, Merck shall pay KalVista each of the following non-refundable and non-creditable milestone payments, but only once, for the first time that such milestone event is achieved under this Agreement:

(1)[***].

(2)[***].

[***]Confidential Treatment Requested.

(c)For the avoidance of doubt, under no circumstances shall (i) any one of milestones set forth in Sections 6.3(a) or 6.3(b) be paid more than once, regardless of the number of times such milestones may be achieved by the same or different Products, or (ii) annual Net Sales of multiple IVT Products be aggregated for purposes of milestones (2) or (3) set forth in Section 6.3(a).

6.4Notice of Achievement of Milestone Events and Payment of Milestone Payments.  In the case that the IVT Closing occurs, Merck shall notify KalVista within [***] after the occurrence of any milestone event described in Section 6.3(a) above and, subject to Section 6.8, shall pay the applicable milestone payment within [***] (if the milestone event in Section 6.3(a)(1) shall have occurred) or [***] (if the milestone event in Section 6.3(a)(2) or (3) shall have occurred), in each case, after the occurrence of such milestone event. In the case that an Oral DME Closing occurs, Merck shall notify KalVista within [***] after the occurrence of any milestone event described in Section 6(b) above and, subject to Section 6.8, shall pay the applicable milestone payment within [***] after the occurrence of such milestone event. Any dispute that relates to whether or not a milestone event has occurred shall be referred to and resolved pursuant to Section 13.14.

6.5Royalty Obligations.  In the event of an Applicable Closing occurs, Merck shall pay KalVista, on an applicable Product-by-Product and country-by-country basis, during the Royalty Term, a running earned royalty as set forth in this Section 6.5.

(a)Royalty Rates. Merck shall pay KalVista royalties in an amount equal to the following percentage of Net Sales of the applicable IVT Product and aggregate Net Sales of all Oral DME Products:

Annual Net Sales of an IVT Product:	Royalty Rate Applicable to Such Product’s Annual Net Sales:
Less than or equal to $[***]:	[***]
Greater than $[***]:	[***]

Aggregate Annual Net Sales of all Oral DME Products:	Royalty Rate Applicable to Such Product’s Annual Net Sales:
Less than or equal to $[***]:	[***]
Greater than $[***], but less than or equal to $[***]:	[***]
Greater than $[***], but less than or equal to $[***]:	[***]

[***]Confidential Treatment Requested.

Greater than $[***]:	[***]

(b)Certain Adjustments.

(1)Generic Products.  If, in any country in the Territory in which a Generic Product and a Product are sold, the [***] of such Product in such country in any [***] during the Royalty Term equal less than [***] of the [***] of such Product in such country during the [***] immediately prior to the [***] in which a Generic Product first was sold in such country, then, for such Product in such country, the royalty rate to be paid by Merck under Section 6.5(a) for such [***] shall be [***].

(2)Third Party Licenses.  If Merck enters into an agreement with a Third Party in order to obtain a license or other right to a Patent or other intellectual property right of such Third Party that covers the formulation, composition of matter or use of the IVT Compound or Oral DME Compound contained in a Product in any country in the Territory that Merck, in its reasonable discretion, determines is required for Merck to develop or Commercialize such Product, IVT Compound or Oral DME Compound, as applicable, in such country, then Merck shall be entitled to deduct from any sales-based milestones payable pursuant to Section 6.3 or royalties payable pursuant to Section 6.5(a) with respect to such Product in such country an amount equal to fifty percent (50%) of all sales-based milestone payments and royalties paid to such Third Party in respect of such agreement, in each case, to the extent reasonably allocable to such Third Party license or right; provided, however, that Merck shall not reduce the amount of the sales-based milestones or royalties theretofore paid or then payable to KalVista pursuant to Section 6.3 or Section 6.5(a), respectively, by reason of this Section 6.5(b)(2), with respect to sales of a Product in a country, to less [***] of the sales-based milestone or royalties that would otherwise be due pursuant to Section 6.3 or Section 6.5(a), respectively (as adjusted by Section 6.5(b)(1), if applicable) (the “Third Party License Floor”); provided, further, that any amount not so applied to reduce such sales-based milestones or royalties as a result of the Third Party License Floor shall be carried forward and applied to reduce any subsequent payments of sales-based milestones or royalties owed to KalVista pursuant to Section 6.3 or Section 6.5(a), respectively, taking into account the Third Party License Floor at such time.

(3)Compulsory Licenses.  If a compulsory license is granted to a Third Party with respect to a Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 6.5(a) (as adjusted by Section 6.5(b)(1) or (2), if applicable), then the royalty rate to be paid by Merck on Net Sales of such Product in such country under Section 6.5(a) shall be reduced to the rate paid by the compulsory licensee.

All reductions set forth in this Section 6.5(b) shall be applied to the royalty rate payable to KalVista under Section 6.5(a) in the order in which the event triggering such reduction occurs.

(c)All royalties payable pursuant to this Section 6.5 are subject to the following conditions:

(1)only one royalty shall be due with respect to the same unit of Product;

[***]Confidential Treatment Requested.

(2)no royalties shall be due upon the sale or other transfer among Merck and the Permitted Sellers, but in such cases the royalty shall be due and calculated upon Merck’s or the Permitted Sellers’ Net Sales to the first independent Third Party that is not a Permitted Seller;

(3)no royalties shall accrue on the sale or other disposition of Product by Merck or the Permitted Sellers for use in a clinical trial; and

(4)no royalties shall accrue on the disposition of Product in reasonable quantities by Merck or the Permitted Sellers as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

6.6Royalty Term.  Royalties under Section 6.5 shall be payable on a country-by-country basis beginning upon the First Commercial Sale of a Product in a country in the Territory until the later of (i) the expiration of the last to expire Valid Patent Claim in such country or (ii) the [***] anniversary of the First Commercial Sale of that Product in that country (the “Royalty Term”).

No Guarantee of Success

6.8.  Merck and KalVista acknowledge and agree that the payments to KalVista pursuant to Section 6.3 and Section 6.5: (a) have been included in this Agreement on the basis that they are only payable if the conditions to payment in Section 6.3 or Section 6.5, as applicable, are satisfied; (b) are solely intended to allocate monetary amounts between the Parties if payment is required pursuant to the terms of Section 6.3 or Section 6.5; (c) are not intended to be used and will not be used as a measure of liquidated damages if this Agreement is terminated for any reason, including pursuant to Merck’s right to terminate hereunder, before any such success is achieved and such amounts become due; and (d) will only be triggered, and will only be relevant as provided, in accordance with the terms and conditions of such provisions.  Merck and KalVista further acknowledge and agree that nothing in this Agreement will be construed as representing any estimate or projection of (i) the successful development or Commercialization of any Product under this Agreement, (ii) the number of Products that will or may be successfully developed or Commercialized under this Agreement, or (iii) the damages, if any, that may be payable if this Agreement is terminated for any reason.  Merck makes no representation, warranty or covenant, either express or implied, that (A) it will successfully develop, manufacture or Commercialize or continue to develop, manufacture or Commercialize any Product in any country, other than as expressly required under Section 4.5(a), or (B) Merck will devote, or cause to be devoted, any level of diligence or resources to developing or Commercializing any Product in any country, or generally worldwide, other than as expressly required under Section 4.5(a).

6.8[***]

ARTICLE 7

RECORDS; REPORTS AND PAYMENTS

7.1Royalty Reports. Within [***] after the end of each calendar quarter during the Term following the First Commercial Sale of a Product, Merck shall furnish to KalVista a written report showing the gross sales of all Products subject to royalty payments sold by Merck or the Permitted

[***]Confidential Treatment Requested.

Sellers in the Territory during the reporting period, the calculation of Net Sales from such gross sales (including the aggregate amount of deductions) and the royalties payable under this Agreement.  Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. All royalties shown to have accrued by each royalty report provided under this Section 7.1 shall be payable on the date such royalty report is due.

7.2Payment Method.  All payments from Merck to KalVista hereunder shall be made by electronic wire transfer in immediately available funds to the account set forth on Exhibit G or another account designated by KalVista in writing at least [***] prior to payment thereof.  Subject to Section 7.4, all payments shall be made in U.S. dollars.

7.3Taxes.

(a)KalVista shall pay any and all taxes levied on any payments it receives under this Agreement.  If Applicable Law requires that taxes be withheld, Merck shall (i) deduct those taxes from the remittable payment, (ii) pay the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to KalVista within [***] following that tax payment.  Any such payments made by Merck shall be treated as having been made to KalVista under this Agreement.

(b)For U.S. federal and state income tax purposes, the Parties agree to treat the amounts payable under Section 6.1(a) as paid for the provision of services or the license of certain intellectual property rights and related know-how and the amounts described in Sections 6.1(b) and 6.1(c) as option premiums with respect to the IVT Option and Oral DME Option, and shall file their respective Tax returns consistently with the foregoing treatment.

7.4Blocked Currency.  In each country where the local currency is blocked and cannot be removed from the country, payments to be made pursuant to this Agreement regarding such country shall be paid in that country in local currency by electronic deposit in a local bank designated by KalVista, unless the Parties otherwise agree.

7.5Foreign Exchange.  Conversion of sales recorded in local currencies to U.S. dollars will be done at a monthly rate of exchange utilized by Merck in its worldwide accounting system prevailing on the third to the last business day of the month preceding the month in which such sales are recorded by Merck.

7.6Records; Inspection; Audit.  During the period in which Merck is required to furnish to KalVista royalty reports pursuant to Section 7.1 and for [***]thereafter:

(a)Upon the written request of KalVista, but not more than once in any calendar year, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by KalVista and reasonably acceptable to Merck, at KalVista’s expense (except as set forth in Section 7.6(f)), to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any calendar year ending not more than [***] prior to the date of such request.  The accounting firm shall disclose to KalVista only

[***]Confidential Treatment Requested.

whether the royalty reports are correct or incorrect and the amount of any discrepancy.  No other information shall be provided to KalVista.

(b)If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within [***] of the date KalVista delivers to Merck such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties.

(c)Merck shall include in each licensee and sublicense granted with respect to a Product a provision requiring the licensee or sublicensee to make reports to Merck, to keep and maintain records of sales made pursuant to such license or sublicense and to grant access to such records by KalVista’s independent accountant to the same extent required of Merck under this Agreement.

(d)Upon the expiration of [***] following the end of any calendar year, the calculation of royalties payable with respect to such calendar year shall be binding and conclusive upon KalVista, and Merck and its Affiliates shall be released from any liability or accountability with respect to royalties for such calendar year.

(e)KalVista shall treat all financial information subject to review under this Section 7.6 or under any license or sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck or its Affiliate containing customary confidentiality and non-use provisions.

(f)The costs of any audit conducted under this Section 7.6 shall be at the expense of KalVista unless a variation or error in favor of Merck exceeds the greater of (i) [***] of the aggregate amount stated for the period covered by such audit and (ii) [***] is established in the course of such audit, whereupon all costs relating to such audit for such period will be paid promptly by Merck.

ARTICLE 8

INDEMNIFICATION

8.1Cross Indemnification.  Each Party hereby agrees to indemnify, defend and hold harmless the other Party and its Affiliates and their respective directors, officers, agents and employees (the “Indemnitees”) from and again, and shall pay and reimburse each of them for, any and all damages, liabilities, expenses, judgments, awards, penalties, fines or loss and costs or expenses incurred in connection therewith, including reasonable legal expenses and reasonable attorneys’ fees and reasonable amounts paid in settlement (“Losses”), incurred or sustained by, or imposed upon, such Indemnitee based upon, arising out of, with respect to or by reason of an Action brought by a Third Party (each, a “Claim”) to the extent arising from: (i) any inaccuracy in or breach by such Party or its Affiliates of a representation or warranty made by such Party contained in this Agreement; (ii) any breach of this Agreement by such Party or its Affiliates; or (iii) the negligence, willful misconduct or fraud of such Party or its Affiliates in the performance of this Agreement; except to the extent such Losses result from (1) any inaccuracy or breach by the

[***]Confidential Treatment Requested.

other Party or its Affiliates of a representation or warranty made by such other Party contained in this Agreement; (2) any breach of this Agreement by the Indemnitee; or (3) the gross negligence, willful misconduct or fraud of the Indemnitee in the performance of this Agreement.

8.2Notice of Request for Indemnification. In the event that an Indemnitee is seeking indemnification under Section 8.1 with respect to any action made or brought by a Third Party (a “Third Party Claim”), it shall inform the indemnifying Party of such Third Party Claim as soon as reasonably practicable after it receives notice of such Third Party Claim (provided, however, that the failure to inform the indemnifying Party as soon as reasonably practicable shall not relieve the indemnifying Party of its indemnification obligations, except and to the extent that the indemnifying Party is actually prejudiced by reason of such failure), shall permit the indemnifying Party to assume direction and control of the defense of such Third Party Claim (including the right to settle such Third Party Claim solely for monetary consideration and provided that such settlement includes a full release of the indemnified Party); provided that the indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if such Third Party Claim (a) seeks any relief other than monetary damages, (b) has been brought by or on behalf of any Governmental Authority or in connection with taxes or any criminal or regulatory enforcement action, (c) is reasonably likely to result in a regulatory enforcement action by a Governmental Authority against the indemnified Party, or (d) relates to the intellectual property rights of the indemnified Party. The indemnified Party shall cooperate with the indemnifying Party (at the expense of the indemnifying Party) in the defense of such Third Party Claim in all reasonable respects.  The indemnified Party shall have an independent right to be present in person or through counsel of its own choosing in all legal proceedings with respect to such Third Party Claim and to independently defend itself, such legal representation of the indemnified Party being at the sole expense of the indemnifying Party.

8.3Limitation on Liability.  IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES, OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE ARISING OUT OF THIS AGREEMENT, EXCEPT WITH RESPECT TO ANY SUCH LOSSES (a) ACTUALLY AWARDED TO A THIRD PARTY IN RESPECT OF THIRD PARTY CLAIMS INDEMNIFIED HEREUNDER OR (b) ARISING OUT OF OR BASED ON A PARTY’S FRAUD OR WILLFUL MISCONDUCT OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 10.

ARTICLE 9

INTELLECTUAL PROPERTY MATTERS

9.1Ownership of Inventions.  Inventorship of inventions (for the purpose of ownership) shall be determined according to the patent laws of the United States.

9.2Ownership of Joint Intellectual Property.  Subject to Section 9.1, as between the Parties, the Parties shall each own an equal, undivided interest in any and all:  (i) Information, Improvements and other inventions that are conceived, developed or otherwise made jointly by or

[***]Confidential Treatment Requested.

on behalf of KalVista or its Affiliates or its or their licensees or sublicensees, on the one hand, and Merck or its Affiliates or its or their licensees or sublicensees, on the other hand, in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable (“Joint Know-How”); and (ii) Patents (“Joint Patents”) and other intellectual property rights with respect to the Information, Improvements and inventions described in clause (i).  Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates, and its and their licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint Know-How or Joint Patents.

9.3Responsibility For Joint Patents. Merck shall have the right, but not the obligation, using counsel of its own choice, to prepare, file, prosecute and maintain any Joint Patents in the Territory, at its expense.  If, as between the Parties, Merck decides not to prepare, file, prosecute or maintain a Joint Patent in a country in the Territory, Merck shall provide reasonable prior written notice to KalVista of such intention and KalVista shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution and maintenance of such Joint Patent at KalVista’s sole cost and expense in such country, in which circumstance Merck shall provide KalVista with reasonable assistance in the preparation, filing, prosecution and maintenance of such Joint Patents.

9.4Responsibility For KalVista Patent Estate.

(a)KalVista shall keep Merck advised of the status of the actual and prospective KalVista Patent filings and upon Merck’s request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such KalVista Patent filings.

(b)KalVista shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any KalVista Patents.

(c)KalVista shall, within [***] after learning of such event, inform Merck of any request for, or filing or declaration of, any interference, opposition, reissue or reexamination relating to any KalVista Patent. The JPC shall thereafter consult to determine a course of action with respect to any such proceeding. Merck shall have the right to review and approve any submission to be made in connection with such proceeding.

(d)KalVista shall not initiate any reexamination, interference or reissue proceeding relating to KalVista Patents without the JPC’s prior review and approval.

(e)In connection with any interference, opposition, reissue, or reexamination proceeding relating to KalVista Patent rights, Merck and KalVista will cooperate fully and will provide each other, and the JPC, with any information or assistance that either may reasonably request. KalVista shall keep Merck informed of developments in any such action or proceeding, including, to the extent permissible by Applicable Law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

[***]Confidential Treatment Requested.

(f)KalVista shall bear the expense of any interference, opposition, reexamination, or reissue proceeding relating to KalVista Patent rights.

(g)After expiration of the applicable Option Period without Merck making an Option Exercise or if Merck does exercise the applicable Option and the Applicable Closing does not occur, all rights granted to Merck under this Agreement to acquire the portion of the KalVista Patent Estate applicable to the IVT Compounds or Oral DME Compounds, as applicable, shall terminate and KalVista shall retain all rights such portion of the KalVista Patent Estate.

9.5Enforcement and Defense. KalVista shall give Merck prompt written notice of (a) any infringement of KalVista Patent rights, or (b) any misappropriation or misuse of any Intellectual Property Rights or Common IP, in each case that comes to KalVista’s attention.  The JPC shall thereafter consult to determine a course of action, including the commencement of legal action by KalVista with respect to such infringement or misappropriation.

ARTICLE 10

CONFIDENTIALITY

10.1Nondisclosure of Confidential Information.  All Information disclosed by or on behalf of one Party to the other Party pursuant to this Agreement, any other Transaction Document or the Collaboration shall be “Confidential Information.”

(a)All Information specific to the Products shall be presumed to be Confidential Information and both Parties shall use reasonable efforts to maintain the confidentiality of such Confidential Information; provided that, (i) following the IVT Closing, all Information specific to the IVT Products, or, following an Oral DME Closing, all Information specific to the Oral DME Products, shall be deemed to be Confidential Information of Merck and shall be treated in accordance with Section 10.1(b) as information received by KalVista and (ii) Oral DME Data shall be deemed to be the Confidential Information of the Party that owns such Oral DME Data, taking into account Section 6.8. For sake of clarity, Information shall be viewed to be specific to the Products only to the extent such Information is not also applicable to development, manufacturing or Commercialization activities of other pharmaceutical products.

(b)The Parties agree that during the Term, and for a period of [***] thereafter, a Party receiving Confidential Information of the other Party will (i) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary business information of similar kind and value (but at a minimum each Party shall use commercially reasonable efforts), (ii) not disclose such Confidential Information to any Third Party without prior written consent of the other Party, and (iii) not use, or permit the use of, such Confidential Information for any purpose except those expressly permitted by this Agreement.  From and after the IVT Closing, all Information related to the IVT Assets shall be deemed to have been disclosed by Merck and received by KalVista,

[***]Confidential Treatment Requested.

and, from and after an Oral DME Closing, all Information related to the Oral DME Assets shall be deemed to have been disclosed by Merck and received by KalVista.

10.2Exceptions.  The obligations in Section 10.1 shall not apply with respect to any portion of the Confidential Information that the receiving Party can show by competent written proof:

(a)is publicly disclosed by the disclosing Party, either before or after it is disclosed to the receiving Party hereunder;

(b)was known to the receiving Party, without obligation to keep it confidential, prior to disclosure by the disclosing Party;

(c)is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof and without obligation to keep it confidential;

(d)has been published or becomes known publicly, or otherwise becomes part of the public domain by a Third Party through no act or omission of the other Party, its Affiliates or representatives; or

(e)has been independently developed by or on behalf of the receiving Party without the aid, application or use of all or any part of Confidential Information.

10.3Authorized Disclosure.  A Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)Complying with applicable court order, law, governmental regulations or the rules of any national securities exchange governing body or association; provided that, prior to such disclosure, the disclosing Party will notify the other Party in writing in a timely manner so that such other Party may seek a protective order or other appropriate remedy or, in such other Party’s sole discretion, waive compliance with the confidentiality provisions of this Agreement.  Each Party will cooperate in all reasonable respects in connection with any reasonable actions to be taken for the foregoing purpose.  In any event, the Party requested or required to disclose such Confidential Information may furnish it as requested or required pursuant to Applicable Law (subject to any such protective order or other appropriate remedy) without liability hereunder, provided that such Party furnishes only that portion of the Confidential Information which such Party is advised by its legal counsel is legally required, and such Party exercises reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information; and

(b)in connection with the performance of, or the exercise of rights or remedies under, this Agreement and the other Transaction Documents, or disclosure to potential partners, licensees, research collaborators, investors, employees, consultants, or agents, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this ARTICLE 10.

The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties.  Such terms may be disclosed by a Party to investment bankers, investors, potential investors, lenders and other financing parties, provided that they are bound by

[***]Confidential Treatment Requested.

similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this ARTICLE 10.  In addition, a copy of this Agreement and any other Transaction Document may be filed by either Party or its Affiliates with the U.S. Securities and Exchange Commission or equivalent securities agency if such filing is, in the reasonable opinion of such Party’s legal counsel, required by Applicable Law.  Before filing this Agreement, any other Transaction Document or any of the terms hereof or thereof pursuant to this paragraph, the Parties will consult with one another on the terms of this Agreement or such other Transaction Document to be redacted in making any such filing, with the Party that is required, or whose Affiliate is required, to file this Agreement or such other Transaction Document providing as much advanced notice as is feasible under the circumstances, and considering in good faith the comments of the other Party. In connection with any such filing, such Party shall endeavour, at its own expense, to obtain confidential treatment of such terms reasonably requested by the other Party and other trade secret information to the extent permitted by such securities agency.

10.4Confidentiality Agreement.  The Confidentiality Agreement shall terminate and be of no further force and effect upon execution of this Agreement.

10.5Securities Laws. Merck hereby acknowledges that it is aware that the common stock of Parent is publicly traded as of the Effective Date and that the United States federal securities laws prohibit Persons that have material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell such securities.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES AND COVENANTS

11.1Representations and Warranties of the Parties.  Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

(a)Such Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization;

(b)Such Party has the full organizational power and is duly authorized to enter into, execute and deliver this Agreement, and to carry out and otherwise perform its obligations hereunder;

(c)This Agreement has been duly executed and delivered by, and, assuming the due execution and delivery hereof by the other Party, is the legal and valid obligation of, and is enforceable against, such Party (except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other Applicable Law of general application relating to or affecting the enforcement of creditors rights’ generally), and the entry into, the execution and delivery of, and the carrying out and other performance of its obligations under this Agreement by such Party (i) does not conflict with, or contravene or constitute any default under, any agreement, instrument or understanding, oral or written, to which it is a party, and (ii) does not violate any governing

[***]Confidential Treatment Requested.

document of such Party, Applicable Law or any judgment, injunction, order or decree of any Governmental Authority having jurisdiction over it; and

(d)Such Party does not, to its knowledge, employ and will not, to its knowledge, employ, or use, a Person that has been debarred by a Regulatory Authority in any country in the Territory.  Further, such Party, to its knowledge, does not employ and, to its knowledge, has not used a contractor or consultant that has employed, any individual or entity debarred by a Regulatory Authority in any country in the Territory, or, to the knowledge of such Party, any Person which is subject of any such debarment investigation or proceeding.

11.2Representations and Warranties of KalVista.  KalVista hereby represents and warrants to the Merck that, as of the Effective Date (except, with respect to (d) below, to the extent such representations and warranties speak expressly as of an earlier date):

(a)KalVista has the right and authority to consummate the transactions contemplated by the IVT Asset Purchase and License Agreement and the Oral DME Asset Purchase and License Agreement;

(b)There are no pending or, to KalVista’s knowledge, threatened actions, suits, investigations, claims or proceedings relating to the Intellectual Property Rights, the Common IP or the Assets existing as of the Effective Date;

(c)KalVista has disclosed to Merck all material Information regarding the Products, the IVT Compounds and the Oral DME Compounds in KalVista’s or its Affiliates’ possession, including all safety data and information; and

(d)Except as set forth in the applicable Sections of the Initial Schedules, each of the representations and warranties set forth in Section 4.6 (Title to Assets), Section 4.7 (Intellectual Property), Section 4.9 (Legal Proceedings; Governmental Orders); Section 4.10 (Compliance with Laws); and Section 4.11 (Regulatory Matters) of each of the Asset Purchase and License Agreements, as incorporated herein by reference (together with any defined terms used therein), mutatis mutandis, are true and correct, with references therein to the (i) Updated Schedules being deemed to mean the Initial Schedules delivered pursuant to Section 3.3(a) of this Agreement and (ii) Agreement Date being deemed to mean the Effective Date.

It is acknowledged and agreed that the listing of the Section 4.7 Contracts in the Initial Schedules shall not be deemed to modify or amend the representations and warranties of KalVista set forth in this Section 11.2 other than the representations and warranties of KalVista set forth in Section 4.7(g) and Section 4.7(h) of each of the Asset Purchase and License Agreements, as incorporated herein through Section 11.2(d).

11.3Exclusivity Covenants

(a)Exclusivity Covenants of KalVista and Parent. [***]

(b)Exclusivity Covenant of Merck.  [***].

[***]Confidential Treatment Requested.

(c)Acknowledgements.  [***]

11.4Operational Covenants of KalVista.

(a)During the Term, KalVista shall not, and it shall not permit any of its Affiliates to:

(1)take any action that would interfere with or impede the Options or Merck’s ability to make an Option Exercise and consummate the transactions contemplated by this Agreement or the other Transaction Documents, except with respect to enforcement of the terms of this Agreement as a result of a breach of this Agreement by Merck;

(2)mortgage, pledge, or otherwise cause any Assets to be made subject to any Encumbrance, other than Permitted Encumbrances (each as defined in the Asset Purchase and License Agreements);

(3)sell, transfer, assign, license or otherwise dispose of any Assets, except for any contract granting non-exclusive licenses to contract research organizations, contract manufacturing organizations and other contractors engaged on behalf of KalVista in manufacturing or development activities with respect to the IVT Compounds, the Oral DME Compounds or any Product in connection with the Collaboration;

(4)fail to keep in full force and effect all insurance policies covering the Assets, or amend any such policy to materially reduce the coverage thereunder with respect to the Assets;

(5)materially amend, modify or supplement any Clinical Development Plan or the requirements for a Data Package; or

(6)contract, authorize, agree or commit to take any of the actions described in the foregoing.

(b)This Section 11.4 shall not apply with respect to any Assets for which Merck does not make an Option Exercise within the applicable Option Period or, if Merck does make an Option Exercise, an Applicable Closing does not occur.

11.5Nonsolicitation Covenants of KalVista and Parent.

(a)During the Term, neither KalVista nor Parent shall, nor shall either authorize, instruct or permit any of its Affiliates, equityholders, officers, directors, managers or employees or any investment banker, attorney or other advisor or representative retained by it to, (i) [***] inquiries, proposals, offers or negotiations with respect to, or the submission of, any Competing Transaction Proposal or any inquiry, offer or proposal that is intended to or could reasonably be expected to lead to a Competing Transaction Proposal, (ii) [***] any non-public information with respect to, or take any other action intended or reasonably expected to facilitate the making of any inquiry, offer

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or proposal to KalVista, Parent or any of their respective Affiliates that constitutes, or could reasonably be expected to lead to, any Competing Transaction Proposal other than to state that they are not permitted to have discussions and to refer to this Agreement, (iii) [***] or (iv) resolve to propose or agree to do any of the foregoing.

(b)If, during the Term, KalVista, Parent or any of their respective Affiliates (including any of their officers and directors) or, to the knowledge of KalVista or Parent, any employee, investment banker, attorney or other advisor or representative retained by it, is contacted by any Person expressing an interest in discussing a Competing Transaction Proposal, KalVista shall promptly (and in all events within [***] after becoming aware of such contact) advise Merck orally and in writing of the receipt of any Competing Transaction Proposal, inquiry or indication of interest that could lead to a Competing Transaction Proposal, or request for non-public information, and the material terms and conditions of any such Competing Transaction Proposal, inquiry, indication of interest or request, and the identity of the Person making any such Competing Transaction Proposal, inquiry, indication of interest or request (including an accurate and complete copy thereof); provided, however, that KalVista’s obligations under this Section 11.5(b) shall not apply if and to the extent that KalVista is prohibited from providing such notice or information to Merck pursuant to agreements with Third Parties entered into prior to the Effective Date.

(c)This Section 11.5 shall not apply with respect to any Assets for which Merck does not make an Option Exercise within the applicable Option Period or, if Merck does make an Option Exercise, an Applicable Closing does not occur.

ARTICLE 12
Term of Agreement

12.1Term of Agreement.  The term of this Agreement (the “Term”) shall commence on the Effective Date and continue in full force and effect until the earlier of (a) Merck giving written notice to KalVista of its desire to terminate (i) this Agreement, with respect to all Assets, (ii) the IVT Option, solely with respect to the IVT Assets (but not with respect to the Oral DME Option or Oral DME Assets), or (iii) the Oral DME Option, solely with respect to the Oral DME Assets (but not with respect to the IVT Option or IVT Assets), (b) if Merck has not exercised either Option, expiration of the last to expire of the Option Periods, (c) if Merck has exercised the IVT Option, the IVT Closing (or, if the IVT Closing fails to occur, the termination of the IVT Asset Purchase and License Agreement), solely with respect to the IVT Assets and the Collaboration with respect to the IVT Assets (but not with respect to the Oral DME Assets or the Collaboration with respect to the Oral DME Assets), (d) if Merck has exercised the Oral DME Option, the Oral DME Closing (or, if the Oral DME Closing fails to occur, the termination of the Oral DME Asset Purchase and License Agreement), solely with respect to the Oral DME Assets and the Collaboration with respect to the Oral DME Assets (but not with respect to the IVT Assets or the Collaboration with respect to the IVT Assets), and (e) the fifth anniversary of the date on which KalVista, in compliance with its obligations under Section 2.8, has ceased all research and development of IVT Compounds, Oral DME Compounds and Products.

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12.2Termination for Cause.  KalVista may terminate this Agreement based on the material breach of any material provision of this Agreement by Merck if Merck has not cured such breach within [***] after receipt of express written notice thereof; provided that KalVista shall not have the right to so terminate this Agreement if such breach by Merck resulted from a breach by KalVista of any provision of this Agreement.

12.3Accrued Rights and Liability The expiration or termination of this Agreement or the rights and obligations with respect to obligations for a particular Product under this Agreement, shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such expiration termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

12.4Survival.  In the event of expiration or termination of this Agreement pursuant to Section 12.1 or Section 12.2, (a) the following provisions of this Agreement shall survive: ARTICLES 1, 5, 8, 10, 12 and 13 and Sections 9.2 and 9.3, (b) the following provisions of this Agreement shall survive with respect to the IVT Assets, if the IVT Closing has occurred, or the Oral DME Assets, if an Oral DME Closing has occurred: ARTICLES 4 and 7 and Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7 and 11.3 and (c) Section 6.8 shall survive if Merck then owns the Oral DME Data pursuant to such Section.

ARTICLE 13
MISCELLANEOUS

13.1Entire Agreement; Amendment.  This Agreement and the other Transaction Documents set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and of the other Transaction Documents and supersede and terminate all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof or of the other Transaction Documents other than as are set forth herein or therein.  No subsequent alteration, amendment, change or addition to this Agreement or any other Transaction Document shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

13.2Standard of Practice.  In conducting its respective development and Commercialization activities hereunder, each Party shall ensure that its Affiliates and its and their respective employees, and shall use its commercially reasonable efforts to ensure that its agents, clinical institutions and clinical investigators, comply in all material respects with the Applicable Laws, including all statutory and regulatory requirements applicable to the Products being developed under this Agreement.

13.3Governing Law.  Resolution of all disputes and claims arising out of or related to this Agreement, the other Transaction Documents or the performance, enforcement, breach or termination of this Agreement, the other Transaction Documents and any remedies relating

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thereto, shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules that would provide for application of the law of a jurisdiction outside Delaware.

13.4Notices. Any notice, claims and other communications required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes (a) upon receipt, if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered or (b) on the date of transmission, if sent by facsimile or e-mail of an Adobe™ Portable Document Format (“PDF”) document (with confirmation of transmission) if sent during the normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.  Unless otherwise specified in writing, the addresses, facsimile numbers and e-mail addresses of the Parties shall be as set forth below.

For Merck:                       Merck Sharp & Dohme Corp.

One Merck Drive

Whitehouse Station, NJ 08889-0100

Facsimile:  (908) 735-1246

Attention: Office of Secretary

With copies (which shall not constitute notice) to:

Merck Sharp & Dohme Corp.

2000 Galloping Hill Road

P.O. Box 539

Mailstop K-1-4161

Kenilworth, NJ 07033

Attention: Senior Vice President, Business Development

and

Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC  20001
Facsimile:  [***]

E-mail:  [***]
Attention:  [***]

For KalVista:KalVista Pharmaceuticals, Inc.

55 Cambridge Parkway, 9th Floor

Cambridge, MA 02142

E-mail:  [***]

Attention:  Chief Financial Officer

With a copy (which shall not constitute notice) to:

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Fenwick & West LLP

1191 2nd Ave, 10th Floor

Seattle, WA 98101

E-mail: [***]

Attn: Effie Toshav

13.5United States Dollars. References in this Agreement to “dollars” or “$” shall mean the legal tender of the United States of America.

13.6No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

13.7Assignment.

(a)During the Term, neither KalVista nor Merck may sell, assign, transfer, convey, license, sublicense, pledge, or otherwise dispose (collectively “assignment” as used in this Section 13.7) this Agreement or any rights or obligations under this Agreement without the prior written consent of the other, provided, that (a) a Party may make such an assignment without the other Party’s consent (i) to an Affiliate, or (ii) subject to Section 13.7(b), in the event of a Change of Control of such Party; and (b) Merck may make such an assignment without KalVista’s consent in connection with the transfer or sale of all or substantially all of its business or assets related to this Agreement; provided, in each case (clauses (a) and (b)), that such Affiliate, successor or assignee, as applicable, agrees in writing to be bound by the terms and conditions of this Agreement.  In addition, Merck may assign its rights and obligations under this Agreement to a Third Party where Merck or its Affiliate is required, or makes a good faith determination based on advice of counsel, to divest a Product in order to comply with Applicable Law or the order of any Governmental Authority as a result of a merger or acquisition; provided that the assignee expressly agrees in writing to be bound the terms and conditions of this Agreement. Any assignment not in accordance with this Section 13.7 will be void.  This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

(b)KalVista shall provide Merck with written notice of any Change of Control of KalVista or Parent within [***] following the earlier of the first public announcement of the execution of any agreement with respect to such transaction and the closing date of such transaction.  In the event of a Change of Control of KalVista or Parent where a Competitor (as defined below) has acquired the controlling interest in KalVista or Parent, then Merck shall have the right, in its sole and absolute discretion, by written notice delivered to KalVista (or its successor) at any time following the written notice contemplated by the foregoing sentence, to (i) disband the JSC, JPC, Joint Process Development Committee and any subcommittees of the foregoing and terminate the activities of the foregoing (in which case, (A) information to be provided by KalVista to Merck through the JSC, JPC, Joint Process Development Committee or any of subcommittees of the foregoing be provided directly to Merck, and (B) actions to be taken by the JSC, JPC, Joint Process Development Committee or any subcommittees of the

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foregoing shall thereafter be made by agreement of the Parties, with escalation in the event of disagreement to be made pursuant to Section 2.4(e)); (ii) limit its obligations to provide any reports hereunder to reporting only (A) Merck’s total royalty obligation (provided that, Merck will, if requested by KalVista, provide the royalty reports specified in Section 7.1 to an independent certified public accounting firm for auditing in accordance with Section 7.6) and (B) once annual development reports detailing the final results of any clinical trials conducted by Merck on Products; (iii) require KalVista or Parent, including the Competitor and its Affiliates, to adopt reasonable procedures to be agreed upon in writing with Merck to prevent the disclosure and authorized use of all Confidential Information of Merck, as well as other information possessed by KalVista and its Affiliates with respect to the development or Commercialization of any IVT Compound, Oral DME Compound or Product (collectively “Sensitive Information”) beyond KalVista personnel having access to and knowledge of Sensitive Information prior to such Change of Control and to control the dissemination of Sensitive Information disclosed after such Change of Control.  The purposes of such procedures shall be to strictly limit such disclosures to only those personnel having a need to know Sensitive Information in order for KalVista to perform its obligations under this Agreement and the other Transaction Documents and to prohibit the use of Sensitive Information for competitive reasons against Merck, the Permitted Sellers or any IVT Compound, Oral DME Compound or Product, including the use of Sensitive Information for the development or Commercialization of compounds or products that compete with any IVT Compound, Oral DME Compound or Product.  As used herein, a “Competitor” shall mean any Person that (x) together with its Affiliates, [***] or (y) [***].

13.8Counterparts.  This Agreement and any other Transaction Document may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A signed copy of this Agreement or any other Transaction Document delivered by facsimile or PDF file by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement or such other Transaction Document.

13.9Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement or any other Transaction Document.

13.10Severability.  If any one or more of the provisions of this Agreement or any other Transaction Document is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement or such other Transaction Document, as applicable, and shall not serve to invalidate any remaining provisions hereof or therefor or invalidate or render unenforceable such term or provision in any other jurisdiction.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement and the other Transaction Documents may be realized.

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13.11Ambiguities. Ambiguities, if any, in this Agreement or any other Transaction Document shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

13.12Headings.  The headings for each article and section in this Agreement and the other Transaction Documents have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

13.13No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any other Transaction Document or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement or such other Transaction Document, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

13.14Dispute Resolution. Except with respect to (i) matters that this Agreement or any other Transaction Document requires be finally determined by the JSC (or any subcommittee thereof) and (ii) disputes under Section 3.2 (Purchase Price Allocation) of the Asset Purchase and License Agreement, any dispute arising under or relating to this Agreement or any Transaction Document other than the Parent Guarantee, including any question regarding the existence, validity, breach or termination thereof (a “Dispute”), shall be fully and finally resolved in accordance with this Section 13.14.

(a)Either Party shall refer any such Dispute, by issuance of a written Notice in accordance with Section 13.4, to the Chief Executive Officer of KalVista and the Senior Vice President of Global Clinical Development of Merck Research Laboratories (the “Designated Senior Officers”) (or their designees), who shall promptly initiate discussions in good faith to resolve such Dispute.  If, in the sole opinion of either Party, such Dispute is not resolved by the Designated Senior Officers within [***] after the date upon which Notice of the Dispute has first been issued, such Dispute shall be resolved in accordance with Section 13.14(b).

(b)Subject to Section 13.14(a), any Dispute shall be referred to, and fully and finally resolved by a binding, non‑reviewable and non‑appealable alternative dispute resolution process in accordance with the then existing Non‑Administered Arbitration Rules of the International Institute for Conflict Prevention and Resolution, except where they conflict with this Section 13.14(b), in which case the provisions of this Section 13.14(b) shall apply.  The number of arbitrators shall be three.  The seat, or legal place, of arbitration shall be New York, New York.  All proceedings shall be held in English and a transcribed record prepared in English.  A transcript of the testimony adduced at the hearing shall be made and shall be made available to each Party.  The arbitral tribunal shall render a written opinion stating the reasons upon which any award is based.  The arbitral tribunal shall have the discretion to award to the prevailing Party all costs of the arbitration, including reasonable fees and expenses for attorneys, expert and other witnesses, and the tribunal, under the general principle that the prevailing Party should be entitled to such recovery consistent with the general degree to which it prevails.  Any arbitration award may be entered as a final judgment in any court having jurisdiction, and the Parties hereby consent to the jurisdiction of any federal or state court within the State of New York for this

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purpose.  Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute at any time as deemed necessary to protect either Party’s name or reputation, proprietary information, trade secrets, know-how or any other right.

(c)Each of the Parties hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

(d)EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY DOCUMENT OR LEGAL PROCESS IN ANY ACTION OR PROCEEDING RELATING TO ANY DISPUTE OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4.  NOTHING IN THIS SECTION 10.10 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

13.15Schedules, Exhibits and Attachments. All schedules, exhibits and attachments referred to herein or in any other Transaction Document are intended to be and hereby are specifically made part of this Agreement or such other Transaction Document, as applicable.  However, if there is a conflict between a term or condition of such schedules, exhibits and attachments and this Agreement or such other Transaction Document, the terms and conditions of this Agreement or such other Transaction Document, as applicable, shall prevail.

13.16Publicity. The Parties agree that KalVista shall be permitted to make a single public announcement of the execution of this Agreement which shall be in the form of the press release attached as Exhibit H.  Either Party shall have the right to disclose all or a portion of such press release at any time. Any further written publication, news release or other written public announcement relating to this Agreement, any other Transaction Document or the performance hereunder or thereunder shall require mutual agreement and first be reviewed and approved by both Parties; provided, however, that, subject to the last paragraph of Section 10.3, any disclosure which is required by Applicable Law as advised by the disclosing Party’s counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and the disclosing Party shall use commercially reasonable efforts to provide the other Party an opportunity to discuss and comment on the proposed disclosure and consider such comments in good faith before making such disclosure.  Except as provided by the foregoing, neither Party shall use the name(s) of the other Party or the other Party’s personnel who have participated in this Agreement or any other Transaction Document, or any abbreviation or variant thereof, in any press release or commercial advertisement or similar material, unless such Party obtains in advance the written consent of the named Party.

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13.17Third-Party Beneficiaries; Affiliates.  Except as expressly provided in Section 8.1 or Article VIII of the Asset Purchase and License Agreements, if applicable, this Agreement and the other Transaction Documents are for the sole benefit of the Parties and their respective successors and permitted assigns and no Third Party is intended or shall be deemed to be a beneficiary of any provision of this Agreement or any other Transaction Document.  Each Party acknowledges that their respective Affiliates may have certain obligations under this Agreement or another Transaction Document in the future, and each Party shall ensure that their respective Affiliates perform and otherwise comply with all such obligations.  Neither Party shall permit any of its Affiliates to take any action which, if taken by it, would violate such Party’s obligations hereunder or under any Transaction Document.

Expenses

13.19. Except as otherwise expressly provided herein or in any other Transaction Document, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the Party incurring such costs and expenses, whether or not Merck makes an Option Exercise or the Applicable Closing shall have occurred.

Equitable Remedies; Specific Performance

13.20.  The rights and remedies of the Parties shall be cumulative and not alternative, except as expressly provided in any Transaction Document.  Each of the Parties agrees that this Agreement and the other Transaction Documents are intended to be legally binding and specifically enforceable pursuant to their respective terms and that the Parties would be irreparably harmed if any of the provisions of this Agreement or the other Transaction Documents are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event.  Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at law, a non-breaching Party shall be entitled to seek injunctive relief to prevent breaches of this Agreement or the other Transaction Documents and to specifically enforce the terms and provisions hereof and thereof.  Each Party hereby irrevocably waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining such relief and (b) any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or thereof or injunctive relief in any action brought therefor by any other Party.

13.20Other Interpretive Matters.  In this Agreement and the other Transaction Documents, except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) the word “any” shall mean “any and all” unless otherwise clearly indicated by context; (e) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (f) any reference herein to any Person will be construed to include the Person’s successors and assigns; (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any

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particular provision hereof; (h) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (i) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (j) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail (except to the extent provided in Section 13.4) and instant messaging); (k) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (l) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; and (m) the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first set forth above.

Merck Sharp & Dohme Corp.

By:/s/ Benjamin Thorner_________________

Name:Benjamin Thorner

Title:Senior Vice President and Global Head of

Business Development & Licensing

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[Signature Page to Option Agreement]

KalVista Pharmaceuticals Limited

By:/s/ T. Andrew Crockett______________

Name:T. Andrew Crockett

Title:Chief Executive Officer

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Exhibit A

IVT Clinical Development Plan

[see attached.]

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Clinical Development Plan (CDP)Exhibit A

Activity Description

•KVD001: Proposed Clinical Development Plan

•Study Design: [***]

•Study Centers: [***]

•Primary Objective: [***]

•Study Treatment and Duration: [***]

•Study Population: [***]

•Study eye selection: [***]

•Efficacy Variables: [***]

•Primary Efficacy Endpoint: [***]

•Secondary Efficacy Endpoints: [***]

•Study Assessments: [***]

•Statistical Analysis: [***]

•

•Sample Size: [***]

•[***]

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Exhibit B

Data Package

[see attached.]

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DATA PACKAGE Exhibit B

Activity Description
•Toxicology Studies o[***]
Chemistry manufacturing and Control (CMC) STAGE I
I.A. API-Related Experimental Work Plan (Phase Mapping/Polymorph Screening) [***]
I. B. Final Step Chemistry/Process Understanding/Robustness – [***]
I. C. Formulation and Process development [***]
I. D. Analytical Development and Stability [***]
I.E. Audits – [***]
STAGE II
II.A. Technology Transfer (Drug Substance and Drug Product) [***]
II. B. Final Step Chemistry [***]
II.B. Process Understanding/Robustness [***]
II. C. Formulation and Process development [***]
II.D Analytical Development and Stability [***]

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Exhibit C

IVT Compound

[see attached.]

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[***]

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Exhibit D

Form of MTA

[see attached.]

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Exhibit D

Form of Material Transfer Agreement

This Material Transfer Agreement (this “Agreement”) is dated and effective as of the date of last signature below (the “Effective Date”) and is entered into by and between KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales, having its principal place of business at Building 227, Tetricus Science Park, Porton Down, SP40JQ, United Kingdom (“KalVista”), and Merck Sharp & Dohme Corp., a New Jersey corporation having its principal place of business at 2000 Galloping Hill Road, Kenilworth, NJ 07033 (“Merck”), and confirms the terms upon which, in accordance with the Option Agreement between Kalvista and Merck dated as of Otober 6, 2017 (the “Option Agreement”), KalVista will provide to Merck certain IVT Compounds, Oral DME Compounds and related materials (e.g., assays), as identified on Attachment 1 (collectively, the “Compound”), and certain information related thereto.  For and in consideration of KalVista providing the Compound to Merck and the mutual covenants contained herein, Merck and KalVista hereby agree as follows:

1.

Delivery.  Within ten (10) days of the Effective Date, KalVista shall deliver to Merck, at the address specified in Attachment 1, the Compound in a quantity and quality specified in Attachment 1.  Merck shall use the Compound solely to conduct the evaluation described in Attachment 1 and for no other purpose (the “Evaluation”).  Upon Merck’s request and KalVista’s agreement, KalVista will provide additional delivery of the Compound in quantities that are mutually agreed upon that are reasonably necessary to complete the Evaluation.  KalVista represents and warrants that it has the full right, power and authority to deliver the Compound for the purpose set forth herein.

2.	License Grant. The parties agree that Merck shall have the license rights set forth in Section 2.2(a) of the Option Agreement with respect to the Compound.

3.

Related KalVista Information.  Prior to or concurrent with the delivery of the Compound to Merck, KalVista may provide, at no charge to Merck, information that KalVista may determine is necessary or reasonably useful to Merck in performing the Evaluation.  All information disclosed by KalVista to Merck relating to the Compound shall be KalVista’s Confidential Information and subject to the confidentiality provisions incorporated by reference in Section 10.

4.

Evaluation Period; Term.  The Evaluation shall commence when Merck receives the Compound from KalVista, and shall continue for a period of [__] months (the “Evaluation Period”).  The Evaluation Period may be extended by mutual written agreement of the parties.  Unless earlier terminated pursuant to Section 9, the term of this Agreement shall commence on the Effective Date, and shall continue for a period of one (1) month after the end of the Evaluation Period, unless extended by mutual written agreement signed by the authorized representatives of the parties (the “Term”).  If the Option Agreement is terminated, then the Term of this Agreement shall immediately terminate.   If the applicable Option is not timely exercised by Merck, then the Evaluation Period with respect to the Compound related to such Option shall immediately terminate.

5.

Mutual Benefit. Each party agrees that it is performing its obligations under this Agreement in consideration for the agreement of the other party to perform such party’s obligations.  Each party is solely responsible for all of its own costs and expenses associated with the Evaluation.

6.

Use of Compound.   Merck agrees that (i) Merck will use the Compound solely for the purposes of the Evaluation, and (ii) Merck will not transfer Compound to any third party except as expressly set forth in Section 2(b) of the Option Agreement.

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2

7.	Evaluation Results.

(a)Merck shall provide any and all results of the Evaluation (the “Evaluation Results”), in writing and in English, to KalVista as soon as practicable (but in any event within fifteen (15) business days) after completion of the Evaluation.  KalVista shall have the right to disclose the Evaluation Results as may be required in any Regulatory Filing.

(b)THE COMPOUND AND RELATED INFORMATION ARE PROVIDED TO MERCK AND THE EVALUATION RESULTS ARE PROVIDED TO KALVISTA, IN EACH CASE “AS IS” WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND WITHOUT ANY REPRESENTATION OR WARRANTY THAT THE USE OF THE COMPOUND OR RELATED INFORMATION BY MERCK OR THE EVALUATION RESULTS BY KALVISTA, IN EACH CASE WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.  Merck will not be liable to KalVista for any loss, claim, or demand made by KalVista or made against KalVista by any third party due to KalVista’s use of the Evaluation Results and KalVista will not be liable to Merck for any loss, claim, or demand made by Merck or made against Merck by any third party due to Merck’s use of the Compound under this Agreement.

8.	Inventions. Merck and KalVista shall have the rights with respect to IVT Inventions and Oral DME Inventions as are set forth in Section 2.2 (b) of the Option Agreement.

9.

Termination.  Merck may terminate this Agreement at any time effective immediately upon written notice to KalVista.  Upon termination or expiration of this Agreement, Merck shall destroy or return at KalVista’s request all remaining Compound.

10.

Incorporation by Reference.  The following provisions of the Option Agreement are hereby incorporated by reference, mutatis mutandis: Section 10 (Confidentiality); Section 12.4 (Survival); Section 13.1 (Entire Agreement; Amendment); Section 13.3 (Governing Law); Section 13.4 (Notices); Section 13.7 (Assignment); Section 13.8 (Counterparts); Section 13.9 (Further Actions); Section 13.10 (Severability); Section 13.16 (Publicity) and Section 13.17 (Third-Party Beneficiaries; Affiliates).

11.

Definitions.  Unless otherwise specifically provided herein, capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Option Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date.

Merck Sharp & Dohme Corp.	KalVista Pharmaceuticals Limited
Signature:_____________________________	Signature:___________________________________
Printed Name:_______________________________	Printed Name:________________________________
Title:_________________________________	Title:_______________________________________
Date:_________________________________	Date: ______________________________________

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ATTACHMENT 1

Description of Compound - Evaluation

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Exhibit E

IVT Asset Purchase and License Agreement

[see attached.]

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Exhibit E

ASSET PURCHASE AND LICENSE AGREEMENT

by and between

[MERCK]1

and

KALVISTA PHARMACEUTICALS LIMITED

Dated as of [●]

[1]	Note to Draft: Merck entity to be determined closer in time to Agreement signing.

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TABLE OF CONTENTS

   Page

Article I DEFINITIONS	1
Section 1.1	Certain Definitions1
Article II PURCHASE AND SALE; CLOSING	6
Section 2.1	Purchased Assets6
Section 2.2	Excluded Assets7
Section 2.3	Assumed Liabilities8
Section 2.4	Excluded Liabilities8
Section 2.5	Non-Assignable Assets8
Section 2.6	Closing9
Section 2.7	License.9
Section 2.8	Technology Transfer and Transition Plan.9
Article III CONSIDERATION	11
Section 3.1	Purchase Price11
Section 3.2	Purchase Price Allocation11
Section 3.3	Tax Matters12
Article IV REPRESENTATIONS AND WARRANTIES OF KALVISTA	13
Section 4.1	Organization and Qualification13
Section 4.2	Authorization13
Section 4.3	No Conflicts; Consents14
Section 4.4	Absence of Certain Changes14
Section 4.5	Material Contracts14
Section 4.6	Title to Purchased Assets15
Section 4.7	Intellectual Property15
Section 4.8	Inventory16
Section 4.9	Legal Proceedings; Governmental Orders17
Section 4.10	Compliance with Laws17
Section 4.11	Regulatory Matters17
Section 4.12	Tax Matters19
Section 4.13	Brokers19
Section 4.14	Vote Required19
Article V REPRESENTATIONS AND WARRANTIES OF MERCK	20
Section 5.1	Organization and Qualification20
Section 5.2	Authorization20
Section 5.3	No Conflicts; Consents20
Section 5.4	Brokers21

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Section 5.5	Sufficiency of Funds21
Section 5.6	Legal Proceedings21
Article VI COVENANTS	21
Section 6.1	Access21
Section 6.2	Notice of Certain Events22
Section 6.3	Confidentiality22
Section 6.4	Governmental Approvals22
Section 6.5	Other Consents; Efforts23
Section 6.6	Wrong Pockets.24
Section 6.7	Bulk Sales Laws24
Section 6.8	[State Takeover Laws24
Section 6.9	Delivery of Tangible Purchased Assets24
Article VII CONDITIONS TO CLOSING	25
Section 7.1	Conditions to Obligations of All Parties25
Section 7.2	Conditions to Obligations of Merck25
Section 7.3	Conditions to Obligations of KalVista26
Article VIII INDEMNIFICATION	27
Section 8.1	Survival27
Section 8.2	Indemnification by KalVista28
Section 8.3	Indemnification by Merck28
Section 8.4	Certain Limitations28
Section 8.5	Indemnification Procedures30
Section 8.6	Payments32
Section 8.7	Source of Recovery32
Section 8.8	Right of Set-Off32
Section 8.9	Tax Treatment of Indemnification Payments33
Section 8.10	Effect of Investigation33
Section 8.11	Exclusive Remedies33
Article IX TERMINATION	33
Section 9.1	Termination33
Section 9.2	Effect of Termination34
Article X MISCELLANEOUS	35
Section 10.1	General35

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EXHIBITS:

Exhibit AForm of Bill of Sale and Assignment and Assumption Agreement

Exhibit BForms of Intellectual Property Assignments

SCHEDULES:

Schedule 1.1(ee)Certain Purchased Books and Records

Schedule 2.1(f)Assumed Contracts

Schedule 2.8Transition Plan

Schedule 7.1(a)Non-U.S. Competition Laws

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INDEX OF DEFINED TERMS

Agreement	1
Agreement Date	1
Allocation Schedule	11
Assumed Contracts	7
Bill of Sale	26
Claim Notice	30
Closing	9
Closing Date	9
Defense Conditions	30
Direct Claim	31
End Date	34
Enforceability Exceptions	14
Escrow Termination Date	11
Excluded Assets	7
Excluded Liabilities	8
FCPA	17
Foreign Competition Law	4
Indemnification Demand	31
Indemnified Party	30
Indemnifying Party	30
Intellectual Property Assignments	26
KalVista	1
KalVista Fundamental Representations	27
KalVista Indemnified Parties	28
KalVista Permits	17
Merck	1
Merck Fundamental Representations	27
Merck Indemnified Parties	28
Milestone Payments	11
Non-Assignable Asset	8
OECD Convention	17
Option Agreement	1
Option Exercise Fee	11
Parent	1
Parties	1
Party	1
Pre-Closing Period	21
Prohibited Payment	17
Purchased Assets	6
Royalty Payments	11
Third Party Claim	30
Threshold	29
Transfer Taxes	12
UK Bribery Act	17
VAT	12

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ASSET PURCHASE AND LICENSE AGREEMENT

This Asset Purchase and License Agreement (this “Agreement”) is entered into as of [●] (the “Agreement Date”), by and between [Merck], a [●] (“Merck”), and KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales (“KalVista”).  Merck and KalVista may each be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, KalVista discovered molecules that Specifically Modulate the Target, including the IVT Compounds and Oral DME Compounds;

WHEREAS, KalVista and Merck entered into that certain Option Agreement, dated as of October 6, 2017 (the “Option Agreement”), among other things, granting to Merck the IVT Option, all in accordance with the terms and conditions of the Option Agreement;

WHEREAS, concurrently with the Parties entry into the Option Agreement, KalVista Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Merck entered into a Guarantee under which Parent guaranteed the performance of KalVista’s obligations under the Option Agreement and the Transaction Documents, subject to the terms and conditions of such Guarantee; and

WHEREAS, on [●], Merck made an Option Exercise with respect to the IVT Option and, pursuant to the Option Agreement, the Parties are entering into this Agreement and at the Closing will enter into the other Acquisition Documents.

NOW, THEREFORE, in consideration of the foregoing and the premises and conditions set forth herein, the Parties agree as follows:

Article I
DEFINITIONS

Certain Definitions

.  For purposes of this Agreement, the following terms have the meanings specified in this Article I.  Unless otherwise specifically provided herein, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Option Agreement.

(a)“Acquisition Documents” means this Agreement, the Bill of Sale, the Escrow Agreement, the Intellectual Property Assignments, any Transfer Documents and any other agreements or documents entered into, or certificates delivered, at or in connection with the Closing.

(b)“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

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(c)“Books and Records” means all books, records, files (including data files) and documents (including financial, research and development and expense records, correspondence and all files relating to the filing, prosecution, issuance, maintenance, enforcement or defense of any Intellectual Property Rights or Common IP, including application files (including searches and opinions of counsel regarding availability of trademarks), registration certificates, file wrappers, ribboned and sealed letters patents, written third party correspondence, including laboratory notebooks, procedures, tests, dosage information, criteria for patient selection, safety and efficacy and study protocols, investigators brochures, regulatory and clinical records, and all pharmacovigilance and other safety records) in all forms, including electronic, in which they are stored or maintained, and all data and information included or referenced therein, in each case that are Controlled by or otherwise in the possession of KalVista or any of its Affiliates, and in each case are related to the Program, but excluding: (i) human resources policies and any other employee books and records, (ii) any financial, Tax and accounting records to the extent not related to the Program, and (iii) any books and records to the extent Applicable Law prohibits their transfer.  The Parties will cooperate to effect the transfer of any Books and Records protected by established legal privilege.

(d)“Compounds” means the “IVT Compounds”, as defined in the Option Agreement.

(e)“Contracts” means any contracts, agreements, purchase orders and all other legally binding arrangements, including all amendments, exhibits and schedules thereto.

(f)“Encumbrance” means any charge, claim, condition, equitable interest, lien, license, security interest, pledge, defect or irregularity in title, right of first option, right of first refusal or similar restriction, or any other restriction on use, transfer or exercise of any other attribute of ownership.

(g)“Escrow Agent” means the entity designated by Merck and reasonably acceptable to KalVista to serve as escrow agent under the Escrow Agreement.

(h)“Escrow Agreement” means the escrow agreement to be entered into at Closing by Merck, KalVista and the Escrow Agent, in a form reasonably acceptable to Merck and KalVista.

(i)“Escrow Amount” means an amount in cash equal to [***] of the Option Exercise Fee.

(j)“Excluded Taxes” means (i) Taxes that arise from or with respect to the Purchased Assets or the Program and that (A) relate or are attributable to the Pre-Closing Tax Period or (B) are attributable to a breach of the representations and warranties set forth in Section 4.12 (Tax Matters) or a breach of the covenants set forth in Section 6.6 by KalVista or any of its Affiliates; (ii) all Transfer Taxes for which KalVista is responsible pursuant to this Agreement; and (iii) all Liabilities for Taxes imposed on KalVista or any of its Affiliates that are not Assumed Liabilities or indemnified by Merck under Section 8.3(d).

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(k)“Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 312 and comparable regulatory standards promulgated by the EMA or other Regulatory Authorities, as such standards may be updated from time to time.

(l)“Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other Regulatory Authorities, as such standards may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

(m)“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(n)“HAE Field” means diagnostic, prophylactic or therapeutic use of a product in humans solely for HAE.

(o)“HSR Act” means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976.

(p)“In-License Agreement” means any Contract to which KalVista or any of its Affiliates is a party pursuant to which such Person obtains any Intellectual Property Rights which are owned by any Third Party, in each case, other than agreements relating to any software that is generally commercially available and is mass marketed and licensed pursuant to a standard form click-wrap or shrink-wrap agreement that is not subject to any negotiation and does not include any handwritten signatures of the parties to such agreement.

(q)“Inventory” means all inventory of Compounds and Product Controlled by KalVista or its Affiliates as of the Closing Date, wherever located, including all finished goods, work in process, raw materials, packaging, assay materials (including cell lines and other reagents), starting materials and intermediates from the synthesis of Products, in each case, to the extent not constituting another type of Purchased Asset described in Section 2.1.

(r)“Knowledge” means the actual knowledge of any officer of KalVista, after due investigation or inquiry.

(s)“Liabilities” means any and all liabilities, obligations, costs and expenses or commitments of any nature whatsoever, accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

(t)“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the Program, the Purchased Assets or the Assumed Liabilities as a whole, or (ii) the ability of KalVista to consummate the transactions contemplated by this Agreement or any other Acquisition Document; provided, however, that, for purposes of clause (i), “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change arising out of or

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attributable to: (A) general economic or political conditions, including the worsening of any existing conditions; (B) conditions generally affecting the pharmaceutical industry; (C) any changes in financial or securities markets in general, including the worsening of any existing conditions; (D) acts of war, armed hostilities or terrorism, or the escalation or worsening thereof, or any hurricane, flood, tornado, earthquake or other natural disaster or force majeure event; (E) any changes in Applicable Laws or accounting rules; and (F) the public announcement, pendency or completion of the transactions contemplated by this Agreement or any other Acquisition Document; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (A) through (E) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Program, Purchased Assets or Assumed Liabilities compared to other participants in the pharmaceutical industry.

(u)“Material Contracts” means, collectively, the Assumed Contracts, the In-License Agreements and the Out-License Agreements.

(v)“Non-U.S. Competition Law” means any Applicable Law of any jurisdiction outside of the United States with respect to antitrust, competition or trade regulation.

(w)“Organizational Documents” means, with respect to a Person that is an entity, the organizational documents of such Person, including all amendments thereof, which include any articles of organization, limited liability company agreements, certificates of incorporation, bylaws and other similar documents.

(x)“Out-License Agreement” means any Contract to which KalVista or any of its Affiliates is a party pursuant to which such Person assigns, licenses, sublicenses, makes available (including by the grant of an option) or otherwise grants any right or access to any Third Party any Intellectual Property Rights, other than any such Contracts granting non-material, non-exclusive licenses entered into in the ordinary course consistent with past practice.

(y)“Owned Intellectual Property Rights” means Intellectual Property Rights and Common IP owned by KalVista or any of its Affiliates that relate to the Compounds or Products.

(z)“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, exemptions, consents and similar rights issued or granted by Governmental Authorities.

(aa)“Permitted Encumbrances” means (i) liens for Taxes not yet due and payable and (ii) Encumbrances listed in Section 1.1(aa) of the Updated Schedules or, if there are no Updated Schedules, the Initial Schedules.

(bb)“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and, with respect to any taxable period that begins on or before and ends after the Closing Date, the portion of such period that ends on the Closing Date.

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(cc)“Product” means “IVT Product”, as defined in the Option Agreement.

(dd)“Program” means the program of KalVista and its Affiliates related to the research, development, manufacture and expected Commercialization of any Compounds or Products.

(ee)“Purchased Books and Records” means all Books and Records that are exclusively related to the Program or set forth on Schedule 1.1(ee).

(ff)“Registered Intellectual Property Right” means any Intellectual Property Right or Common IP that is issued or granted by, registered with, renewed by or the subject of a pending application before any Governmental Authority or internet domain name registrar.

(gg)“Representatives” means, with respect to a Person, such Person’s officers, directors, managers, employees, consultants, contractors and agents and, solely with respect to Merck and following the Closing, Merck’s licensees and sublicensees with respect to any Compound or Product.

(hh)“Research Tools” means those knock-out animals, assays and other tools Controlled by KalVista or any of its Affiliates that are necessary to the ongoing research and development of any Compound or Product.

(ii)“Tax” means all taxes, charges, fees, duties, levies or other assessments, including, income, gross receipts, net proceeds, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, unclaimed property, escheat, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees’ income withholding and social security or similar taxes imposed by any Governmental Authority, in each case to the extent relevant in the given context, and such term includes any interest, penalties or additions to tax attributable to such taxes.

(jj)“Tax Returns” means all returns, declarations, reports, statements and other documents filed or required to be filed with any Governmental Authority in respect of, any and all Taxes (including any schedule or attachment thereto, and including any amendment thereof).

(kk)“Transfer Documents” means (i) with respect to the Purchased Assets, such bills of sale, asset transfer agreements, endorsements, assignments, affidavits and other instruments of sale, conveyance, transfer and assignment between KalVista or its Affiliates, on the one hand, and Merck or its Affiliates, on the other hand, as are necessary under Applicable Law in order to transfer to Merck or its applicable Affiliate all right, title and interest of KalVista and its Affiliates, to and under the Purchased Assets in accordance with the terms hereof, and (ii) with respect to the Assumed Liabilities, such instruments of assumption between KalVista or its Affiliates, on the one hand, and Merck or its Affiliates, on the other hand, as are necessary under Applicable Law in order for the Assumed Liabilities to be effectively assumed by and transferred to Merck or its Affiliates, in each case, other than the Bill of Sale and Intellectual Property Assignments.

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Article II
PURCHASE AND SALE; CLOSING

Purchased Assets

.  Subject to the terms and conditions set forth herein, at the Closing, KalVista shall or shall cause its applicable Affiliates to sell, assign, transfer, convey and deliver, as applicable, to Merck or Merck’s designated Affiliates, and Merck or its applicable Affiliates shall purchase and accept from KalVista or its applicable Affiliates, free and clear of any Encumbrances (other than Permitted Encumbrances), all of KalVista’s or its applicable Affiliates’ right, title and interest in, to and under all assets, properties and rights of whatever kind and nature, whether tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired prior to the Closing (other than the Excluded Assets), in each case, which are used or held for use in connection with the Program (collectively, the “Purchased Assets”), including the following:

(a)all Compounds and Products;

(b)all Research Tools; provided, that, upon Merck’s reasonable request, KalVista shall provide Merck with access to (and hereby grants a license and right of use to) any knock-out animals, assays and other tools Controlled by KalVista or any of its Affiliates that were used by KalVista in the research and development of any Compound or Product but are not Research Tools, for the purpose of researching and developing such Compound or Product;

(c)all Intellectual Property Rights and all Common IP related to the Compounds or Products;

(d)all Regulatory Documentation (including the global safety database for the Products) and Regulatory Approvals, in each case to the extent transferable to Merck or its Affiliates and related to any Compound or Product; provided that KalVista shall be entitled to retain copies of the foregoing (i) to the extent necessary to comply with Applicable Law or perform its obligations under the Option Agreement and (ii) if applicable, to the extent necessary or useful to develop or Commercialize products in the HAE Field;

(e)originals, or where not available, copies of all Purchased Books and Records; provided that KalVista shall be entitled to retain copies of the Purchased Books and Records to the extent necessary to comply with Applicable Law or perform its obligations under the Option Agreement; provided further that KalVista shall provide Merck with copies of all Books and Records that relate to the Compounds or Products and which do not constitute Purchased Books and Records and, upon Merck’s request therefor, access to the originals of such Books and Records;

(f)(i) all Contracts related to the Program as of the Agreement Date and set forth in Schedule 2.1(f), (ii) all Contracts related to the Program entered into by KalVista after the Agreement Date and for which KalVista obtained Merck’s written approval prior to execution thereof and added to Schedule 2.1(f) and (iii) any other Contracts related to the Program entered into by KalVista after the Agreement Date which Merck expressly agrees to assume in connection with the Closing, which Contract is added to Schedule 2.1(f) (collectively, the “Assumed

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Contracts”); provided, that no less than ten (10) days prior to the Closing Date, the Parties shall cooperate to update Schedule 2.1(f) to reflect any Contracts related to the Program entered into by KalVista after the Agreement Date that are deemed Assumed Contracts pursuant to the foregoing clauses (ii) and (iii);

(g)all Inventory;

(h)all rights to any Action of KalVista or its Affiliates (if any) to the extent related to or arising out of the Program, whether arising by way of counterclaim or otherwise, other than Actions relating solely to Excluded Taxes and refunds related to Excluded Taxes;

(i)all rights of KalVista or its Affiliates under warranties, indemnities and all similar rights against Third Parties to the extent related to or arising from the conduct of the Program; and

(j)all goodwill to the extent relating to any Product or any other Purchased Assets.

Excluded Assets

.  KalVista and Merck expressly agree and acknowledge that all assets of KalVista other than the Purchased Assets will be “Excluded Assets” for purposes of this Agreement and such Excluded Assets shall include the following assets of KalVista or its Affiliates:

(a)all Contracts that are not Assumed Contracts;

(b)all assets, properties and rights not related to the Program or the Purchased Assets, including the Oral HAE Compounds and materials, antibodies, cell lines, knock-out animals, assays, plasmids and other tools Controlled by KalVista or any of its Affiliates that were exclusively used to research and develop any of the Oral HAE Compounds, and the items set forth on Schedule 2.2(b)2;

(c)all real property, fixtures and tangible personal property of KalVista or its Affiliates (other than Biological Materials, Research Tools and Inventory);

(d)all cash, bank accounts and accounts receivable;

(e)all Organizational Documents;

(f)all employees of KalVista or any of its Affiliates and all plans, Contracts, policies and other arrangements related to the compensation of or benefits provided to any current or former director, manager, employee or consultant of or to KalVista or any of its Affiliates, and all assets related thereto;

[2]	Note to Draft: Schedule 2.2(b) to include screening assays and related methodologies for the selection of compounds to bind and inhibit Plasma Kallikrein.

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(g)all insurance benefits arising from the conduct of the Program prior to and at the Closing;

(h)all Tax refunds arising from the conduct of the Program prior to and at the Closing or relating to Excluded Taxes; and

(i)all rights which accrue or will accrue to KalVista under the Transaction Documents.

Assumed Liabilities

.  Subject to the terms and conditions set forth herein, at the Closing, Merck or its designated Affiliate shall accept, assume and become liable for all Liabilities to the extent relating to the Purchased Assets and arising out of events, occurrences or activities of or on behalf of Merck or its Affiliates after the Closing, and no other Liabilities.  The Liabilities to be assumed by Merck or its designated Affiliate pursuant to this Section 2.3 are referred to as the “Assumed Liabilities.”

Excluded Liabilities

.  Notwithstanding any other provisions in this Agreement to the contrary, Merck shall not assume or be responsible for any Liability of KalVista or its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (all such other Liabilities, the “Excluded Liabilities”).  For the avoidance of doubt, (a) any Liabilities that relate to any failure to perform, improper performance, warranty or other breach, default or violation by KalVista or its Affiliates at or prior to the Closing, (b) any employment-related Liabilities of KalVista or any of its Affiliates, (c) any indebtedness of KalVista or any of its Affiliates and (d) any Liabilities for Excluded Taxes, shall be Excluded Liabilities.

Non-Assignable Assets

.  If any asset, property or right included in the Purchased Assets is not assignable or transferable to Merck either by virtue of the provisions thereof or under Applicable Law without the prior consent of a Third Party (each, a “Non-Assignable Asset”), and any such consent has not been obtained prior to the Closing, then, notwithstanding anything to the contrary in this Agreement or any other Transaction Document, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the Non-Assignable Asset.  From and after the Agreement Date until the earlier of (a) the date on which all such consents are obtained and (b) the first anniversary of the Closing Date, KalVista shall use its commercially reasonable efforts to obtain all such consents with respect to the Non-Assignable Assets.  From and after the Closing, any Non-Assignable Assets shall be held by KalVista in trust for Merck and KalVista authorizes Merck, to the extent permitted by Applicable Law and the terms of the Non-Assignable Assets, to perform all of the covenants and obligations thereunder and all benefits and obligations existing thereunder shall be for Merck’s account.  From and after the Closing Date until all such consents are obtained, KalVista shall use its commercially reasonable efforts to take or cause to be taken any actions in its name or otherwise reasonably requested by Merck so as to provide Merck with the benefits of the Non-Assignable Assets and to effect collection of money or other consideration that becomes due and payable under the Non-Assignable Assets, and KalVista shall promptly pay over to Merck all money or other consideration received by KalVista or its Affiliates in respect of all Non-Assignable Assets.  For any such Non-Assignable Asset that is a Contract, during the period in which KalVista is operating under such Contract in accordance with this Section 2.5, KalVista shall not, without the prior consent of Merck, amend or waive any material rights under such

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Contract with respect to the Program.  If, after the Closing, any Non-Assignable Asset becomes assignable (either because consent is obtained or otherwise), KalVista shall promptly notify Merck and transfer and assign such previously Non-Assignable Asset to Merck or its Affiliate without any additional consideration therefor.

Closing

.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the Washington, D.C. offices of Covington & Burling LLP, at 10:00 a.m. local time, on the third (3rd) Business Day after all of the conditions to the Closing set forth in Article VII are either satisfied or, to the extent permitted by Applicable Law, waived (other than conditions which, by their nature, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), or at such other date, time or place as may be mutually agreed in writing by the Parties.  The date on which the Closing is to occur is herein referred to as the “Closing Date”.  The Closing shall be deemed to have occurred at 12:00 a.m., Eastern Time, on the Closing Date, such that Merck shall be deemed the owner of the Purchased Assets on and after the Closing Date.

License.

  As of the Closing Date, Merck hereby grants to KalVista, and KalVista hereby accepts, an exclusive, transferable, sublicensable (through multiple tiers), royalty-free, perpetual and irrevocable license in the Territory under the Common IP included in the Purchased Assets to make, use, sell, offer for sale and import any product and to practice any method, in each case, solely for use within the HAE Field or, if applicable, such other field in which KalVista used such Common IP immediately prior to the Closing, provided, however, that no license is granted with respect to the composition of matter of any IVT Compound or Oral DME Compound.  KalVista acknowledges that the Common IP licensed pursuant to this Section 2.7 (other than any Common IP disclosed in a Patent) is the Confidential Information of Merck and shall be subject to the terms and conditions of Section 6.3 after the Closing; provided that KalVista may use and disclose such Common IP to the extent necessary or useful to develop and Commercialize products in the HAE Field or, if applicable, such other field in which KalVista used such Common IP immediately prior to the Closing; provided, further, that, to the extent that any Common IP that constitutes trade secrets is disclosed in connection with such development or Commercialization, KalVista shall ensure that the confidentiality of such trade secrets is maintained.

Technology Transfer and Transition Plan.

(a)The Parties shall use commercially reasonable efforts to comply with the transition plans set forth as Schedule 2.8 (collectively the “Transition Plan”), which, for clarity, consist of those plans for KalVista to transfer to Merck: (i) regulatory obligations (including reporting obligations) in respect of the Regulatory Documentation for the Products (including, as applicable, the IVT Compounds) for other than the Retained Trials; (ii) results and data from all pre-clinical studies and clinical trials conducted prior to the Closing Date, as well as from the Retained Trials; (iii) clinical study agreements, contracts with contract research organizations, manufacturing supply agreements, clinical supplies and other data and materials, in each case, to the extent included in the Purchased Assets, to support clinical supply responsibilities; (iv) Compound and Product manufacturing technology within the Intellectual Property Rights as more fully described in Section 2.8(c); and (v) other such Information comprising the Intellectual Property Rights in existence as of the Effective Date or thereafter and not otherwise subject to the

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preceding clauses (i) through (v) (collectively, the “Transfer Activities”).  KalVista and Merck shall initiate the Transfer Activities promptly after the Closing Date and as specified in the Transition Plan.  The initial embodiments of Information comprising the Intellectual Property Rights to be transferred to Merck consist of the contents of the virtual data room that Merck has had access to prior to the date hereof as part of its due diligence for entering into this Agreement.  As soon as is reasonably practicable after the Closing Date (but in no event later than thirty (30) days after the Closing Date or such other date as may be mutually agreed by the Parties), KalVista shall execute and deliver a letter to the applicable Regulatory Authority authorizing the transfer to Merck of the existing IND/CTAs and other Regulatory Documentation relating to the Product (including, as applicable, the IVT Compounds).  KalVista and Merck shall use commercially reasonable efforts to perform the Transfer Activities and complete such Transfer Activities within the time periods specified on Schedule 2.8.

(b)KalVista shall retain operational responsibility for any ongoing clinical trial for any Product (including, as applicable, the IVT Compounds), unless and until Merck requests a transfer) (collectively, “Retained Trials”), and Merck shall assume financial responsibility for such Retained Trials as of the Closing Date.  Upon completion of the Retained Trials, at Merck’s discretion, KalVista shall either (i) inactivate the existing IND/CTAs in its name for the Product, or (ii) execute and deliver a letter to the applicable Regulatory Authority authorizing the transfer to Merck of ownership of the existing IND/CTAs and other Regulatory Documentation relating to such Product (including, as applicable, the IVT Compounds), with Merck executing and delivering a letter to the applicable Regulatory Authority accepting such transfer.

(c)Without limitation of Section 3.4 of the Option Agreement, in accordance with the Transition Plan, KalVista shall transfer to Merck (or to any Third Party manufacturers designated by Merck (not to exceed the number of Third Party manufacturers engaged by KalVista as of the Closing Date)) all Information comprising the Intellectual Property Rights available to KalVista, which KalVista has the right to transfer, that is necessary or useful for Merck or such Third Party manufacturers to replicate or continue the processes employed or in development by or on behalf of KalVista as of the Closing Date to manufacture the Compounds and Products, as applicable, including all development reports underlying Critical Process Parameters and Critical Quality Attributes.

(d)Without limitation to Section 2.8(c) or Section 3.4 of the Option Agreement, upon Merck’s reasonable request, KalVista shall reasonably make available to Merck (or its designee) appropriately qualified KalVista personnel (or personnel of applicable Third Parties engaged in the Program) to provide consulting and technical support to Merck with respect to the Compounds, Products or other Purchased Assets, including with respect to the manufacture of the Compounds and Products; provided that the first two hundred (200) hours of such consulting and technical support and up to six (6) post-meeting consultations shall be at KalVista’s cost and expense and thereafter shall be at Merck’s cost and expense (with Merck’s cost and expense being equal to (i) KalVista’s reasonably incurred out-of-pocket expenses (if any) incurred in conducting such activities and providing such support and (ii) the proportion of the full-time equivalent cost of KalVista’s employees engaged in conducting such activities and providing such support that equates to the proportion of such employees total working time spent conducting such activities and providing such support, in each case ((i) and (ii)), without mark-up).

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Article III
CONSIDERATION

Purchase Price

.  The aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be (i) the option exercise fee set forth in Section 6.2(a) of the Option Agreement with respect to the Compounds (the “Option Exercise Fee”), plus the assumption of the Assumed Liabilities, (ii) the milestone obligations, if any, pursuant to Section 6.3(a) of the Option Agreement (the “Milestone Payments”), and (iii) the royalty payment obligations, if any, pursuant to Section 6.5 of the Option Agreement with respect to Products (the “Royalty Payments”).  On the Closing Date, Merck shall pay the Option Exercise Fee as follows:

(a)An amount equal to the Option Exercise Fee less the Escrow Amount shall be paid by Merck by wire transfer of immediately available funds to the account set forth in Section 7.2 of the Option Agreement or as otherwise designated in writing by KalVista to Merck no later than three (3) Business Days prior to the Closing Date; and

(b)The Escrow Amount shall be deposited by wire transfer of immediately available funds to an account designated by the Escrow Agent and shall be held and distributed in accordance with the terms of the Escrow Agreement to satisfy any indemnifiable damages owed to any Merck Indemnified Parties pursuant to Article VIII, with all amounts (including interest accrued thereon) not subject to pending claims remaining in such account [***] (the “Escrow Termination Date”) to be released to KalVista on the Escrow Termination Date.

Purchase Price Allocation

.  KalVista and Merck agree that the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets pursuant to an allocation schedule (the “Allocation Schedule”).  [***].

Tax Matters

.

(a)Value Added Taxes.  Any payments made by Merck under this Agreement (and any Milestone Payments or Royalty Payments made under the Option Agreement) are exclusive of any value added Tax (“VAT”) imposed upon such payments.  Where VAT is properly added to a payment made under this Agreement (or any Milestone Payments or Royalty Payments made under the Option Agreement), Merck shall pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws and regulations of the country in which the VAT is chargeable.

(b)Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees other than VAT (“Transfer Taxes”) incurred in connection with this Agreement and the other Acquisition Documents shall be borne equally between KalVista and Merck when due.  For each Tax Return relating to any Transfer Tax, the Party that customarily files such Tax Return shall, at its own expense, timely file such Tax Return (and the relevant other Party shall cooperate with respect thereto) and shall pay, or cause to be paid, in a timely manner the amount of liability for Transfer Tax shown on such Tax Return. If required by Applicable Law, the Parties shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns. Promptly upon notification by the respective other Party, Merck shall reimburse KalVista, in the

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case of any such Tax Return filed by Parent, KalVista or any of their Affiliates, and KalVista shall reimburse Merck, in the case of any such Tax Return filed by Merck or any of its Affiliates, the portion of the liability for Transfer Taxes for which it is responsible pursuant to this Section 3.3(b), in each case subject to receipt of satisfactory evidence of payment of such liability for Transfer Tax.

(c)Tax Withholding. If any payments made by Merck pursuant to this Agreement (or any Milestone Payments or Royalty Payments made under the Option Agreement) are subject to withholding Taxes under Applicable Laws of any jurisdiction or Governmental Authority, Merck is authorized deduct and withhold the amount of such Taxes for the account of KalVista to the extent required by Applicable Law; such amounts payable to KalVista will be reduced by the amount of Taxes deducted and withheld; and treated as paid to KalVista for all purposes of this Agreement.  Notwithstanding anything in the foregoing to the contrary, (i) Merck shall be responsible for any withholding Taxes imposed on any payments made pursuant to this Agreement (or any Milestone Payments or Royalty Payments made under the Option Agreement) by any jurisdiction or Governmental Authority outside of the United Kingdom, Switzerland or the United States as a result of Merck’s exploitation or use of any of the Purchased Assets through an Affiliate, branch or other place of business in such jurisdiction; and (ii) Merck shall increase the amounts payable to KalVista under this Agreement (or any Milestone Payments or Royalty Payments made under the Option Agreement) with respect to such withholding Taxes so that KalVista receives the same amount of payments after deduction of such withholding Taxes (including with respect to any additional payments under this Section 3.3(c)) as KalVista would have if such withholding Taxes had not been imposed.

(d)Tax Cooperation.  The Parties agree to cooperate and produce on a timely basis any Tax forms, reports, or certificates, including an IRS Form W-9 or IRS Form W-8BEN, reasonably requested by the other Party in connection with any payment made by Merck to KalVista under this Agreement.  The Parties further agree to cooperate in accordance with Applicable Law to minimize indirect Taxes (such as VAT and Transfer Taxes) in connection with this Agreement.  Each Party will provide the relevant other Party with assistance to enable such other Party to recover any Taxes withheld or to obtain an exemption from withholding Tax as permitted by Applicable Laws.

(e)Each Party further agrees to provide reasonable cooperation to the other Party, at the other Party’s expense, in connection with any official or unofficial Tax audit or contest relating to payments made by Merck to KalVista under this Agreement.

(f)In determining the portion of Excluded Taxes (other than Transfer Taxes, which are allocated pursuant to Section 3.3(b)) with respect to any taxable period that begins on or before the Closing Date and ends after the Closing Date, the amount of such Excluded Taxes shall be prorated on a per diem basis between the Pre-Closing Tax Period and the portion of the taxable period beginning on the day after the Closing Date.

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Article IV
REPRESENTATIONS AND WARRANTIES OF KALVISTA

KalVista hereby represents and warrants to Merck, as of the Agreement Date and the Closing Date, as follows, with each such representation and warranty subject to such exceptions, if any, as are set forth in the correspondingly numbered section of the Updated Schedules, each of which exceptions shall clearly indicate the Section and, if applicable, the Subsection of this Article IV to which it relates, and such exceptions shall only apply to such Section or Subsection of this Article IV unless, and only to the extent that, it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Sections or Subsections:

Organization and Qualification

.  KalVista is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized and has the full corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to carry on the Program.  KalVista is duly qualified or licensed to do business and is in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

Authorization

.  KalVista has the requisite corporate power and authority to enter into this Agreement and the other Acquisition Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by KalVista of this Agreement and any other Acquisition Document to which it is a party, the performance by KalVista of its obligations hereunder and thereunder and the consummation by KalVista of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of KalVista.  This Agreement has been duly executed and delivered by KalVista and, assuming due authorization, execution and delivery by Merck, this Agreement constitutes a legal, valid and binding obligation of KalVista enforceable against KalVista in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other Applicable Law of general application relating to or affecting the enforcement of creditors rights’ generally (the “Enforceability Exceptions”).  When each other Acquisition Document to which KalVista is or will be a party has been duly executed and delivered by KalVista, assuming due authorization, execution and delivery by each other party thereto, such Acquisition Document will constitute a legal and binding obligation of KalVista enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

No Conflicts; Consents

.

(a)The execution, delivery and performance by KalVista of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of KalVista; or (ii) assuming compliance with the HSR Act and any applicable Non-U.S.

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Competition Law, result in a violation or breach of any provision of any Applicable Law or Governmental Order applicable to KalVista, the Program or the Purchased Assets.

(b)The execution, delivery and performance by KalVista of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) except as set forth in Section 4.3(b) of the Updated Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Third Party the right to accelerate, terminate, modify or cancel any Material Contract or any KalVista Permit; or (ii) result in the creation or imposition of any Encumbrance other than any Permitted Encumbrance on the Purchased Assets.

(c)Except as set forth in Section 4.3(c) of the Updated Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to KalVista in connection with the execution and delivery of this Agreement or any of the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and any comparable filings under applicable Non-U.S. Competition Law, and the expiration of the waiting periods thereunder.

Absence of Certain Changes

.  Since [________________]3, there has not occurred a Material Adverse Effect and, KalVista has conducted the Program in accordance with the Clinical Development Plan and the Option Agreement.

Material Contracts

.  Each Material Contract is valid and binding on KalVista or its applicable Affiliate and, to KalVista’s Knowledge, each other party thereto, and in full force and effect, and, assuming due authorization, execution and delivery by each other party thereto, is enforceable against KalVista or its applicable Affiliate and, to KalVista’s Knowledge, each other party thereto, in accordance with the terms thereof, except as may be limited by the Enforceability Exceptions.  KalVista or its applicable Affiliate is not and, to KalVista’s Knowledge, no other party to any Material Contract is in breach of or default under any Material Contract.  Neither KalVista nor any of its Affiliates has received or provided any written notice alleging any breach of or default under or indicating any intention to terminate, any Material Contract.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute a breach of or default under any Material Contract or result in termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Merck.

[3]	Note to Draft: To be set at the date that is the last day of the immediately preceding fiscal year prior to the Agreement Date.

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Title to Purchased Assets

.  KalVista has good and valid title to all of the Purchased Assets free and clear of Encumbrances other than Permitted Encumbrances.

Intellectual Property

.

(a)KalVista is the sole legal and beneficial owner of all the rights and interest in the Intellectual Property Rights and the Common IP.

(b)Section 4.7(b) of the Updated Schedules sets forth a true and complete list of all Registered Intellectual Property Rights as of the Agreement Date, setting forth in each case (i) the jurisdiction of application/registration and, in the case of domain names and social media identifiers, the registrant and registrar for such domain name and the social media platform and account holder for such social media identifier, (ii) the record and legal owner thereof, including all co- or joint-owners thereof, (iii) the application, registration, issuance or grant number, and (iv) the filing, application, registration, issuance and grant date.  All Registered Intellectual Property Rights are subsisting, valid and enforceable and all fees, documents and recordations required for the prosecution and maintenance of the Registered Intellectual Property Rights have been paid and filed with the relevant Governmental Authority.

(c)There is no pending or, to KalVista’s Knowledge, threatened Action against KalVista or its Affiliates (i) that challenges the validity, enforceability, or registrability of any of the Intellectual Property Rights or Common IP or (ii) alleging that the Program or the manufacture or use of the Compounds or the Products does or did infringe, misappropriate or otherwise violate the intellectual property rights (including Patent rights) of a Third Party.  No Intellectual Property Right or Common IP is subject to any Governmental Order that restricts in any manner the exploitation of such Intellectual Property Rights or Common IP.

(d)No Third Party has filed or threatened to file any opposition, cancellation, abandonment or other similar proceeding with respect to the Intellectual Property Rights or Common IP.  There are no prior rights agreements, coexistence agreements, settlement agreements or other agreements with Third Parties affecting, limiting or otherwise restricting the use, registration, or scope of any Intellectual Property Rights or Common IP.

(e)To KalVista’s Knowledge, no Third Party is infringing, misappropriating or otherwise violating the Intellectual Property Rights or Common IP.  To KalVista’s Knowledge, there are no intellectual property rights of any Third Party that would be infringed, misappropriated or violated by the practice or use of the Intellectual Property Rights or Common IP or the commercial manufacture or Commercialization of any Product.

(f)Each of the Patents comprising Intellectual Property Rights and Common IP properly identifies each and every inventor of the claims thereof as determined in accordance with Applicable Laws.  All inventors entitled to be named on Patents comprising Intellectual Property Rights or Common IP have waived (to the extent permitted by Applicable Law) all moral rights therein, and no inventor entitled to be named on any Patent comprising Intellectual Property Rights or Common IP is entitled to any compensation with respect thereto.

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(g)Section 4.7(g) of the Updated Schedules contains a true and complete listing of each In-License Agreement.  Other than as set forth in the Contracts set forth in Section 4.7(g) of the Updated Schedules, neither KalVista nor any of its Affiliates is subject to any royalty, license fee or payment obligations (excluding contingent indemnity obligations) with respect to any Intellectual Property Rights or Common IP.

(h)Section 4.7(h) of the Updated Schedules contains a true and complete listing of each Out-License Agreement.

(i)KalVista and its Affiliates have taken commercially reasonable actions to protect, preserve and maintain the confidentiality and security of all material proprietary and non-public information included within the Intellectual Property Rights and Common IP.  All Persons who have developed any Intellectual Property Rights for Common IP or KalVista or any of its Affiliates have executed written Contracts pursuant to which such Persons have assigned to KalVista or its applicable Affiliate all of their rights, title and interest in and to all such Intellectual Property Rights or Common IP, as applicable, they may develop in the course of their employment or engagement, to the extent such rights, title and interest in and to such Intellectual Property Rights or Common IP do not, or did not, automatically vest in KalVista or its applicable Affiliate by operation of law.  To KalVista’s Knowledge, none of such Persons is in violation of the Contracts or obligations described in this Section 4.7(i).  KalVista has made available to Merck true, correct and complete copies of all such Contracts, each as amended or modified, including any waivers currently in effect with respect thereto.

(j)No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been used to create any Intellectual Property Rights or Common IP owned by KalVista or any of its Affiliates, except for any such funding or use of facilities or personnel that has not resulted in such Governmental Authority or institution obtaining ownership, license or use rights to such Intellectual Property Rights or Common IP.

Inventory

.  All Inventory (a) meets its respective specifications, (b) has been manufactured in accordance with applicable cGMPs, (c) has not been adulterated (within the meaning of 21 U.S.C. § 351 or similar Applicable Law) or misbranded (within the meaning of 21 U.S.C. § 352 or similar Applicable Law), (d) is suitable for administration to humans and (e) is usable in the Program in accordance with Applicable Laws.  All Inventory is owned by KalVista free and clear of all Encumbrances (other than Permitted Encumbrances), and no Inventory is held on a consignment basis.

Legal Proceedings; Governmental Orders

.

(a)There are no Actions pending or, to KalVista’s Knowledge, threatened against or by KalVista or any of its Affiliates relating to the Program, the Purchased Assets or the Assumed Liabilities.

(b)Neither KalVista nor any of its Affiliates is subject to any Governmental Order relating to the Program, the Purchased Assets or the Assumed Liabilities.

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Compliance with Laws

.

(a)KalVista’s and its Affiliates’ activities with respect to the Program are and have at all times in the past [***] been in compliance in all material respects with all Applicable Laws.  During the past [***], neither KalVista nor any of its Affiliates has received any written notice of any violation, or alleged violation of any Applicable Laws with respect to the Program.

(b)KalVista and its Affiliates have obtained and are in compliance in all material respects with all Permits (including Regulatory Filings) that are required for the conduct by KalVista and its Affiliates of the Program or for the ownership or use of the Purchased Assets (the “KalVista Permits”), and all of such KalVista Permits are valid and in full force and effect.  No Action is pending or, to KalVista’s Knowledge, threatened to revoke, suspend, cancel, terminate, or adversely modify any such KalVista Permit.

(c)Neither KalVista, its Affiliates, any of their respective, directors, officers or employees, nor, to KalVista’s Knowledge, any of KalVista’s or its Affiliates’ agents engaged in the conduct of the Program (i) has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”), (ii) has violated or is in violation of any Applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), (iii) has violated or is in violation of any provision of the UK Bribery Act of 2010 (“UK Bribery Act”), (iv) has made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment or gift of money or anything of value prohibited under any Applicable Law addressing matters comparable to those addressed by the FCPA, the UK Bribery Act or the OECD Convention implementing legislation concerning such payments or gifts in any jurisdiction (any such payment, a “Prohibited Payment”), (v) has been subject to any investigation by any Governmental Authority with regard to any Prohibited Payment, or (vi) has violated or is in violation of any other Applicable Laws regarding use of funds for political activity or commercial bribery.

Regulatory Matters

.

(a)KalVista and its Affiliates have filed with all applicable Regulatory Authorities all material filings, declarations, listings, registrations, reports or submissions, including adverse event reports, required to be filed with respect to the Program.  All applications, submissions, information and data utilized by KalVista and its Affiliates as the basis for, or submitted by or, to KalVista’s Knowledge, on behalf of KalVista or any of its Affiliates in connection with, any and all requests for KalVista Permits, were true and correct in all material respects as of the date of submission, and any updates, changes, corrections, or modification to such applications, submissions, information, and data required under Applicable Laws have been submitted to the applicable Regulatory Authority.

(b)With respect to the Program, neither KalVista nor any of its Affiliates (x) has committed any act, made any statement, or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or for any other Regulatory

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Authority to invoke any similar policy and (y) is the subject of any pending or, to KalVista’s Knowledge, threatened investigation by any Regulatory Authority pursuant to any such policies.  Neither KalVista, its Affiliates, any of their respective officers, directors or employees nor, to KalVista’s Knowledge, its or its Affiliates’ independent contractors, agents or clinical investigators involved in the Program (i) is or has been debarred under 21 U.S.C. Section 335a, (ii) is or has been debarred, excluded or suspended from participation in any U.S. federal health care program, (iii) is or has been debarred by any other federal or international healthcare related agency, (iv) has engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under Applicable Law, including 21 U.S.C. Section 335a, or exclusion from participation in government programs under 42 U.S.C. § 1320a-7 or another Applicable Law, (v) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, (vi) is currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs, or (vii) to KalVista’s Knowledge, is the target or subject of any current investigation relating to any possible violation of any Applicable Law which could result in debarment or exclusion under any Applicable Law.  No Action that would reasonably be expected to result in such a debarment or exclusion are pending or, to KalVista’s Knowledge, threatened against KalVista or its officers, directors, employees, independent contractors, agents, or clinical investigators, or any other person described in 42 C.F.R. § 1001.1001(a)(1)(ii) and, to KalVista’s Knowledge, there are no facts that could reasonably give rise to such an action.

(c)The manufacture of any Compounds or Products on behalf of KalVista and its Affiliates has been and is being conducted in compliance with all Applicable Laws, including cGMPs.  None of KalVista, its Affiliates or, to KalVista’s Knowledge, any Third Party engaged in the manufacture of a Compound or Product has received any FDA Form 483, “Warning Letter,” “untitled letter,” or other similar correspondence or notice from the FDA or any other applicable Regulatory Authority related to the Program or any Compound or Product.

(d)All studies, tests, and preclinical and clinical trials conducted by or on behalf of KalVista or any of its Affiliates with respect to any Compound or Product have been and are being conducted in accordance with valid protocols and in material compliance with Applicable Laws, including the applicable requirements of Good Laboratory Practices or Good Clinical Practices.  Neither KalVista nor any its Affiliates has received any written notices, correspondence, or other communication from any institutional review board or applicable Regulatory Authority recommending or requiring the termination, suspension, or material modification of any ongoing or planned clinical trial conducted by, or on behalf of, KalVista or its Affiliates with respect to any Compound or Product.  KalVista has made available to Merck all material pre-clinical and clinical data generated from research and development activities with respect to the Compounds and the Products (irrespective of whether any particular activities are continuing).

(e)Neither KalVista nor, to KalVista’s Knowledge, any of its officers, directors, employees, independent contractors, agents or clinical investigators involved in the conduct of the Program is a party to, or bound by, any individual integrity agreement, corporate integrity agreement or other similar formal agreement with any Governmental Authority resulting from a failure, or alleged failure, to comply with any Applicable Laws.

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(f)Neither KalVista nor any of its Affiliates has marketed, advertised or Commercialized any Compound or Product.

(g)No claims for liability for death or injury to any Person as a result of any defect in any Compound or Product, any warranty or recall of any Compound or Product, or any statutory liability or any liability assessed with respect to any failure to warn arising out of any Compound or Product, including any claims for liability for death or injury to any Person as a result of any clinical trial conducted with respect to any Compound or Product, have been asserted against KalVista or any of its Affiliates.

Tax Matters

.

(a)KalVista has duly and timely filed (taking into account any valid extensions) all Tax Returns that it was required to file under Applicable Law with respect to the Program and Purchased Assets.  All such Tax Returns were correct and complete in all material respects and were prepared in compliance with all Applicable Law.  All Taxes due and owing by KalVista (whether or not shown on any Tax Return) with respect to the Purchased Assets have been timely paid when due.  There are no Encumbrances for Taxes on any of the Purchased Assets, except for Permitted Encumbrances.

(b)KalVista has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay, all Liabilities for Excluded Taxes, the non-payment of which would result in an Encumbrance on any Purchased Asset, would otherwise adversely affect the Program or would result in Merck or any of its Affiliates becoming liable therefor.

Brokers

.  No broker, finder or investment banker is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of KalVista or its Affiliates.

Vote Required

.  No vote of the holders of any shares of any class or series of capital stock of KalVista or Parent is necessary to approve the transactions contemplated by this Agreement or the other Acquisition Documents.  No state takeover statute (including Section 203 of the General Corporation Law of the State of Delaware) or similar Applicable Law applies or purports to apply to the transactions contemplated by this Agreement and the other Transaction Documents or any of the other transactions contemplated hereby or thereby.

Article V
REPRESENTATIONS AND WARRANTIES OF MERCK

Merck represents and warrants to KalVista as of the Agreement Date and the Closing Date as follows:

Organization and Qualification

.  Merck is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized and has full corporate power and authority to own, operate or lease the properties and

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assets owned, operated or leased by it and to carry on its business as currently conducted.  Merck is duly qualified or licensed to do business and is in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on Merck’s ability to perform its obligations under this Agreement or the Option Agreement.

Authorization

.  Merck has the requisite corporate power and authority to enter into this Agreement and the other Acquisition Documents to which Merck is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Merck of this Agreement and any other Acquisition Document to which Merck is a party, the performance by Merck of its obligations hereunder and thereunder and the consummation by Merck of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Merck.  This Agreement has been duly executed and delivered by Merck and, assuming due authorization, execution and delivery by KalVista, this Agreement constitutes a legal, valid and binding obligation of Merck enforceable against Merck in accordance with its terms, except as may be limited by the Enforceability Exceptions.  When each other Acquisition Document to which Merck is or will be a party has been duly executed and delivered by Merck, assuming due authorization, execution and delivery by each other party thereto, such Acquisition Document will constitute a legal and binding obligation of Merck enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

No Conflicts; Consents

.

(a)The execution, delivery and performance by Merck of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, the Organizational Documents of Merck; or (ii) assuming compliance with the HSR Act and any Non-U.S. Competition Law, result in a violation or breach of any provision of any Applicable Law or Governmental Order applicable to Merck.

(b)The execution, delivery and performance by Merck of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Third Party the right to accelerate, terminate, modify or cancel any Contract or Permit to which Merck is a party, except for those consents, notices or other actions that, if not received or made, as applicable, would not reasonably be expected to have a material adverse effect on Merck’s ability to perform its obligations under this Agreement or the Option Agreement.

(c)No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Merck in connection with the execution and delivery of this Agreement or any of the other Acquisition

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Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and any comparable filings under applicable Non-U.S. Competition Law, and the expiration of the waiting periods thereunder.

Brokers

.  No broker, finder or investment banker is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Merck or its Affiliates.

Sufficiency of Funds

.  Merck, on the Closing Date, will have  sufficient cash on hand or other sources of immediately available funds to enable it to pay the Option Exercise Fee.

Legal Proceedings

.  There are no Actions pending, or to Merck’s knowledge, threatened against or by Merck or any Affiliate of Merck that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Article VI
COVENANTS

Access

.  During the period from the Agreement Date through the earlier of the Closing Date and the termination of this Agreement in accordance with Section 9.1 (the “Pre-Closing Period”), and upon reasonable advance notice to KalVista, KalVista shall provide Merck and Merck’s Representatives with reasonable access during normal business hours to KalVista’s and its Affiliates’ existing books and records (including Contracts, financial, operating, pre-clinical, clinical other data), properties and other assets, business and operations, and to KalVista’s officers, employees and Representatives, in each case, to the extent related to the Program, the Purchased Assets or the Assumed Liabilities, and KalVista shall use commercially reasonable efforts to provide Merck and its Representatives reasonable access to the facilities, books, records and personnel of Third Parties engaged in the conduct of the Program, as Merck or its Representatives may reasonably request; provided, however, that any such access shall not interfere unreasonably with the normal operation of KalVista’s business or business of any such Third Party.  Notwithstanding anything to the contrary contained in this Section 6.1, KalVista shall not be required to furnish any information or provide any such access if such furnishing or access would (A) violate Applicable Law or (B) jeopardize any attorney/client privilege or other established legal privilege, provided that KalVista uses its commercially reasonable efforts to furnish such information in a manner that would not violate Applicable Law or jeopardize any such legal privilege.

Notice of Certain Events

(a).  During the Pre-Closing Period, KalVista shall give prompt written notice to Merck of any fact, circumstance, event or action the existence, occurrence or taking of which has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.2 to be satisfied.

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Confidentiality

.  All Confidential Information (as defined in the Option Agreement) provided hereunder will be subject to and treated in accordance with the terms of the Option Agreement.

Governmental Approvals

.

(a)From and after the Agreement Date, each Party shall cooperate and coordinate to, promptly:  (i) make, or cause to be made, all filings and submissions required under Applicable Law applicable to such Party or any of its Affiliates in connection with the consummation of the transactions contemplated by this Agreement, including (A) the Notification and Report Forms as required by the HSR Act and (B) filings under any other comparable pre-transaction notification forms required by Non-U.S. Competition Laws of any applicable jurisdiction, as agreed by the Parties; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for the consummation of the transactions contemplated by this Agreement and the other Acquisition Documents.  The Parties shall not willfully take any action that would reasonably be expected to have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.  Each Party will cause all documents that it is responsible for filing with any Governmental Authority under this Section 6.4(a) to comply in all material respects with all Applicable Law.  All filing fees incurred in connection with the filings contemplated by this Section 6.4(a) shall be borne by Merck.

(b)Merck and KalVista each shall work together and promptly supply the other with reasonable assistance and information that is necessary to effectuate any filings or applications pursuant to Section 6.4(a).  Except where prohibited by Applicable Law relating to the exchange of information, and subject to Article 10 of the Option Agreement, each of Merck and KalVista shall (i) consult with the other prior to taking a material position with respect to any such filing and (ii) to the extent legally permitted, permit the other to review and discuss in advance, and, to the extent reasonably practicable, consider in good faith, the views of the other Party regarding the information pertaining to such Party and their Affiliates contained in any such filing.  The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 6.4 as “outside counsel only”.  Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials.

(c)Each of Merck and KalVista will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Authority in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to, or information or documents to comply in all material respects with, any Applicable Law.  Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.4(a), or whenever a Governmental Authority investigating the transactions described herein under the HSR Act, any Non-U.S. Competition Laws or any other Applicable Law requests information or documents from either Party, as the case may be, such Party will promptly inform the other of such occurrence and cooperate in promptly filing with the applicable Governmental Authority such amendment or supplement or promptly producing to the applicable Governmental

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Authority responsive documents and information reasonably requested by such Governmental Authority.

(d)Notwithstanding anything to the contrary set forth herein, in no event will Merck or its Affiliates be obligated to agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to enter into any licensing arrangement, to accept any operational restriction, to enter into any hold separate agreement, or take any other action that, in the reasonable judgment of Merck, could be expected to limit the right of Merck or its Affiliates to own or operate all or any portion of their respective businesses or assets (including the Program or the Purchased Assets of KalVista after the Closing Date).  With regard to any Governmental Authority, neither KalVista nor any of its Affiliates shall, without Merck’s advance written consent, propose or agree or commit to any divestiture or licensing transaction, accept any operational restriction, or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Merck or its Affiliates’ freedom of action with respect to, or Merck’s or its Affiliates’ ability to retain any of the businesses, product lines or assets of, Merck, its Affiliates, its subsidiaries, KalVista or the Program, or otherwise receive the full benefits of this Agreement.  In addition, neither Merck nor KalVista shall have any obligation to litigate with any Governmental Authority to oppose any enforcement action or remove any court or regulatory orders impeding the ability to consummate the transactions contemplated by this Agreement.

Other Consents; Efforts

(a).

(a)Each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the other Acquisition Documents, including satisfying the conditions to Closing in Article VII.  Without limitation of the foregoing, KalVista shall use its reasonable best efforts to give all notices to, and obtain all consents from, the Third Parties identified in Section 6.5(a) of the Updated Schedules.  Merck shall reasonably cooperate with KalVista in obtaining any such consents but shall have no obligation to make any payments or other accommodations (or agree to do any of the foregoing) in connection with providing such cooperation.

(b)Following the Closing, to the extent not delivered by KalVista at Closing, KalVista shall prepare and execute (or, as applicable, cause its applicable Affiliates to prepare and execute) all assignments and other instruments of transfer reasonably required to transfer to Merck or its applicable Affiliate the Registered Intellectual Property that are Owned Intellectual Property Rights.  As between KalVista and Merck, Merck shall be responsible for filing such assignments and preparing and filing any confirmatory assignments or other instruments of transfer with applicable Governmental Authorities following the Closing Date.  Merck shall be responsible for paying all out-of-pocket costs and expenses associated with such transfers and filing.  KalVista shall be responsible for providing assistance to Merck as reasonably requested to effect such transfers and filings.

Section 6.6Wrong Pockets.

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(a)Assets.  If, on or after the Closing Date, either Party becomes aware that any of the Purchased Assets has not been transferred to Merck or that any of the Excluded Assets has been transferred to Merck, it shall promptly notify the other and the Parties shall, as soon as reasonably practicable, ensure that such property is transferred, at the expense of KalVista and with any necessary prior Third Party consent or approval, to (i) Merck or its applicable Affiliate, in the case of any Purchased Asset which was not transferred to Merck or its applicable Affiliate at the Closing; or (ii) KalVista, in the case of any Excluded Asset which was transferred to Merck or its applicable Affiliate at the Closing.

(b)Payments.  If, on or after the Closing Date, either Party or its Affiliate receives any payments or other funds due to the other pursuant to the terms of this Agreement or any other Transaction Document, then the Party or its Affiliate receiving such funds shall, within thirty (30) days  after receipt of such funds, forward such funds to the proper Party.

(c)Accounts Payable.  If, on or after the Closing Date, (i) Merck or any of its Affiliates receives any invoices from any Third Party with respect to any account payable of the Program outstanding prior to the Closing, then Merck shall, within thirty (30) days after receipt of such invoice, provide such invoice to KalVista; and (ii) KalVista or any of its Affiliates receives any invoices from any Third Party with respect to any account payable of Merck or any of its Affiliates for any period after the Closing, then KalVista shall, within thirty (30) days after receipt of such invoice, provide such invoice to Merck.

Bulk Sales Laws

.  The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Applicable Law of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Merck; it being understood that any Liabilities arising out of the failure of KalVista to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Applicable Law of any jurisdiction shall be treated as Excluded Liabilities.

[State Takeover Laws

.  If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated by this Agreement or any other Transaction Document, Parent, KalVista and Merck shall use their respective reasonable best efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder or thereunder may be consummated as promptly as practicable on the terms contemplated hereby or thereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such transactions.]

Delivery of Tangible Purchased Assets

.  To the extent not delivered to Merck at the Closing, KalVista shall deliver, or cause to be delivered, all tangible Purchased Assets to Merck promptly following the Closing at such times and locations as agreed by Merck and KalVista.

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Article VII
CONDITIONS TO CLOSING

Conditions to Obligations of All Parties

.  The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)Regulatory Approvals.  Any applicable waiting or review periods (or extensions thereof) relating to the transaction contemplated hereby under the HSR Act and the Non-U.S. Competition Laws identified on Schedule 7.1(a) shall have expired or been terminated.

(b)No Adverse Order or Law; No Action.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order or Applicable Law which is in effect and has the effect of making the transactions contemplated by this Agreement or the other Acquisition Documents illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder or thereunder to be rescinded following completion thereof.

Conditions to Obligations of Merck

.  The obligations of Merck to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, to the extent permitted by Applicable Law, Merck’s waiver, at or prior to the Closing, of each of the following conditions:

(a)Representations and Warranties.  The representations and warranties of KalVista set forth in Article IV shall be true and correct in all material respects (except for those representations and warranties that are qualified by “materiality,” “Material Adverse Effect” and words of similar import set forth therein, which shall be true and correct in all respects), in each case, on and as of the Agreement Date and the Closing Date (other than those representations and warranties which address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); provided, however, that the KalVista Fundamental Representations shall be true and correct in all respects, in each case, on and as of the Agreement Date and the Closing Date (other than those representations and warranties which address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)Covenants.  KalVista shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by KalVista on or prior to the Closing Date.

(c)Material Adverse Effect.  There shall not have occurred, and be continuing, any Material Adverse Effect since the Agreement Date.

(d)Consents.  KalVista shall have provided to Merck each of the approvals, consents or waivers set forth in Section 6.5 of the Updated Schedules, each in form and substance reasonably acceptable to Merck.

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(e)No Actions.  No Actions shall be pending or threatened by any Governmental Authority of the type described in Section 7.1(b).

(f)Certain Closing Deliveries.  KalVista shall have delivered or caused to be delivered to Merck:

(i)the Escrow Agreement, duly executed by KalVista and the Escrow Agent;

(ii)a bill of sale and assignment and assumption agreement, substantially in the form of Exhibit A (the “Bill of Sale”), duly executed by KalVista;

(iii)assignment agreements, substantially in the form of Exhibit B (the “Intellectual Property Assignments”), duly executed by KalVista;

(iv)any other Transfer Documents, in form and substance reasonably satisfactory to the Parties and duly executed by KalVista;

(v)a certificate, dated the Closing Date and signed by a duly authorized officer of KalVista, that certifies that each of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied; and

(vi)a certificate of the Secretary or Assistant Secretary (or equivalent officer) of KalVista certifying that attached thereto are true and complete copies of: (A) KalVista’s Organizational Documents; (B) all resolutions adopted by the board of directors or managers (or equivalent governing body) of KalVista authorizing the execution, delivery and performance of this Agreement and the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby; and (C) the name, title, incumbency and signatures of the officers authorized to execute this Agreement, the Acquisition Documents, and the other documents to be delivered hereunder and thereunder on behalf of KalVista.

Conditions to Obligations of KalVista

.  The obligations of KalVista to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, to the extent permitted by Applicable Law, KalVista’s waiver, at or prior to the Closing, of each of the following conditions:

(a)Representations and Warranties.  The representations and warranties of Merck set forth in Article V shall be true and correct in all material respects (except for those representations and warranties that are qualified by “materiality,” “material adverse effect” and words of similar import set forth therein, which shall be true and correct in all respects), in each case, on and as of the Agreement Date and the Closing Date (other than those representations and warranties which address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); provided, however, that the Merck Fundamental Representations shall be true and correct in all respects, in each case, on and as of the Agreement Date and the Closing Date (other than those representations and warranties which

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address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)Covenants.  Merck shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by Merck on or prior to the Closing Date.

(c)Certain Closing Deliveries.  Merck shall have delivered or caused to be delivered to KalVista:

(i)the Escrow Agreement, duly executed by Merck;

(ii)the Bill of Sale, duly executed by Merck;

(iii)the Intellectual Property Assignments, duly executed by Merck;

(iv)any other Transfer Documents in form and substance reasonably satisfactory to the Parties and duly executed by Merck; and

(v)a certificate, dated the Closing Date and signed by a duly authorized officer of Merck, that certifies that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Article VIII
INDEMNIFICATION

Survival

.  The representations and warranties of the Parties contained in this Agreement shall survive until the first anniversary of the Closing Date; except that the representations and warranties set forth in (a) Section 4.7 (Intellectual Property), Section 4.8 (Inventory) and Section 4.11 (Regulatory Matters) shall survive until the date that is [***] after the Closing Date and (b) (i) Section 4.1 (Organization and Qualification), Section 4.2 (Authorization), Section 4.3(a) (No Conflicts), Section 4.6 (Title to Purchased Assets), Section 4.12 (Tax Matters), and Section 4.13 (Brokers) (the representations and warranties set forth in this Section 8.1(b)(i), collectively, the “KalVista Fundamental Representations”) and (ii) Section 5.1 (Organization and Qualification), Section 5.2 (Authorization), Section 5.3(a) (No Conflicts), and Section 5.4 (Brokers) (the representations and warranties set forth in this Section 8.1(b)(ii), collectively, the “Merck Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations with respect to the particular matter that is the subject matter thereof (taking into account all extensions of any applicable statute of limitations permitted under Applicable Law).  All covenants and agreements of the Parties in this Agreement shall survive until the earlier of (a) the date on which such covenant or agreement is fully performed in accordance with this Agreement and (b) the period explicitly specified therein.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent, known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of

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the relevant representation or warranty and such claims shall survive until fully and finally resolved.

Indemnification by KalVista

.  From and after the Closing, subject to the other terms and conditions of this Article VIII, KalVista shall indemnify and defend each of Merck and its Affiliates and their respective Representatives (collectively, the “Merck Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Merck Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of KalVista contained in this Agreement or in any certificate or instrument delivered by or on behalf of KalVista pursuant to this Agreement;

(b)any breach of or failure to perform any covenant, agreement or obligation to be performed by KalVista pursuant to this Agreement;

(c)any Excluded Asset or any Excluded Liability;

(d)any Excluded Taxes; or

(e)any failure of KalVista to pay any Transfer Taxes to be borne by KalVista under Section 3.3.

Indemnification by Merck

.  From and after the Closing, subject to the other terms and conditions of this Article VIII, Merck shall indemnify and defend each of KalVista and its Affiliates and their respective Representatives (collectively, the “KalVista Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the KalVista Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of Merck contained in this Agreement or in any certificate or instrument delivered by or on behalf of Merck pursuant to this Agreement;

(b)any breach of or failure to perform any covenant, agreement or obligation to be performed by Merck pursuant to this Agreement;

(c)any Assumed Liability; or

(d)all Liabilities for Taxes of Merck or any of its Affiliates, for Transfer Taxes that are not Excluded Taxes, for Taxes attributable to a breach of the covenants set forth in Section 6.6 by Merck or any of its Affiliates, and for VAT to be borne by Merck under Section 3.3(a) or withholding Taxes to be borne by Merck under Section 3.3(c).

Certain Limitations

.  The indemnification provided for in Section 8.2 and Section 8.3 shall be subject to the following limitations:

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(a)Threshold.  Notwithstanding anything to the contrary herein, no Merck Indemnified Party or KalVista Indemnified Party may recover Losses pursuant to Section 8.2(a) or Section 8.3(a), respectively, [***]; provided, however, that this Section 8.4(a) shall not apply to any claims for fraud or inaccuracy in or breach of the KalVista Fundamental Representations or Merck Fundamental Representations.

(b)KalVista Cap.  [***] This Section 8.4(b) shall not apply to any claims for fraud.

(c)Merck Cap.  [***] This Section 8.4(c) shall not apply to any claims for fraud.

(d)No Effect of Materiality.  For purposes of this Article VIII, for calculating the amount of any Losses with respect to any inaccuracy in or breach of any representation or warranty, any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty shall be disregarded.

(e)No Duplication of Recovery.  Notwithstanding anything to the contrary in this Agreement, no Person shall be entitled to recover more than once for any Loss or be indemnified under this Agreement for Losses for which such Person has been otherwise compensated under any other Transaction Document.

(f)Limitation on Liability.  IN NO EVENT SHALL A PARTY OR ITS AFFILIATES, OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE ARISING OUT OF THIS AGREEMENT, EXCEPT WITH RESPECT TO ANY SUCH LOSSES (i) ACTUALLY AWARDED TO A THIRD PARTY IN RESPECT OF THIRD PARTY CLAIMS INDEMNIFIED HEREUNDER OR (ii) RISING OUT OF OR BASED ON A PARTY’S FRAUD OR WILLFUL MISCONDUCT OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 6.3.

Indemnification Procedures

.  The Party making a claim under this Article VIII is referred to as the “Indemnified Party” and the Party against whom such claim is asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a)Third Party Claims - Notice.  In the event that an Indemnified Party is seeking indemnification under this Article VIII in respect of any Action made or brought by a Third Party (a “Third Party Claim”), it shall inform the Indemnifying Party of such Third Party Claim as soon as reasonably practicable after it receives notice of such Third Party Claim (such notice, the “Claim Notice”); provided, however, the failure to inform the Indemnifying Party as soon as reasonably practicable shall not relieve the Indemnifying Party of its indemnification obligations, except and to the extent that the Indemnifying Party is actually prejudiced by reason of such failure.  Such Claim Notice shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.

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(b)Third Party Claims - Control.  Subject to Merck’s right to control any Actions relating to the Intellectual Property Rights included in the Purchased Assets (even where KalVista is the Indemnifying Party), the Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within ten (10) Business Days after receipt of a Claim Notice, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if such Third Party Claim (i) seeks any relief other than monetary damages, (ii) has been brought by or on behalf of any Governmental Authority or in connection with taxes or any criminal or regulatory enforcement action, (iii) is reasonably likely to result in a regulatory enforcement action by a Governmental Authority against the Indemnified Party, or (iv) relates to the intellectual property rights of the Indemnified Party (the conditions set forth in clauses (i), (ii), (iii) and (iv) above are collectively referred to as the “Defense Conditions”).  Within ten (10) Business Days after the Indemnifying Party has given notice to the Indemnified Party of its exercise of its right to defend a Third Party Claim, the Indemnified Party will give notice to the Indemnifying Party of any objection thereto based upon the Defense Conditions.  If the Indemnified Party reasonably so objects, the Indemnified Party will continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn.  If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party will be entitled, at its sole cost and expense, to assume direction and control of such defense.  During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party will cooperate, and will cause its Affiliates and Representatives to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party.  Notwithstanding anything to the contrary contained in this Section 8.5(b), the Indemnified Party or its Affiliates shall not be required to furnish any information or provide any testimony if such furnishing or provision would (A) violate Applicable Law or (B) jeopardize any attorney/client privilege or other established legal privilege, provided that the Indemnified Party and its Affiliates use their reasonable best efforts to furnish such information or testimony in a manner that would not violate Applicable Law or jeopardize any such legal privilege.  In the event that the Defense Conditions are not satisfied or the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten (10) Business Days after receipt of the Claim Notice, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense).  The Indemnifying Party or the Indemnified Party, as the case may be, will have the right, at its own expense, to participate in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, the defense of any Third Party Claim that the other Party is defending as provided in this Agreement.

(c)Third Party Claims – Settlement.  The Indemnifying Party will not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement of a Third Party Claim that (i) commits the Indemnified Party to take, or to forbear to take, any action, or (ii) does not include a complete release of claims against the Indemnified Party.  The

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Indemnified Party will have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief solely against the Indemnified Party, but will not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages or equitable or other non-monetary relief against the Indemnifying Party without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed).  Neither the Indemnifying Party nor the Indemnified Party will make any admission of liability in respect of any Third Party Claim without the prior written consent of the other Party.

(d)Direct Claims.  Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by informing the Indemnifying Party of such claim as soon as reasonably practicable (an “Indemnification Demand”); provided, however, that the failure to inform the Indemnifying Party as soon as reasonably practicable shall not relieve the Indemnifying Party of its indemnification obligations, except and to the extent that the Indemnifying Party is actually prejudiced by reason of such failure.  Such Indemnification Demand by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.  The Indemnified Party shall allow the Indemnifying Party and its professional advisors to reasonably investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request.  Notwithstanding anything to the contrary contained in this Section 8.5(d), the Indemnified Party shall not be required to furnish any information or provide any such access if such furnishing or access would (i) violate Applicable Law or (ii) jeopardize any attorney/client privilege or other established legal privilege, provided that the Indemnified Party uses its reasonable best efforts to furnish such information in a manner that would not violate Applicable Law or jeopardize any such legal privilege.  If the Indemnifying Party fails to notify the Indemnified Party within thirty (30) days following receipt of an Indemnification Demand that it disputes such Direct Claim set forth therein, the Direct Claim set forth in the Indemnification Demand shall be conclusively deemed a Loss to be indemnified under this Agreement, and the Indemnified Party shall be indemnified for the amount of the Loss stated in such Indemnification Demand on demand or, in the case of any Indemnification Demand in which the amount of such Loss (or any portion thereof) are estimated, on such later date when the amount of such Loss (or such portion thereof) becomes finally determined; provided, however, that the lack of final determination of the amount of estimated Loss (or any portion thereof) shall not limit the right of Merck to set off any claims against the Milestone Payments or the Royalty Payments in accordance with Section 8.8 in the amount of the estimated Losses set forth in the applicable Indemnification Demand.  If an Indemnifying Party notifies the Indemnified Party that it disputes any such Direct Claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of thirty (30) days following the Indemnified Party’s receipt of such notice to agree upon a resolution and determination of the amount of the indemnified Loss with respect to such Direct Claim.  If no such agreement with respect to the Direct Claim can be reached

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after such thirty (30)-day period of good faith negotiation (subject to further extensions of such time period for negotiation as mutually agreed upon in writing by the Parties), either the Indemnifying Party or the Indemnified Party may seek resolution pursuant to Section 13.14(b) of the Option Agreement (as incorporated herein pursuant to Section 10.1) for purposes of having the Direct Claim resolved in accordance with the terms of this Agreement.

Payments

.  Once a Loss (a) is agreed to by the Indemnifying Party, (b) is conclusively deemed to be an indemnifiable Loss after the Indemnifying Party fails to dispute an Indemnification Demand pursuant to Section 8.5(d), or (c) is finally determined in accordance with Section 13.14(b) of the Option Agreement (as incorporated herein pursuant to Section 10.1), the Indemnifying Party shall satisfy its obligations to pay the amount of such Loss to the Indemnified Party within fifteen (15) Business Days after determination of such Loss, by wire transfer of immediately available funds.

Source of Recovery

.  The Merck Indemnified Parties’ sources for payment of indemnification obligations hereunder shall be satisfied (a) first, from seeking recovery from the Escrow Amount pursuant to the Escrow Agreement, (b) second, if and to the extent a Milestone Payment or Royalty Payment is then due and payable hereunder, by set off pursuant to Section 8.8 against any such Milestone Payment or Royalty Payment that is then due and payable, or (c) third, by seeking recovery directly from KalVista or Parent.  KalVista shall provide the Escrow Agent with any instructions required by the Escrow Agreement in order for the Escrow Agent to release any portion of the Escrow Amount to Merck in satisfaction of any amounts owed to any Merck Indemnified Party under this Article VIII.

Right of Set-Off

.

(a)Merck is expressly authorized to set off any Losses for which it is finally determined in accordance with Section 8.6 to be entitled to indemnification hereunder against any Milestone Payment or Royalty Payment that becomes due and payable under the Transaction Documents.

(b)Notwithstanding Section 6.3 and Section 6.5 of the Option Agreement, if at the time any Milestone Payment or Royalty Payment is due and payable there shall be any outstanding indemnification claim pursuant to Section 8.2 in which the amount of Losses with respect thereto shall not have been finally determined in accordance with Section 8.6, then the amount of such Milestone Payment or Royalty Payment shall be reduced by the amount of Losses that the Merck Indemnified Party reasonably estimates to be subject to such indemnification claim and that is set forth in the Claim Notice or the Indemnification Demand (taking into account the information then available to the Merck Indemnified Party).  If the final amount of Losses for such indemnification claim is less than the amount by which such Milestone Payment or Royalty Payment was reduced for such claim, then Merck shall promptly deliver the difference to KalVista.

Tax Treatment of Indemnification Payments

.  All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Applicable Law.

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Effect of Investigation

(a).  The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party's waiver of any condition set forth in Section 7.2 or Section 7.3, as the case may be.

Exclusive Remedies

.  Subject to Section 13.19 of the Option Agreement (as incorporated herein pursuant to Section 10.1), the Parties acknowledge and agree that, following the Closing, their sole and exclusive monetary remedy with respect to any and all claims (other than claims arising from fraud on the part of a Party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein shall be pursuant to the indemnification provisions set forth in this Article VIII; provided that, subject to Section 8.4, the foregoing shall not limit any Party’s remedies under any other Transaction Document.  Nothing in this Section 8.11 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Person’s fraudulent conduct.

Article IX
TERMINATION

Termination

.  This Agreement may be terminated at any time prior to the Closing:

(a)by the mutual written consent of KalVista and Merck;

(b)by either Merck or KalVista, in the event that (i) there shall be any Applicable Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable;

(c)by Merck (provided that Merck is not then in material breach of any of its representations, warranties, covenants, or other agreements contained in this Agreement), in the event of a breach by KalVista of any of its representations, warranties, covenants, or agreements contained in this Agreement if such breach (i) would give rise to the failure of a condition set forth in Section 7.1 or Section 7.2 and (ii) cannot be or has not been cured by KalVista within the earlier of (x) [***] after the delivery of written notice to KalVista of such breach and (y) the third (3rd) Business Day prior to the End Date;

(d)by KalVista (provided that KalVista is not then in material breach of any of its representations, warranties, covenants, or other agreements contained in this Agreement), in the event of a breach by Merck of any of its representations, warranties, covenants, or agreements contained in this Agreement if such breach (i) would give rise to the failure of a condition set forth in Section 7.1 or Section 7.3 and (ii) cannot be or has not been cured by Merck within the earlier of

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(x) [***] after the delivery of written notice to Merck of such breach and (y) the third (3rd) Business Day prior to the End Date; or

(e)by either Merck or KalVista by providing written notice to the other at any time after the Agreement Date if the Closing has not occurred by reason of the failure of any condition set forth in Section 7.1 or Section 7.2, in the case of Merck’s termination right, or Section 7.1 or Section 7.3, in the case of KalVista’s termination right, to be satisfied prior to the date that is [***] after the Agreement Date; provided that if the condition set forth in Section 7.1(a) is the only condition in Article VII (other than any condition in Article VII that by its terms can be satisfied only at the Closing) not to be satisfied by such date, such date shall be automatically be extended until the earlier of (i) the date that is [***] after the Agreement Date and (ii) [***] following the date on which the condition set forth in Section 7.1(a) is satisfied (the applicable date, the “End Date”) provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any Party (A) whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement to be consummated on or before the End Date or (B) if the other Party has commenced an action for specific performance to cause the Closing to occur pursuant to Section 13.19 of the Option Agreement (as incorporated herein pursuant to Section 10.1).

Effect of Termination

.

(a)In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and of no further force or effect, and there shall be no Liability on the part of any Party; provided, however, that this Section 9.2 (Effect of Termination) and Article X (Miscellaneous) shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms, and (b) neither KalVista nor Merck shall be relieved of any Liability arising from any fraud or willful and knowing breach by such Party of any provision of this Agreement prior to the date of such termination.  A “willful and knowing breach” by a Party of a provision of this Agreement shall mean that such party knowingly undertook an action, or failed to undertake an action, with the understanding that the action, or the failure to act, was a breach by such Party of the applicable provisions of this Agreement.

(b)As soon as practicable following a termination of this Agreement in accordance with this Article IX for any reason, but in no event more than [***] after such termination, Merck and KalVista shall, to the extent practicable, withdraw all filings, applications and other submissions relating to the transactions contemplated by this Agreement filed or submitted by or on behalf of such Person, any Governmental Authority or other Person.

Article X
MISCELLANEOUS

General

.  Article 13 of the Option Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

[MERCK]

By: ________________________________

Name:

Title:

KALVISTA PHARMACEUTICALS LIMITED

By: ________________________________

Name:

Title:

[Form of] Bill of Sale and

Assignment and Assumption Agreement

This Bill of Sale and Assignment and Assumption Agreement (this “Bill of Sale”) is made as of this [___] day of [__________], by and between KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales (“KalVista”)4, and [Merck], a [●] (“Merck”).

RECITALS

WHEREAS, KalVista and Merck are parties to the Asset Purchase and License Agreement, dated as of [●] (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, KalVista has agreed to sell, assign, transfer, convey and deliver all of its right, title and interest in, to and under the Purchased Assets and transfer the Assumed Liabilities to Merck, and Merck has agreed to purchase and accept the Purchased Assets and accept, assume and become liable for the Assumed Liabilities.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Bill of Sale and of the representations, warranties, conditions, agreements and promises contained in the Asset Purchase Agreement, this Bill of Sale and the other Transfer Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.Definitions.  Unless otherwise specifically provided herein, capitalized terms used in this Bill of Sale and not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

2.Conveyance and Acceptance.  In accordance with the provisions of the Asset Purchase Agreement, KalVista hereby sells, assigns, transfers, conveys and delivers to Merck all of KalVista’s right, title and interest in, to and under the Purchased Assets, and Merck hereby purchases and accepts all of KalVista’s right, title and interest in, to and under the Purchased Assets, in each case, free and clear of any Encumbrances (other than Permitted Encumbrances).

3.Assumption of Assumed Liabilities.  In accordance with the provisions of the Asset Purchase Agreement, KalVista hereby assigns to Merck the Assumed Liabilities and Merck hereby unconditionally accepts, assumes and agrees to become liable for the Assumed

[4]	Note to Draft: This Bill of Sale to include any KalVista Affiliates that own any of the Purchased Assets and to be revised accordingly.

Liabilities.  Merck shall not assume or have or incur any responsibility of any nature for any Liabilities of KalVista or any of its Affiliates other than the Assumed Liabilities.

4.Asset Purchase Agreement Controls.  Notwithstanding any other provision of this Bill of Sale to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, or any of the obligations of Merck or KalVista (or any of their respective Affiliates) set forth in the Asset Purchase Agreement or the Option Agreement.  This Bill of Sale is subject to and governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement.  Nothing contained herein is intended to modify or supersede any of the provisions of the Asset Purchase Agreement or the Option Agreement.

5.Incorporation by Reference.  The following provisions of the Option Agreement are hereby incorporated by reference, substituting in each such section, the term “Bill of Sale” as defined herein for the term “Agreement” as defined in the Option Agreement:  Section 13.1 (Entire Agreement; Amendment); Section 13.3 (Governing Law); Section 13.4 (Notices); Section 13.7 (Assignment); Section 13.8 (Counterparts); Section 13.9 (Further Actions); Section 13.10 (Severability); and Section 13.17 (Third-Party Beneficiaries; Affiliates).

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale and Assignment and Assumption Agreement as of the date first written above.

KalVista Pharmaceuticals Limited

By:	_____________________________
Name:	_____________________________
Title:	_____________________________

[***]Confidential Treatment Requested.

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

[MERCK]

By:	_____________________________
Name:	_____________________________
Its:	_____________________________

[***]Confidential Treatment Requested.

EXHIBIT B

[Form of] Intellectual Property Assignment Agreement

This Intellectual Property Assignment Agreement (this “Agreement”) is made as of [__________] (the “Effective Date”) by and between KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales (“KalVista”)5, and [Merck], a [●] (“Merck”).  Merck and KalVista are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, KalVista and Merck are parties to the Asset Purchase and License Agreement, dated as of [●] (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, KalVista has agreed to sell, assign, transfer, convey and deliver all of its right, title and interest in, to and under all Intellectual Property Rights and Common IP (each as defined in the Asset Purchase Agreement) to Merck, and Merck has agreed to purchase and accept the Intellectual Property Rights and Common IP.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained in the Asset Purchase Agreement, this Agreement and the other Transfer Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Assignment.  KalVista hereby sells, assigns, transfers, conveys and delivers to Merck all of KalVista’s rights, title, and interest (including the right to recover for unsettled past, present and future infringement and including the right to claim priority) in, to, and under all Intellectual Property Rights and Common IP, including (a) the patents and patent applications set forth on Attachment A hereto, any and all letters patent that may be granted thereon or derived therefrom or based on any regional or national phase application thereof, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof (the “Patents”), (b) all trademarks and trademark applications identified on Attachment A hereto (the “Trademarks”)6 and (c) all copyrights and copyright applications identified on Attachment A hereto (the “Copyrights”)7.  The Parties agree to have executed and file with the United States Patent and Trademark Office the confirmatory assignment with respect to the Patents in the form attached hereto as Attachment B, and with respect to any jurisdiction other than the United States, confirmatory assignments with respect to the Patents substantially in the form attached hereto as Attachment B or as otherwise required or customary in such jurisdiction.  KalVista shall take any reasonable actions, and will execute, deliver, and file such documents and instruments, in each case at Merck’s expense, as required in order to effectuate the assignment of the Patents as set forth in this Agreement.  In the event that Merck is unable, after reasonable notice to KalVista, for any reason whatsoever, to secure KalVista’s signature to any document KalVista is required to execute

[5]	Note to Draft: This Agreement to include any KalVista Affiliates that own any of the assigned IP.

[6]	Note to Draft: To include Trademarks, if any.
[7]	Note to Draft: To include Copyrights, if any.

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EXHIBIT B

pursuant to this Section 1 to vest, secure, perfect, protect or enforce the rights and interests of Merck in and to the Patents, Trademarks and Copyrights, KalVista hereby irrevocably designates and appoints Merck and its duly authorized officers and agents as KalVista’s agents and attorneys-in-fact, to act for and on its behalf and instead of KalVista, to execute and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by KalVista.

2.General.

2.1Definitions.  Unless otherwise specifically provided herein, capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

2.2Asset Purchase Agreement Controls.  Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, or any of the obligations of Merck or KalVista (or any of their respective Affiliates) set forth in the Asset Purchase Agreement or the Option Agreement.  This Agreement is subject to and governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement.  Nothing contained herein is intended to modify or supersede any of the provisions of the Asset Purchase Agreement or the Option Agreement.

2.3Incorporation by Reference.  The following provisions of the Option Agreement are hereby incorporated by reference, mutatis mutandis:  Section 13.1 (Entire Agreement; Amendment); Section 13.3 (Governing Law); Section 13.4 (Notices); Section 13.7 (Assignment); Section 13.8 (Counterparts); Section 13.9 (Further Actions); Section 13.10 (Severability); and Section 13.17 (Third-Party Beneficiaries; Affiliates).

[Signature page follows]

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In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives.

KalVista Pharmaceuticals Limited

By:

Name:

Title:

[Merck]

By:

Name:

Title:

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[Signature Page to Intellectual Property Assignment Agreement]

Attachment A

Certain Intellectual Property Rights and Common IP

I.	Patents[4]

Patent/Publication No.	Application No Application No.	Country	Title	Status

II.	Trademarks

III.	Copyrights

[4] Note to Draft: To include, without limitation, the patents set forth on Exhibit C to the Option Agreement.

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Attachment B

Confirmatory Assignment

---------------------------------------------------------------------------------------------

In the United States Patent and Trademark Office

Whereas, KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales, having its principal place of business at Building 227, Tetricus Science Park, Porton Down, SP40JQ, United Kingdom  (“ASSIGNOR”), owns certain patents and/or patent applications, as set forth in Appendix 1 attached hereto and incorporated herein by this reference, and including any and all letters patent that may be granted thereon or derived therefrom or based on any regional or national phase application thereof, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof (“PATENTS”); and

Whereas, [Merck], a [●] having its principal place of business at [●] (“ASSIGNEE”), acquired ASSIGNOR’s rights, title and interest in, to and under the PATENTS;

Whereas, ASSIGNOR and ASSIGNEE have entered into a certain Asset Purchase Agreement and Intellectual Property Assignment Agreement, each dated as of [●], assigning, among other things, all right, title and interest in, to and under the PATENTS from ASSIGNOR to ASSIGNEE;

Now, Therefore, ASSIGNOR hereby confirms that, for good and valuable consideration paid by ASSIGNEE to ASSIGNOR, the receipt and sufficiency of which hereby is acknowledged, ASSIGNOR assigned to ASSIGNEE the ASSIGNOR’S entire rights, title and interest in and to the PATENTS.

[Signature page follows]

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In Witness Whereof, ASSIGNOR has caused this Assignment to be duly executed by an authorized officer on this ____ day of ___________, 20[xx].

KalVista Pharmaceuticals Limited

By:

Name:

Title:

STATE OF _______________)

) ss.

COUNTY OF _____________)

On _______________________, 20[xx], before me, the undersigned notary public in and for said County and State, personally appeared _______________,

____personally known to me [or]

____proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies) and that, by his signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

Witness my hand and official seal.

________________________________

My commission expires on

   ________________________________

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[Signature Page to Confirmatory Assignment]

Agreed and Acknowledged:

[Merck]

By:

Name:

Title:

STATE OF _______________)

) ss.

COUNTY OF _____________)

On _______________________, 20[xx], before me, the undersigned notary public in and for said County and State, personally appeared _______________,

____personally known to me [or]

____proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies) and that, by his signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

Witness my hand and official seal.

________________________________

My commission expires on

   ________________________________

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Attachment 1

Patents5

Patent/Publication No.	Application No Application No.	Country	Title	Status

[5] Note to Draft: To include, without limitation, the patents set forth on Exhibit C to the Option Agreement.

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TRANSITION SCHEDULE: PRECLINICAL BIOLOGY, TOXICOLOGY, DMPK, REGULATORY AND CHEMISTRY MANUFACTURING AND CONTROL

Activity Description
[***]
[***]
•Regulatory Documentation 1.[***] 2.[***] 3.[***] 4.[***] 5.[***]
CMC
I.Drug Product (DP) Clinical Supply. A. GMP Inventory Transfer. [***] B. DP Clinical Supply by KalVista. [***] C. DP for Clinical Supply by Merck. [***]
II.Drug Substance. A.DS Inventory. [***] B.DS Tech Transfer. [***]
III.DP Tech Transfer. [***]
Analytical Tech Transfer. [***]
IV.Vendors. [***]

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Exhibit F

Oral DME Asset Purchase and License Agreement

[see attached.]

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Exhibit F

ASSET PURCHASE AND LICENSE AGREEMENT

by and between

[MERCK]10[,]

[and]

KALVISTA PHARMACEUTICALS LIMITED

[and

KALVISTA PHARMACEUTICALS, INC.,

solely for purposes of Sections 6.8, 6.9, 6.10 and 9.3 and Articles VIII and X]11

Dated as of [●]

[8]	Note to Draft: Merck entity to be determined closer in time to Agreement signing.
[9]	Note to Draft: [***]

NY: 1062294-30

TABLE OF CONTENTS

   Page

Article I DEFINITIONS	1
Section 1.1	Certain Definitions1
Article II PURCHASE AND SALE; CLOSING	6
Section 2.1	Purchased Assets6
Section 2.2	Excluded Assets7
Section 2.3	Assumed Liabilities8
Section 2.4	Excluded Liabilities8
Section 2.5	Non-Assignable Assets8
Section 2.6	Closing9
Section 2.7	License.9
Section 2.8	Technology Transfer and Transition Plan.9
Article III CONSIDERATION	11
Section 3.1	Purchase Price11
Section 3.2	Purchase Price Allocation11
Section 3.3	Tax Matters11
Article IV REPRESENTATIONS AND WARRANTIES OF KALVISTA	13
Section 4.1	Organization and Qualification13
Section 4.2	Authorization13
Section 4.3	No Conflicts; Consents14
Section 4.4	Absence of Certain Changes14
Section 4.5	Material Contracts14
Section 4.6	Title to Purchased Assets15
Section 4.7	Intellectual Property15
Section 4.8	Inventory16
Section 4.9	Legal Proceedings; Governmental Orders16
Section 4.10	Compliance with Laws17
Section 4.11	Regulatory Matters17
Section 4.12	Tax Matters19
Section 4.13	Brokers19
Section 4.14	Vote Required19
Article V REPRESENTATIONS AND WARRANTIES OF MERCK	20
Section 5.1	Organization and Qualification20
Section 5.2	Authorization20
Section 5.3	No Conflicts; Consents20
Section 5.4	Brokers21

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Section 5.5	Sufficiency of Funds21
Section 5.6	Legal Proceedings21
Article VI COVENANTS	21
Section 6.1	Access21
Section 6.2	Notice of Certain Events22
Section 6.3	Confidentiality22
Section 6.4	Governmental Approvals22
Section 6.5	Other Consents; Efforts23
Section 6.6	Wrong Pockets.24
Section 6.7	Bulk Sales Laws24
Section 6.8	[State Takeover Laws25
Section 6.9	[***]25
Section 6.10	[***]25
Section 6.11	Delivery of Tangible Purchased Assets25
Article VII CONDITIONS TO CLOSING	26
Section 7.1	Conditions to Obligations of All Parties26
Section 7.2	Conditions to Obligations of Merck26
Section 7.3	Conditions to Obligations of KalVista27
Article VIII INDEMNIFICATION	28
Section 8.1	Survival28
Section 8.2	Indemnification by KalVista29
Section 8.3	Indemnification by Merck29
Section 8.4	Certain Limitations30
Section 8.5	Indemnification Procedures31
Section 8.6	Payments33
Section 8.7	Source of Recovery33
Section 8.8	Right of Set-Off34
Section 8.9	Tax Treatment of Indemnification Payments34
Section 8.10	Effect of Investigation34
Section 8.11	Exclusive Remedies34
Article IX TERMINATION	35
Section 9.1	Termination35
Section 9.2	Effect of Termination36
Section 9.3	[Termination Fee; Expense Reimbursement36
Article X MISCELLANEOUS	37
Section 10.1	General37
Section 10.2	[Representations and Warranties of Parent.37

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EXHIBITS:

Exhibit AForm of Bill of Sale and Assignment and Assumption Agreement

Exhibit BForms of Intellectual Property Assignments

SCHEDULES:

Schedule 1.1(ee)Certain Purchased Books and Records

Schedule 2.1(f)Assumed Contracts

Schedule 2.8Transition Plan

Schedule 7.1(a)Non-U.S. Competition Laws

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INDEX OF DEFINED TERMS

Adverse Recommendation Change	28
Agreement	1
Agreement Date	1
Allocation Schedule	12
Assumed Contracts	7
Bill of Sale	31
Claim Notice	35
Closing	9
Closing Date	9
Competing Transaction Proposal	30
Defense Conditions	36
Direct Claim	37
End Date	40
Enforceability Exceptions	14
Escrow Termination Date	12
Excluded Assets	7
Excluded Liabilities	8
FCPA	18
Foreign Competition Law	4
Indemnification Demand	37
Indemnified Party	35
Indemnifying Party	35
Intellectual Property Assignments	31
KalVista	1
KalVista Fundamental Representations	33
KalVista Indemnified Parties	34
KalVista Parties	42
KalVista Permits	18
KalVista Termination Fee	41
Merck	1
Merck Fundamental Representations	33
Merck Indemnified Parties	33
Milestone Payments	11
Non-Assignable Asset	9
OECD Convention	18
Option Agreement	1
Option Exercise Fee	11
Parent	1
Parent Board	26
Parent Board Recommendation	27
Parent Stockholders’ Meeting	26
Parties	1
Party	1
Pre-Closing Period	22
Prohibited Payment	18
Proxy Statement	26
Purchased Assets	6
Required KalVista Stockholder Vote	20
Required Parent Stockholder Vote	20
Royalty Payments	11
SEC	26
Third Party Claim	35
Third Party Expenses	41
Threshold	34
Transfer Taxes	12
UK Bribery Act	18
VAT	12

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ASSET PURCHASE AND LICENSE AGREEMENT

This Asset Purchase and License Agreement (this “Agreement”) is entered into as of [●] (the “Agreement Date”), by and between [Merck], a [●] (“Merck”), [and] KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales (“KalVista”)[, and, solely for purposes of Sections 6.8, 6.9, 6.10 and 9.3 and Articles VIII and X, KalVista Pharmaceuticals, Inc., a Delaware corporation (“Parent”)].  Merck and KalVista may each be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, KalVista discovered molecules that Specifically Modulate the Target, including the IVT Compounds and Oral DME Compounds;

WHEREAS, KalVista and Merck entered into that certain Option Agreement, dated as of October 6, 2017 (the “Option Agreement”), among other things, granting to Merck the Oral DME Option, all in accordance with the terms and conditions of the Option Agreement;

WHEREAS, concurrently with the Parties entry into the Option Agreement, KalVista Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Merck entered into a Guarantee under which Parent guaranteed the performance of KalVista’s obligations under the Option Agreement and the Transaction Documents, subject to the terms and conditions of such Guarantee; and

WHEREAS, on [●], Merck made an Option Exercise with respect to the Oral DME Option and, pursuant to the Option Agreement, the Parties are entering into this Agreement and at the Closing will enter into the other Acquisition Documents.

NOW, THEREFORE, in consideration of the foregoing and the premises and conditions set forth herein, the Parties agree as follows:

Article I
DEFINITIONS

Certain Definitions

.  For purposes of this Agreement, the following terms have the meanings specified in this Article I.  Unless otherwise specifically provided herein, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Option Agreement.

(a)“Acquisition Documents” means this Agreement, the Bill of Sale, the Escrow Agreement, the Intellectual Property Assignments, any Transfer Documents and any other agreements or documents entered into, or certificates delivered, at or in connection with the Closing.

(b)“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena

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or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(c)“Books and Records” means all books, records, files (including data files) and documents (including financial, research and development and expense records, correspondence and all files relating to the filing, prosecution, issuance, maintenance, enforcement or defense of any Intellectual Property Rights or Common IP, including application files (including searches and opinions of counsel regarding availability of trademarks), registration certificates, file wrappers, ribboned and sealed letters patents, written third party correspondence, including laboratory notebooks, procedures, tests, dosage information, criteria for patient selection, safety and efficacy and study protocols, investigators brochures, regulatory and clinical records, and all pharmacovigilance and other safety records) in all forms, including electronic, in which they are stored or maintained, and all data and information included or referenced therein, in each case that are Controlled by or otherwise in the possession of KalVista or any of its Affiliates, and in each case are related to the Program, but excluding: (i) human resources policies and any other employee books and records, (ii) any financial, Tax and accounting records to the extent not related to the Program, and (iii) any books and records to the extent Applicable Law prohibits their transfer.  The Parties will cooperate to effect the transfer of any Books and Records protected by established legal privilege.

(d)“Compounds” means the “Oral DME Compounds”, as defined in the Option Agreement.

(e)“Contracts” means any contracts, agreements, purchase orders and all other legally binding arrangements, including all amendments, exhibits and schedules thereto.

(f)“Encumbrance” means any charge, claim, condition, equitable interest, lien, license, security interest, pledge, defect or irregularity in title, right of first option, right of first refusal or similar restriction, or any other restriction on use, transfer or exercise of any other attribute of ownership.

(g)“Escrow Agent” means the entity designated by Merck and reasonably acceptable to KalVista to serve as escrow agent under the Escrow Agreement.

(h)“Escrow Agreement” means the escrow agreement to be entered into at Closing by Merck, KalVista and the Escrow Agent, in a form reasonably acceptable to Merck and KalVista.

(i)“Escrow Amount” means an amount in cash equal to [***] of the Option Exercise Fee.

(j)“Excluded Taxes” means (i) Taxes that arise from or with respect to the Purchased Assets or the Program and that (A) relate or are attributable to the Pre-Closing Tax Period or (B) are attributable to a breach of the representations and warranties set forth in Section 4.12 (Tax Matters) or a breach of the covenants set forth in Section 6.6 by KalVista or any of its Affiliates; (ii) all Transfer Taxes for which KalVista is responsible pursuant to this Agreement;

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and (iii) all Liabilities for Taxes imposed on KalVista or any of its Affiliates that are not Assumed Liabilities or indemnified by Merck under Section 8.3(d).

(k)“Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 312 and comparable regulatory standards promulgated by the EMA or other Regulatory Authorities, as such standards may be updated from time to time.

(l)“Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other Regulatory Authorities, as such standards may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

(m)“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(n)“HAE Field” means diagnostic, prophylactic or therapeutic use of a product in humans solely for HAE.

(o)“HSR Act” means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976.

(p)“In-License Agreement” means any Contract to which KalVista or any of its Affiliates is a party pursuant to which such Person obtains any Intellectual Property Rights which are owned by any Third Party, in each case, other than agreements relating to any software that is generally commercially available and is mass marketed and licensed pursuant to a standard form click-wrap or shrink-wrap agreement that is not subject to any negotiation and does not include any handwritten signatures of the parties to such agreement.

(q)“Inventory” means all inventory of Compounds and Product Controlled by KalVista or its Affiliates as of the Closing Date, wherever located, including all finished goods, work in process, raw materials, packaging, assay materials (including cell lines and other reagents), starting materials and intermediates from the synthesis of Products, in each case, to the extent not constituting another type of Purchased Asset described in Section 2.1.

(r)“Knowledge” means the actual knowledge of any officer of KalVista, after due investigation or inquiry.

(s)“Liabilities” means any and all liabilities, obligations, costs and expenses or commitments of any nature whatsoever, accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

(t)“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the Program, the Purchased Assets or the Assumed Liabilities as a whole,

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or (ii) the ability of KalVista to consummate the transactions contemplated by this Agreement or any other Acquisition Document; provided, however, that, for purposes of clause (i), “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change arising out of or attributable to: (A) general economic or political conditions, including the worsening of any existing conditions; (B) conditions generally affecting the pharmaceutical industry; (C) any changes in financial or securities markets in general, including the worsening of any existing conditions; (D) acts of war, armed hostilities or terrorism, or the escalation or worsening thereof, or any hurricane, flood, tornado, earthquake or other natural disaster or force majeure event; (E) any changes in Applicable Laws or accounting rules; and (F) the public announcement, pendency or completion of the transactions contemplated by this Agreement or any other Acquisition Document; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (A) through (E) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Program, Purchased Assets or Assumed Liabilities compared to other participants in the pharmaceutical industry.

(u)“Material Contracts” means, collectively, the Assumed Contracts, the In-License Agreements and the Out-License Agreements.

(v)“Non-U.S. Competition Law” means any Applicable Law of any jurisdiction outside of the United States with respect to antitrust, competition or trade regulation.

(w)“Organizational Documents” means, with respect to a Person that is an entity, the organizational documents of such Person, including all amendments thereof, which include any articles of organization, limited liability company agreements, certificates of incorporation, bylaws and other similar documents.

(x)“Out-License Agreement” means any Contract to which KalVista or any of its Affiliates is a party pursuant to which such Person assigns, licenses, sublicenses, makes available (including by the grant of an option) or otherwise grants any right or access to any Third Party any Intellectual Property Rights, other than any such Contracts granting non-material, non-exclusive licenses entered into in the ordinary course consistent with past practice.

(y)“Owned Intellectual Property Rights” means Intellectual Property Rights and Common IP owned by KalVista or any of its Affiliates that relate to the Compounds or Products.

(z)“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, exemptions, consents and similar rights issued or granted by Governmental Authorities.

(aa)“Permitted Encumbrances” means (i) liens for Taxes not yet due and payable and (ii) Encumbrances listed in Section 1.1(aa) of the Updated Schedules or, if there are no Updated Schedules, the Initial Schedules.

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(bb)“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and, with respect to any taxable period that begins on or before and ends after the Closing Date, the portion of such period that ends on the Closing Date.

(cc)“Product” means “Oral DME Product”, as defined in the Option Agreement.

(dd)“Program” means the program of KalVista and its Affiliates related to the research, development, manufacture and expected Commercialization of any Compounds or Products.

(ee)“Purchased Books and Records” means all Books and Records that are exclusively related to the Program or set forth on Schedule 1.1(ee).

(ff)“Registered Intellectual Property Right” means any Intellectual Property Right or Common IP that is issued or granted by, registered with, renewed by or the subject of a pending application before any Governmental Authority or internet domain name registrar.

(gg)“Representatives” means, with respect to a Person, such Person’s officers, directors, managers, employees, consultants, contractors and agents and, solely with respect to Merck and following the Closing, Merck’s licensees and sublicensees with respect to any Compound or Product.

(hh)“Research Tools” means those knock-out animals, assays and other tools Controlled by KalVista or any of its Affiliates that are necessary to the ongoing research and development of any Compound or Product.

(ii)[“Subsequent Transaction” means any (i) transaction that results or would result in any Third Party or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (other than Merck and its Affiliates) acquiring, directly or indirectly, beneficial ownership of fifty percent (50%) or more of the total voting power of Parent or ownership of or an exclusive license to fifty percent (50%) or more of the consolidated total assets of Parent and its subsidiaries, including all or a material portion of the Purchased Assets that are necessary for the Program, in any case, pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, license, or similar transaction, including any single or multi-step transaction or series of related transactions or (ii) recapitalization, extraordinary dividend or other corporate reorganization of Parent, in each case (clauses (i) and (ii)), other than the transactions contemplated by the Option Agreement and this Agreement.]

(jj)[“Superior Offer” means [***]]

(kk)“Tax” means all taxes, charges, fees, duties, levies or other assessments, including, income, gross receipts, net proceeds, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, unclaimed property, escheat, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits,

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severance and employees’ income withholding and social security or similar taxes imposed by any Governmental Authority, in each case to the extent relevant in the given context, and such term includes any interest, penalties or additions to tax attributable to such taxes.

(ll)“Tax Returns” means all returns, declarations, reports, statements and other documents filed or required to be filed with any Governmental Authority in respect of, any and all Taxes (including any schedule or attachment thereto, and including any amendment thereof).

(mm)“Transfer Documents” means (i) with respect to the Purchased Assets, such bills of sale, asset transfer agreements, endorsements, assignments, affidavits and other instruments of sale, conveyance, transfer and assignment between KalVista or its Affiliates, on the one hand, and Merck or its Affiliates, on the other hand, as are necessary under Applicable Law in order to transfer to Merck or its applicable Affiliate all right, title and interest of KalVista and its Affiliates, to and under the Purchased Assets in accordance with the terms hereof, and (ii) with respect to the Assumed Liabilities, such instruments of assumption between KalVista or its Affiliates, on the one hand, and Merck or its Affiliates, on the other hand, as are necessary under Applicable Law in order for the Assumed Liabilities to be effectively assumed by and transferred to Merck or its Affiliates, in each case, other than the Bill of Sale and Intellectual Property Assignments.

Article II
PURCHASE AND SALE; CLOSING

Purchased Assets

.  Subject to the terms and conditions set forth herein, at the Closing, KalVista shall or shall cause its applicable Affiliates to sell, assign, transfer, convey and deliver, as applicable, to Merck or Merck’s designated Affiliates, and Merck or its applicable Affiliates shall purchase and accept from KalVista or its applicable Affiliates, free and clear of any Encumbrances (other than Permitted Encumbrances), all of KalVista’s or its applicable Affiliates’ right, title and interest in, to and under all assets, properties and rights of whatever kind and nature, whether tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired prior to the Closing (other than the Excluded Assets), in each case, which are used or held for use in connection with the Program (collectively, the “Purchased Assets”), including the following:

(a)all Compounds and Products;

(b)all Research Tools; provided, that, upon Merck’s reasonable request, KalVista shall provide Merck with access to (and hereby grants a license and right of use to) any knock-out animals, assays and other tools Controlled by KalVista or any of its Affiliates that were used by KalVista in the research and development of any Compound or Product but are not Research Tools, for the purpose of researching and developing such Compound or Product;

(c)all Intellectual Property Rights and all Common IP related to the Compounds or Products;

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(d)all Regulatory Documentation (including the global safety database for the Products) and Regulatory Approvals, in each case to the extent transferable to Merck or its Affiliates and related to any Compound or Product; provided that KalVista shall be entitled to retain copies of the foregoing (i) to the extent necessary to comply with Applicable Law or perform its obligations under the Option Agreement and (ii) if applicable, to the extent necessary or useful to develop or Commercialize products in the HAE Field;

(e)originals, or where not available, copies of all Purchased Books and Records; provided that KalVista shall be entitled to retain copies of the Purchased Books and Records to the extent necessary to comply with Applicable Law or perform its obligations under the Option Agreement; provided further that KalVista shall provide Merck with copies of all Books and Records that relate to the Compounds or Products and which do not constitute Purchased Books and Records and, upon Merck’s request therefor, access to the originals of such Books and Records;

(f)(i) all Contracts related to the Program as of the Agreement Date and set forth in Schedule 2.1(f), (ii) all Contracts related to the Program entered into by KalVista after the Agreement Date and for which KalVista obtained Merck’s written approval prior to execution thereof and added to Schedule 2.1(f) and (iii) any other Contracts related to the Program entered into by KalVista after the Agreement Date which Merck expressly agrees to assume in connection with the Closing, which Contract is added to Schedule 2.1(f) (collectively, the “Assumed Contracts”); provided, that no less than ten (10) days prior to the Closing Date, the Parties shall cooperate to update Schedule 2.1(f) to reflect any Contracts related to the Program entered into by KalVista after the Agreement Date that are deemed Assumed Contracts pursuant to the foregoing clauses (ii) and (iii);

(g)all Inventory;

(h)all rights to any Action of KalVista or its Affiliates (if any) to the extent related to or arising out of the Program, whether arising by way of counterclaim or otherwise, other than Actions relating solely to Excluded Taxes and refunds related to Excluded Taxes;

(i)all rights of KalVista or its Affiliates under warranties, indemnities and all similar rights against Third Parties to the extent related to or arising from the conduct of the Program; and

(j)all goodwill to the extent relating to any Product or any other Purchased Assets.

Excluded Assets

.  KalVista and Merck expressly agree and acknowledge that all assets of KalVista other than the Purchased Assets will be “Excluded Assets” for purposes of this Agreement and such Excluded Assets shall include the following assets of KalVista or its Affiliates:

(a)all Contracts that are not Assumed Contracts;

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(b)all assets, properties and rights not related to the Program or the Purchased Assets, including the Oral HAE Compounds and materials, antibodies, cell lines, knock-out animals, assays, plasmids and other tools Controlled by KalVista or any of its Affiliates that were exclusively used to research and develop any of the Oral HAE Compounds, and the items set forth on Schedule 2.2(b)3;

(c)all real property, fixtures and tangible personal property of KalVista or its Affiliates (other than Biological Materials, Research Tools and Inventory);

(d)all cash, bank accounts and accounts receivable;

(e)all Organizational Documents;

(f)all employees of KalVista or any of its Affiliates and all plans, Contracts, policies and other arrangements related to the compensation of or benefits provided to any current or former director, manager, employee or consultant of or to KalVista or any of its Affiliates, and all assets related thereto;

(g)all insurance benefits arising from the conduct of the Program prior to and at the Closing;

(h)all Tax refunds arising from the conduct of the Program prior to and at the Closing or relating to Excluded Taxes; and

(i)all rights which accrue or will accrue to KalVista under the Transaction Documents.

Assumed Liabilities

.  Subject to the terms and conditions set forth herein, at the Closing, Merck or its designated Affiliate shall accept, assume and become liable for all Liabilities to the extent relating to the Purchased Assets and arising out of events, occurrences or activities of or on behalf of Merck or its Affiliates after the Closing, and no other Liabilities.  The Liabilities to be assumed by Merck or its designated Affiliate pursuant to this Section 2.3 are referred to as the “Assumed Liabilities.”

Excluded Liabilities

.  Notwithstanding any other provisions in this Agreement to the contrary, Merck shall not assume or be responsible for any Liability of KalVista or its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (all such other Liabilities, the “Excluded Liabilities”).  For the avoidance of doubt, (a) any Liabilities that relate to any failure to perform, improper performance, warranty or other breach, default or violation by KalVista or its Affiliates at or prior to the Closing, (b) any employment-related Liabilities of KalVista or any of its Affiliates, (c) any indebtedness of KalVista or any of its Affiliates and (d) any Liabilities for Excluded Taxes, shall be Excluded Liabilities.

[3] Note to Draft: Schedule 2.2(b) to include screening assays and related methodologies for the selection of compounds to bind and inhibit Plasma Kallikrein.

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Non-Assignable Assets

.  If any asset, property or right included in the Purchased Assets is not assignable or transferable to Merck either by virtue of the provisions thereof or under Applicable Law without the prior consent of a Third Party (each, a “Non-Assignable Asset”), and any such consent has not been obtained prior to the Closing, then, notwithstanding anything to the contrary in this Agreement or any other Transaction Document, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the Non-Assignable Asset.  From and after the Agreement Date until the earlier of (a) the date on which all such consents are obtained and (b) the first anniversary of the Closing Date, KalVista shall use its commercially reasonable efforts to obtain all such consents with respect to the Non-Assignable Assets.  From and after the Closing, any Non-Assignable Assets shall be held by KalVista in trust for Merck and KalVista authorizes Merck, to the extent permitted by Applicable Law and the terms of the Non-Assignable Assets, to perform all of the covenants and obligations thereunder and all benefits and obligations existing thereunder shall be for Merck’s account.  From and after the Closing Date until all such consents are obtained, KalVista shall use its commercially reasonable efforts to take or cause to be taken any actions in its name or otherwise reasonably requested by Merck so as to provide Merck with the benefits of the Non-Assignable Assets and to effect collection of money or other consideration that becomes due and payable under the Non-Assignable Assets, and KalVista shall promptly pay over to Merck all money or other consideration received by KalVista or its Affiliates in respect of all Non-Assignable Assets.  For any such Non-Assignable Asset that is a Contract, during the period in which KalVista is operating under such Contract in accordance with this Section 2.5, KalVista shall not, without the prior consent of Merck, amend or waive any material rights under such Contract with respect to the Program.  If, after the Closing, any Non-Assignable Asset becomes assignable (either because consent is obtained or otherwise), KalVista shall promptly notify Merck and transfer and assign such previously Non-Assignable Asset to Merck or its Affiliate without any additional consideration therefor.

Closing

.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the Washington, D.C. offices of Covington & Burling LLP, at 10:00 a.m. local time, on the third (3rd) Business Day after all of the conditions to the Closing set forth in Article VII are either satisfied or, to the extent permitted by Applicable Law, waived (other than conditions which, by their nature, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), or at such other date, time or place as may be mutually agreed in writing by the Parties.  The date on which the Closing is to occur is herein referred to as the “Closing Date”.  The Closing shall be deemed to have occurred at 12:00 a.m., Eastern Time, on the Closing Date, such that Merck shall be deemed the owner of the Purchased Assets on and after the Closing Date.

License.

  As of the Closing Date, Merck hereby grants to KalVista, and KalVista hereby accepts, an exclusive, transferable, sublicensable (through multiple tiers), royalty-free, perpetual and irrevocable license in the Territory under the Common IP included in the Purchased Assets to make, use, sell, offer for sale and import any product and to practice any method, in each case, solely for use within the HAE Field or, if applicable, such other field in which KalVista used such Common IP immediately prior to the Closing, provided, however, that no license is granted with respect to the composition of matter of any IVT Compound or Oral DME Compound.  KalVista acknowledges that the Common IP licensed pursuant to this Section

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2.7 (other than any Common IP disclosed in a Patent) is the Confidential Information of Merck and shall be subject to the terms and conditions of Section 6.3 after the Closing; provided that KalVista may use and disclose such Common IP to the extent necessary or useful to develop and Commercialize products in the HAE Field or, if applicable, such other field in which KalVista used such Common IP immediately prior to the Closing; provided, further, that, to the extent that any Common IP that constitutes trade secrets is disclosed in connection with such development or Commercialization, KalVista shall ensure that the confidentiality of such trade secrets is maintained.

Technology Transfer and Transition Plan.

(a)The Parties shall use commercially reasonable efforts to comply with the transition plans set forth as Schedule 2.8 (collectively the “Transition Plan”), which, for clarity, consist of those plans for KalVista to transfer to Merck: (i) regulatory obligations (including reporting obligations) in respect of the Regulatory Documentation for the Products (including, as applicable, the Oral DME Compounds) for other than the Retained Trials; (ii) results and data from all pre-clinical studies and clinical trials conducted prior to the Closing Date, as well as from the Retained Trials; (iii) clinical study agreements, contracts with contract research organizations, manufacturing supply agreements, clinical supplies and other data and materials, in each case, to the extent included in the Purchased Assets, to support clinical supply responsibilities; (iv) Compound and Product manufacturing technology within the Intellectual Property Rights as more fully described in Section 2.8(c); and (v) other such Information comprising the Intellectual Property Rights in existence as of the Effective Date or thereafter and not otherwise subject to the preceding clauses (i) through (v) (collectively, the “Transfer Activities”).  KalVista and Merck shall initiate the Transfer Activities promptly after the Closing Date and as specified in the Transition Plan.  The initial embodiments of Information comprising the Intellectual Property Rights to be transferred to Merck consist of the contents of the virtual data room that Merck has had access to prior to the date hereof as part of its due diligence for entering into this Agreement.  As soon as is reasonably practicable after the Closing Date (but in no event later than thirty (30) days after the Closing Date or such other date as may be mutually agreed by the Parties), KalVista shall execute and deliver a letter to the applicable Regulatory Authority authorizing the transfer to Merck of the existing IND/CTAs and other Regulatory Documentation relating to the Product (including, as applicable, the Oral DME Compounds).  KalVista and Merck shall use commercially reasonable efforts to perform the Transfer Activities and complete such Transfer Activities within the time periods specified on Schedule 2.8.

(b)KalVista shall retain operational responsibility for any ongoing clinical trial for any Product (including, as applicable, the Oral DME Compounds), unless and until Merck requests a transfer) (collectively, “Retained Trials”), and Merck shall assume financial responsibility for such Retained Trials as of the Closing Date.  Upon completion of the Retained Trials, at Merck’s discretion, KalVista shall either (i) inactivate the existing IND/CTAs in its name for the Product, or (ii) execute and deliver a letter to the applicable Regulatory Authority authorizing the transfer to Merck of ownership of the existing IND/CTAs and other Regulatory Documentation relating to such Product (including, as applicable, the Oral DME Compounds), with Merck executing and delivering a letter to the applicable Regulatory Authority accepting such transfer.

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(c)Without limitation of Section 3.4 of the Option Agreement, in accordance with the Transition Plan, KalVista shall transfer to Merck (or to any Third Party manufacturers designated by Merck (not to exceed the number of Third Party manufacturers engaged by KalVista as of the Closing Date)) all Information comprising the Intellectual Property Rights available to KalVista, which KalVista has the right to transfer, that is necessary or useful for Merck or such Third Party manufacturers to replicate or continue the processes employed or in development by or on behalf of KalVista as of the Closing Date to manufacture the Compounds and Products, as applicable, including all development reports underlying Critical Process Parameters and Critical Quality Attributes.

(d)Without limitation to Section 2.8(c) or Section 3.4 of the Option Agreement, upon Merck’s reasonable request, KalVista shall reasonably make available to Merck (or its designee) appropriately qualified KalVista personnel (or personnel of applicable Third Parties engaged in the Program) to provide consulting and technical support to Merck with respect to the Compounds, Products or other Purchased Assets, including with respect to the manufacture of the Compounds and Products; provided that the first two hundred (200) hours of such consulting and technical support and up to six (6) post-meeting consultations shall be at KalVista’s cost and expense and thereafter shall be at Merck’s cost and expense (with Merck’s cost and expense being equal to (i) KalVista’s reasonably incurred out-of-pocket expenses (if any) incurred in conducting such activities and providing such support and (ii) the proportion of the full-time equivalent cost of KalVista’s employees engaged in conducting such activities and providing such support that equates to the proportion of such employees total working time spent conducting such activities and providing such support, in each case ((i) and (ii)), without mark-up).

Article III
CONSIDERATION

Purchase Price

.  The aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be (i) the option exercise fee set forth in Section 6.2(b) of the Option Agreement with respect to the Compounds (the “Option Exercise Fee”), plus the assumption of the Assumed Liabilities, (ii) the milestone obligations, if any, pursuant to Section 6.3(b) of the Option Agreement (the “Milestone Payments”), and (iii) the royalty payment obligations, if any, pursuant to Section 6.5 of the Option Agreement with respect to Products (the “Royalty Payments”).  On the Closing Date, Merck shall pay the Option Exercise Fee as follows:

(a)An amount equal to the Option Exercise Fee less the Escrow Amount shall be paid by Merck by wire transfer of immediately available funds to the account set forth in Section 7.2 of the Option Agreement or as otherwise designated in writing by KalVista to Merck no later than three (3) Business Days prior to the Closing Date; and

(b)The Escrow Amount shall be deposited by wire transfer of immediately available funds to an account designated by the Escrow Agent and shall be held and distributed in accordance with the terms of the Escrow Agreement to satisfy any indemnifiable damages owed to any Merck Indemnified Parties pursuant to Article VIII, with all amounts (including interest accrued thereon) not subject to pending claims remaining in such account [***] (the “Escrow Termination Date”) to be released to KalVista on the Escrow Termination Date.

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Purchase Price Allocation

.  KalVista and Merck agree that the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets pursuant to an allocation schedule (the “Allocation Schedule”).  [***].

Tax Matters

.

(a)Value Added Taxes.  Any payments made by Merck under this Agreement (and any Milestone Payments or Royalty Payments made under the Option Agreement) are exclusive of any value added Tax (“VAT”) imposed upon such payments.  Where VAT is properly added to a payment made under this Agreement (or any Milestone Payments or Royalty Payments made under the Option Agreement), Merck shall pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws and regulations of the country in which the VAT is chargeable.

(b)Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees other than VAT (“Transfer Taxes”) incurred in connection with this Agreement and the other Acquisition Documents shall be borne equally between KalVista and Merck when due.  For each Tax Return relating to any Transfer Tax, the Party that customarily files such Tax Return shall, at its own expense, timely file such Tax Return (and the relevant other Party shall cooperate with respect thereto) and shall pay, or cause to be paid, in a timely manner the amount of liability for Transfer Tax shown on such Tax Return. If required by Applicable Law, the Parties shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns. Promptly upon notification by the respective other Party, Merck shall reimburse KalVista, in the case of any such Tax Return filed by Parent, KalVista or any of their Affiliates, and KalVista shall reimburse Merck, in the case of any such Tax Return filed by Merck or any of its Affiliates, the portion of the liability for Transfer Taxes for which it is responsible pursuant to this Section 3.3(b), in each case subject to receipt of satisfactory evidence of payment of such liability for Transfer Tax.

(c)Tax Withholding. If any payments made by Merck pursuant to this Agreement (or any Milestone Payments or Royalty Payments made under the Option Agreement) are subject to withholding Taxes under Applicable Laws of any jurisdiction or Governmental Authority, Merck is authorized deduct and withhold the amount of such Taxes for the account of KalVista to the extent required by Applicable Law; such amounts payable to KalVista will be reduced by the amount of Taxes deducted and withheld; and treated as paid to KalVista for all purposes of this Agreement.  Notwithstanding anything in the foregoing to the contrary, (i) Merck shall be responsible for any withholding Taxes imposed on any payments made pursuant to this Agreement (or any Milestone Payments or Royalty Payments made under the Option Agreement) by any jurisdiction or Governmental Authority outside of the United Kingdom, Switzerland or the United States as a result of Merck’s exploitation or use of any of the Purchased Assets through an Affiliate, branch or other place of business in such jurisdiction; and (ii) Merck shall increase the amounts payable to KalVista under this Agreement (or any Milestone Payments or Royalty Payments made under the Option Agreement) with respect to such withholding Taxes so that KalVista receives the same amount of payments after deduction of such withholding Taxes (including with respect to any additional payments under this Section 3.3(c)) as KalVista would have if such withholding Taxes had not been imposed.

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(d)Tax Cooperation.  The Parties agree to cooperate and produce on a timely basis any Tax forms, reports, or certificates, including an IRS Form W-9 or IRS Form W-8BEN, reasonably requested by the other Party in connection with any payment made by Merck to KalVista under this Agreement.  The Parties further agree to cooperate in accordance with Applicable Law to minimize indirect Taxes (such as VAT and Transfer Taxes) in connection with this Agreement.  Each Party will provide the relevant other Party with assistance to enable such other Party to recover any Taxes withheld or to obtain an exemption from withholding Tax as permitted by Applicable Laws.

(e)Each Party further agrees to provide reasonable cooperation to the other Party, at the other Party’s expense, in connection with any official or unofficial Tax audit or contest relating to payments made by Merck to KalVista under this Agreement.

(f)In determining the portion of Excluded Taxes (other than Transfer Taxes, which are allocated pursuant to Section 3.3(b)) with respect to any taxable period that begins on or before the Closing Date and ends after the Closing Date, the amount of such Excluded Taxes shall be prorated on a per diem basis between the Pre-Closing Tax Period and the portion of the taxable period beginning on the day after the Closing Date.

Article IV
REPRESENTATIONS AND WARRANTIES OF KALVISTA

KalVista hereby represents and warrants to Merck, as of the Agreement Date and the Closing Date, as follows, with each such representation and warranty subject to such exceptions, if any, as are set forth in the correspondingly numbered section of the Updated Schedules, each of which exceptions shall clearly indicate the Section and, if applicable, the Subsection of this Article IV to which it relates, and such exceptions shall only apply to such Section or Subsection of this Article IV unless, and only to the extent that, it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Sections or Subsections:

Organization and Qualification

.  KalVista is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized and has the full corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to carry on the Program.  KalVista is duly qualified or licensed to do business and is in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

Authorization

.  KalVista has the requisite corporate power and authority to enter into this Agreement and the other Acquisition Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by KalVista of this Agreement and any other Acquisition Document to which it is a party, the performance by KalVista of its obligations hereunder and thereunder and the consummation by KalVista of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of KalVista.  This

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Agreement has been duly executed and delivered by KalVista and, assuming due authorization, execution and delivery by Merck, this Agreement constitutes a legal, valid and binding obligation of KalVista enforceable against KalVista in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other Applicable Law of general application relating to or affecting the enforcement of creditors rights’ generally (the “Enforceability Exceptions”).  When each other Acquisition Document to which KalVista is or will be a party has been duly executed and delivered by KalVista, assuming due authorization, execution and delivery by each other party thereto, such Acquisition Document will constitute a legal and binding obligation of KalVista enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

No Conflicts; Consents

.

(a)The execution, delivery and performance by KalVista of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of KalVista; or (ii) assuming compliance with the HSR Act and any applicable Non-U.S. Competition Law, result in a violation or breach of any provision of any Applicable Law or Governmental Order applicable to KalVista, the Program or the Purchased Assets.

(b)The execution, delivery and performance by KalVista of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) except as set forth in Section 4.3(b) of the Updated Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Third Party the right to accelerate, terminate, modify or cancel any Material Contract or any KalVista Permit; or (ii) result in the creation or imposition of any Encumbrance other than any Permitted Encumbrance on the Purchased Assets.

(c)Except as set forth in Section 4.3(c) of the Updated Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to KalVista in connection with the execution and delivery of this Agreement or any of the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and any comparable filings under applicable Non-U.S. Competition Law, and the expiration of the waiting periods thereunder.

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Absence of Certain Changes

.  Since [________________]4, there has not occurred a Material Adverse Effect and, KalVista has conducted the Program in accordance with the Clinical Development Plan and the Option Agreement.

Material Contracts

.  Each Material Contract is valid and binding on KalVista or its applicable Affiliate and, to KalVista’s Knowledge, each other party thereto, and in full force and effect, and, assuming due authorization, execution and delivery by each other party thereto, is enforceable against KalVista or its applicable Affiliate and, to KalVista’s Knowledge, each other party thereto, in accordance with the terms thereof, except as may be limited by the Enforceability Exceptions.  KalVista or its applicable Affiliate is not and, to KalVista’s Knowledge, no other party to any Material Contract is in breach of or default under any Material Contract.  Neither KalVista nor any of its Affiliates has received or provided any written notice alleging any breach of or default under or indicating any intention to terminate, any Material Contract.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute a breach of or default under any Material Contract or result in termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Merck.

Title to Purchased Assets

.  KalVista has good and valid title to all of the Purchased Assets free and clear of Encumbrances other than Permitted Encumbrances.

Intellectual Property

.

(a)KalVista is the sole legal and beneficial owner of all the rights and interest in the Intellectual Property Rights and the Common IP.

(b)Section 4.7(b) of the Updated Schedules sets forth a true and complete list of all Registered Intellectual Property Rights as of the Agreement Date, setting forth in each case (i) the jurisdiction of application/registration and, in the case of domain names and social media identifiers, the registrant and registrar for such domain name and the social media platform and account holder for such social media identifier, (ii) the record and legal owner thereof, including all co- or joint-owners thereof, (iii) the application, registration, issuance or grant number, and (iv) the filing, application, registration, issuance and grant date.  All Registered Intellectual Property Rights are subsisting, valid and enforceable and all fees, documents and recordations required for the prosecution and maintenance of the Registered Intellectual Property Rights have been paid and filed with the relevant Governmental Authority.

(c)There is no pending or, to KalVista’s Knowledge, threatened Action against KalVista or its Affiliates (i) that challenges the validity, enforceability, or registrability of any of

[4] Note to Draft: To be set at the date that is the last day of the immediately preceding fiscal year prior to the Agreement Date.

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the Intellectual Property Rights or Common IP or (ii) alleging that the Program or the manufacture or use of the Compounds or the Products does or did infringe, misappropriate or otherwise violate the intellectual property rights (including Patent rights) of a Third Party.  No Intellectual Property Right or Common IP is subject to any Governmental Order that restricts in any manner the exploitation of such Intellectual Property Rights or Common IP.

(d)No Third Party has filed or threatened to file any opposition, cancellation, abandonment or other similar proceeding with respect to the Intellectual Property Rights or Common IP.  There are no prior rights agreements, coexistence agreements, settlement agreements or other agreements with Third Parties affecting, limiting or otherwise restricting the use, registration, or scope of any Intellectual Property Rights or Common IP.

(e)To KalVista’s Knowledge, no Third Party is infringing, misappropriating or otherwise violating the Intellectual Property Rights or Common IP.  To KalVista’s Knowledge, there are no intellectual property rights of any Third Party that would be infringed, misappropriated or violated by the practice or use of the Intellectual Property Rights or Common IP or the commercial manufacture or Commercialization of any Product.

(f)Each of the Patents comprising Intellectual Property Rights and Common IP properly identifies each and every inventor of the claims thereof as determined in accordance with Applicable Laws.  All inventors entitled to be named on Patents comprising Intellectual Property Rights or Common IP have waived (to the extent permitted by Applicable Law) all moral rights therein, and no inventor entitled to be named on any Patent comprising Intellectual Property Rights or Common IP is entitled to any compensation with respect thereto.

(g)Section 4.7(g) of the Updated Schedules contains a true and complete listing of each In-License Agreement.  Other than as set forth in the Contracts set forth in Section 4.7(g) of the Updated Schedules, neither KalVista nor any of its Affiliates is subject to any royalty, license fee or payment obligations (excluding contingent indemnity obligations) with respect to any Intellectual Property Rights or Common IP.

(h)Section 4.7(h) of the Updated Schedules contains a true and complete listing of each Out-License Agreement.

(i)KalVista and its Affiliates have taken commercially reasonable actions to protect, preserve and maintain the confidentiality and security of all material proprietary and non-public information included within the Intellectual Property Rights and Common IP.  All Persons who have developed any Intellectual Property Rights or Common IP for KalVista or any of its Affiliates have executed written Contracts pursuant to which such Persons have assigned to KalVista or its applicable Affiliate all of their rights, title and interest in and to all such Intellectual Property Rights or Common IP, as applicable, they may develop in the course of their employment or engagement, to the extent such rights, title and interest in and to such Intellectual Property Rights or Common IP do not, or did not, automatically vest in KalVista or its applicable Affiliate by operation of law.  To KalVista’s Knowledge, none of such Persons is in violation of the Contracts or obligations described in this Section 4.7(i).  KalVista has made available to Merck true, correct and complete copies of all such Contracts, each as amended or modified, including any waivers currently in effect with respect thereto.

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(j)No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been used to create any Intellectual Property Rights or Common IP owned by KalVista or any of its Affiliates, except for any such funding or use of facilities or personnel that has not resulted in such Governmental Authority or institution obtaining ownership, license or use rights to such Intellectual Property Rights or Common IP.

Inventory

.  All Inventory (a) meets its respective specifications, (b) has been manufactured in accordance with applicable cGMPs, (c) has not been adulterated (within the meaning of 21 U.S.C. § 351 or similar Applicable Law) or misbranded (within the meaning of 21 U.S.C. § 352 or similar Applicable Law), (d) is suitable for administration to humans and I is usable in the Program in accordance with Applicable Laws.  All Inventory is owned by KalVista free and clear of all Encumbrances (other than Permitted Encumbrances), and no Inventory is held on a consignment basis.

Legal Proceedings; Governmental Orders

.

(a)There are no Actions pending or, to KalVista’s Knowledge, threatened against or by KalVista or any of its Affiliates relating to the Program, the Purchased Assets or the Assumed Liabilities.

(b)Neither KalVista nor any of its Affiliates is subject to any Governmental Order relating to the Program, the Purchased Assets or the Assumed Liabilities.

Compliance with Laws

.

(a)KalVista’s and its Affiliates’ activities with respect to the Program are and have at all times in the past [***] been in compliance in all material respects with all Applicable Laws.  During the past [***] neither KalVista nor any of its Affiliates has received any written notice of any violation, or alleged violation of any Applicable Laws with respect to the Program.

(b)KalVista and its Affiliates have obtained and are in compliance in all material respects with all Permits (including Regulatory Filings) that are required for the conduct by KalVista and its Affiliates of the Program or for the ownership or use of the Purchased Assets (the “KalVista Permits”), and all of such KalVista Permits are valid and in full force and effect.  No Action is pending or, to KalVista’s Knowledge, threatened to revoke, suspend, cancel, terminate, or adversely modify any such KalVista Permit.

(c)Neither KalVista, its Affiliates, any of their respective, directors, officers or employees, nor, to KalVista’s Knowledge, any of KalVista’s or its Affiliates’ agents engaged in the conduct of the Program (i) has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”), (ii) has violated or is in violation of any Applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), (iii) has violated or is in violation of any provision of the UK Bribery Act of 2010 (“UK Bribery Act”), (iv) has made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment,

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kickback, or other unlawful payment or gift of money or anything of value prohibited under any Applicable Law addressing matters comparable to those addressed by the FCPA, the UK Bribery Act or the OECD Convention implementing legislation concerning such payments or gifts in any jurisdiction (any such payment, a “Prohibited Payment”), (v) has been subject to any investigation by any Governmental Authority with regard to any Prohibited Payment, or (vi) has violated or is in violation of any other Applicable Laws regarding use of funds for political activity or commercial bribery.

Regulatory Matters

.

(h)KalVista and its Affiliates have filed with all applicable Regulatory Authorities all material filings, declarations, listings, registrations, reports or submissions, including adverse event reports, required to be filed with respect to the Program.  All applications, submissions, information and data utilized by KalVista and its Affiliates as the basis for, or submitted by or, to KalVista’s Knowledge, on behalf of KalVista or any of its Affiliates in connection with, any and all requests for KalVista Permits, were true and correct in all material respects as of the date of submission, and any updates, changes, corrections, or modification to such applications, submissions, information, and data required under Applicable Laws have been submitted to the applicable Regulatory Authority.

(i)With respect to the Program, neither KalVista nor any of its Affiliates (x) has committed any act, made any statement, or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or for any other Regulatory Authority to invoke any similar policy and (y) is the subject of any pending or, to KalVista’s Knowledge, threatened investigation by any Regulatory Authority pursuant to any such policies.  Neither KalVista, its Affiliates, any of their respective officers, directors or employees nor, to KalVista’s Knowledge, its or its Affiliates’ independent contractors, agents or clinical investigators involved in the Program (i) is or has been debarred under 21 U.S.C. Section 335a, (ii) is or has been debarred, excluded or suspended from participation in any U.S. federal health care program, (iii) is or has been debarred by any other federal or international healthcare related agency, (iv) has engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under Applicable Law, including 21 U.S.C. Section 335a, or exclusion from participation in government programs under 42 U.S.C. § 1320a-7 or another Applicable Law, (v) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, (vi) is currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs, or (vii) to KalVista’s Knowledge, is the target or subject of any current investigation relating to any possible violation of any Applicable Law which could result in debarment or exclusion under any Applicable Law.  No Action that would reasonably be expected to result in such a debarment or exclusion are pending or, to KalVista’s Knowledge, threatened against KalVista or its officers, directors, employees, independent contractors, agents, or clinical investigators, or any other person described in 42 C.F.R. § 1001.1001(a)(1)(ii) and, to KalVista’s Knowledge, there are no facts that could reasonably give rise to such an action.

(j)The manufacture of any Compounds or Products on behalf of KalVista and its Affiliates has been and is being conducted in compliance with all Applicable Laws, including

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cGMPs.  None of KalVista, its Affiliates or, to KalVista’s Knowledge, any Third Party engaged in the manufacture of a Compound or Product has received any FDA Form 483, “Warning Letter,” “untitled letter,” or other similar correspondence or notice from the FDA or any other applicable Regulatory Authority related to the Program or any Compound or Product.

(k)All studies, tests, and preclinical and clinical trials conducted by or on behalf of KalVista or any of its Affiliates with respect to any Compound or Product have been and are being conducted in accordance with valid protocols and in material compliance with Applicable Laws, including the applicable requirements of Good Laboratory Practices or Good Clinical Practices.  Neither KalVista nor any its Affiliates has received any written notices, correspondence, or other communication from any institutional review board or applicable Regulatory Authority recommending or requiring the termination, suspension, or material modification of any ongoing or planned clinical trial conducted by, or on behalf of, KalVista or its Affiliates with respect to any Compound or Product.  KalVista has made available to Merck all material pre-clinical and clinical data generated from research and development activities with respect to the Compounds and the Products (irrespective of whether any particular activities are continuing).

(l)Neither KalVista nor, to KalVista’s Knowledge, any of its officers, directors, employees, independent contractors, agents or clinical investigators involved in the conduct of the Program is a party to, or bound by, any individual integrity agreement, corporate integrity agreement or other similar formal agreement with any Governmental Authority resulting from a failure, or alleged failure, to comply with any Applicable Laws.

(m)Neither KalVista nor any of its Affiliates has marketed, advertised or Commercialized any Compound or Product.

(n)No claims for liability for death or injury to any Person as a result of any defect in any Compound or Product, any warranty or recall of any Compound or Product, or any statutory liability or any liability assessed with respect to any failure to warn arising out of any Compound or Product, including any claims for liability for death or injury to any Person as a result of any clinical trial conducted with respect to any Compound or Product, have been asserted against KalVista or any of its Affiliates.

Tax Matters

.

(a)KalVista has duly and timely filed (taking into account any valid extensions) all Tax Returns that it was required to file under Applicable Law with respect to the Program and Purchased Assets.  All such Tax Returns were correct and complete in all material respects and were prepared in compliance with all Applicable Law.  All Taxes due and owing by KalVista (whether or not shown on any Tax Return) with respect to the Purchased Assets have been timely paid when due.  There are no Encumbrances for Taxes on any of the Purchased Assets, except for Permitted Encumbrances.

(b)KalVista has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay, all Liabilities for Excluded Taxes, the non-payment of which

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would result in an Encumbrance on any Purchased Asset, would otherwise adversely affect the Program or would result in Merck or any of its Affiliates becoming liable therefor.

Brokers

.  No broker, finder or investment banker is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of KalVista or its Affiliates.

Vote Required

.  No vote of the holders of any shares of any class or series of capital stock of KalVista or Parent is necessary to approve the transactions contemplated by this Agreement or the other Acquisition Documents.  [The affirmative vote of the holders of a majority of the shares of common stock of Parent entitled to vote thereon (the “Required Parent Stockholder Vote”), and the affirmative vote of the holders of a majority of shares of common stock of KalVista (the “Required KalVista Stockholder Vote”), are the only votes of the holders of any class or series of Parent’s or KalVista’s capital stock necessary to approve the transactions contemplated by this Agreement or the other Acquisition Documents.]5  No state takeover statute (including Section 203 of the General Corporation Law of the State of Delaware) or similar Applicable Law applies or purports to apply to the transactions contemplated by this Agreement and the other Transaction Documents or any of the other transactions contemplated hereby or thereby.

Article V
REPRESENTATIONS AND WARRANTIES OF MERCK

Merck represents and warrants to KalVista as of the Agreement Date and the Closing Date as follows:

Organization and Qualification

.  Merck is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized and has full corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to carry on its business as currently conducted.  Merck is duly qualified or licensed to do business and is in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on Merck’s ability to perform its obligations under this Agreement or the Option Agreement.

Authorization

.  Merck has the requisite corporate power and authority to enter into this Agreement and the other Acquisition Documents to which Merck is a party, to carry

[5] Note to Draft: [***]

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out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Merck of this Agreement and any other Acquisition Document to which Merck is a party, the performance by Merck of its obligations hereunder and thereunder and the consummation by Merck of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Merck.  This Agreement has been duly executed and delivered by Merck and, assuming due authorization, execution and delivery by KalVista, this Agreement constitutes a legal, valid and binding obligation of Merck enforceable against Merck in accordance with its terms, except as may be limited by the Enforceability Exceptions.  When each other Acquisition Document to which Merck is or will be a party has been duly executed and delivered by Merck, assuming due authorization, execution and delivery by each other party thereto, such Acquisition Document will constitute a legal and binding obligation of Merck enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

No Conflicts; Consents

.

(a)The execution, delivery and performance by Merck of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, the Organizational Documents of Merck; or (ii) assuming compliance with the HSR Act and any Non-U.S. Competition Law, result in a violation or breach of any provision of any Applicable Law or Governmental Order applicable to Merck.

(b)The execution, delivery and performance by Merck of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Third Party the right to accelerate, terminate, modify or cancel any Contract or Permit to which Merck is a party, except for those consents, notices or other actions that, if not received or made, as applicable, would not reasonably be expected to have a material adverse effect on Merck’s ability to perform its obligations under this Agreement or the Option Agreement.

(c)No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Merck in connection with the execution and delivery of this Agreement or any of the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and any comparable filings under applicable Non-U.S. Competition Law, and the expiration of the waiting periods thereunder.

Brokers

.  No broker, finder or investment banker is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Merck or its Affiliates.

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Sufficiency of Funds

.  Merck, on the Closing Date, will have  sufficient cash on hand or other sources of immediately available funds to enable it to pay the Option Exercise Fee.

Legal Proceedings

.  There are no Actions pending, or to Merck’s knowledge, threatened against or by Merck or any Affiliate of Merck that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Article VI
COVENANTS

Access

.  During the period from the Agreement Date through the earlier of the Closing Date and the termination of this Agreement in accordance with Section 9.1 (the “Pre-Closing Period”), and upon reasonable advance notice to KalVista, KalVista shall provide Merck and Merck’s Representatives with reasonable access during normal business hours to KalVista’s and its Affiliates’ existing books and records (including Contracts, financial, operating, pre-clinical, clinical other data), properties and other assets, business and operations, and to KalVista’s officers, employees and Representatives, in each case, to the extent related to the Program, the Purchased Assets or the Assumed Liabilities, and KalVista shall use commercially reasonable efforts to provide Merck and its Representatives reasonable access to the facilities, books, records and personnel of Third Parties engaged in the conduct of the Program, as Merck or its Representatives may reasonably request; provided, however, that any such access shall not interfere unreasonably with the normal operation of KalVista’s business or business of any such Third Party.  Notwithstanding anything to the contrary contained in this Section 6.1, KalVista shall not be required to furnish any information or provide any such access if such furnishing or access would (A) violate Applicable Law or (B) jeopardize any attorney/client privilege or other established legal privilege, provided that KalVista uses its commercially reasonable efforts to furnish such information in a manner that would not violate Applicable Law or jeopardize any such legal privilege.

Notice of Certain Events

(a).  During the Pre-Closing Period, KalVista shall give prompt written notice to Merck of any fact, circumstance, event or action the existence, occurrence or taking of which has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.2 to be satisfied.

Confidentiality

.  All Confidential Information (as defined in the Option Agreement) provided hereunder will be subject to and treated in accordance with the terms of the Option Agreement.

Governmental Approvals

.

(a)From and after the Agreement Date, each Party shall cooperate and coordinate to, promptly:  (i) make, or cause to be made, all filings and submissions required under Applicable Law applicable to such Party or any of its Affiliates in connection with the consummation of the transactions contemplated by this Agreement, including (A) the Notification

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and Report Forms as required by the HSR Act and (B) filings under any other comparable pre-transaction notification forms required by Non-U.S. Competition Laws of any applicable jurisdiction, as agreed by the Parties; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for the consummation of the transactions contemplated by this Agreement and the other Acquisition Documents.  The Parties shall not willfully take any action that would reasonably be expected to have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.  Each Party will cause all documents that it is responsible for filing with any Governmental Authority under this Section 6.4(a) to comply in all material respects with all Applicable Law.  All filing fees incurred in connection with the filings contemplated by this Section 6.4(a) shall be borne by Merck.

(b)Merck and KalVista each shall work together and promptly supply the other with reasonable assistance and information that is necessary to effectuate any filings or applications pursuant to Section 6.4(a).  Except where prohibited by Applicable Law relating to the exchange of information, and subject to Article 10 of the Option Agreement, each of Merck and KalVista shall (i) consult with the other prior to taking a material position with respect to any such filing and (ii) to the extent legally permitted, permit the other to review and discuss in advance, and, to the extent reasonably practicable, consider in good faith, the views of the other Party regarding the information pertaining to such Party and their Affiliates contained in any such filing.  The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 6.4 as “outside counsel only”.  Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials.

(c)Each of Merck and KalVista will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Authority in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to, or information or documents to comply in all material respects with, any Applicable Law.  Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.4(a), or whenever a Governmental Authority investigating the transactions described herein under the HSR Act, any Non-U.S. Competition Laws or any other Applicable Law requests information or documents from either Party, as the case may be, such Party will promptly inform the other of such occurrence and cooperate in promptly filing with the applicable Governmental Authority such amendment or supplement or promptly producing to the applicable Governmental Authority responsive documents and information reasonably requested by such Governmental Authority.

(d)Notwithstanding anything to the contrary set forth herein, in no event will Merck or its Affiliates be obligated to agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to enter into any licensing arrangement, to accept any operational restriction, to enter into any hold separate agreement, or take any other action that, in the reasonable judgment of Merck, could be expected to limit the right of Merck or its Affiliates to own or operate all or any portion of their respective businesses or assets (including the Program or the Purchased Assets of KalVista after the Closing Date).  With regard to any Governmental

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Authority, neither KalVista nor any of its Affiliates shall, without Merck’s advance written consent, propose or agree or commit to any divestiture or licensing transaction, accept any operational restriction, or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Merck or its Affiliates’ freedom of action with respect to, or Merck’s or its Affiliates’ ability to retain any of the businesses, product lines or assets of, Merck, its Affiliates, its subsidiaries, KalVista or the Program, or otherwise receive the full benefits of this Agreement.  In addition, neither Merck nor KalVista shall have any obligation to litigate with any Governmental Authority to oppose any enforcement action or remove any court or regulatory orders impeding the ability to consummate the transactions contemplated by this Agreement.

Other Consents; Efforts

(a).

(a)Each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the other Acquisition Documents, including satisfying the conditions to Closing in Article VII.  Without limitation of the foregoing, KalVista shall use its reasonable best efforts to give all notices to, and obtain all consents from, the Third Parties identified in Section 6.5(a) of the Updated Schedules.  Merck shall reasonably cooperate with KalVista in obtaining any such consents but shall have no obligation to make any payments or other accommodations (or agree to do any of the foregoing) in connection with providing such cooperation.

(b)Following the Closing, to the extent not delivered by KalVista at Closing, KalVista shall prepare and execute (or, as applicable, cause its applicable Affiliates to prepare and execute) all assignments and other instruments of transfer reasonably required to transfer to Merck or its applicable Affiliate the Registered Intellectual Property that are Owned Intellectual Property Rights.  As between KalVista and Merck, Merck shall be responsible for filing such assignments and preparing and filing any confirmatory assignments or other instruments of transfer with applicable Governmental Authorities following the Closing Date.  Merck shall be responsible for paying all out-of-pocket costs and expenses associated with such transfers and filing.  KalVista shall be responsible for providing assistance to Merck as reasonably requested to effect such transfers and filings.

Section 6.6Wrong Pockets.

(a)Assets.  If, on or after the Closing Date, either Party becomes aware that any of the Purchased Assets has not been transferred to Merck or that any of the Excluded Assets has been transferred to Merck, it shall promptly notify the other and the Parties shall, as soon as reasonably practicable, ensure that such property is transferred, at the expense of KalVista and with any necessary prior Third Party consent or approval, to (i) Merck or its applicable Affiliate, in the case of any Purchased Asset which was not transferred to Merck or its applicable Affiliate at the Closing; or (ii) KalVista, in the case of any Excluded Asset which was transferred to Merck or its applicable Affiliate at the Closing.

(b)Payments.  If, on or after the Closing Date, either Party or its Affiliate receives any payments or other funds due to the other pursuant to the terms of this Agreement or

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any other Transaction Document, then the Party or its Affiliate receiving such funds shall, within thirty (30) days after receipt of such funds, forward such funds to the proper Party.

(c)Accounts Payable.  If, on or after the Closing Date, (i) Merck or any of its Affiliates receives any invoices from any Third Party with respect to any account payable of the Program outstanding prior to the Closing, then Merck shall, within thirty (30) days after receipt of such invoice, provide such invoice to KalVista; and (ii) KalVista or any of its Affiliates receives any invoices from any Third Party with respect to any account payable of Merck or any of its Affiliates for any period after the Closing, then KalVista shall, within thirty (30) days after receipt of such invoice, provide such invoice to Merck.

Bulk Sales Laws

.  The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Applicable Law of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Merck; it being understood that any Liabilities arising out of the failure of KalVista to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Applicable Law of any jurisdiction shall be treated as Excluded Liabilities.

[State Takeover Laws

.6  If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated by this Agreement or any other Transaction Document, Parent, KalVista and Merck shall use their respective reasonable best efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder or thereunder may be consummated as promptly as practicable on the terms contemplated hereby or thereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such transactions.

Section 6.9[***]

[*

**]

(a)[***]

(b)[***]

(c)[***]

(d)[***]

(e)[***]

(f)[***]

[6] Note to Draft: [***]

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(g)[***].

(i)[***].

(ii)[***].

(iii)[***].

Delivery of Tangible Purchased Assets

.  To the extent not delivered to Merck at the Closing, KalVista shall deliver, or cause to be delivered, all tangible Purchased Assets to Merck promptly following the Closing at such times and locations as agreed by Merck and KalVista.

Article VII
CONDITIONS TO CLOSING

Conditions to Obligations of All Parties

.  The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)Regulatory Approvals.  Any applicable waiting or review periods (or extensions thereof) relating to the transaction contemplated hereby under the HSR Act and the Non-U.S. Competition Laws identified on Schedule 7.1(a) shall have expired or been terminated.

(b)No Adverse Order or Law; No Action.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order or Applicable Law which is in effect and has the effect of making the transactions contemplated by this Agreement or the other Acquisition Documents illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder or thereunder to be rescinded following completion thereof.

Conditions to Obligations of Merck

.  The obligations of Merck to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, to the extent permitted by Applicable Law, Merck’s waiver, at or prior to the Closing, of each of the following conditions:

(a)Representations and Warranties.  The representations and warranties of KalVista set forth in Article IV [and of Parent in Section 10.2] shall be true and correct in all material respects (except for those representations and warranties that are qualified by “materiality,” “Material Adverse Effect” and words of similar import set forth therein, which shall be true and correct in all respects), in each case, on and as of the Agreement Date and the Closing Date (other than those representations and warranties which address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); provided, however, that the KalVista Fundamental Representations shall be true and correct in all respects, in each case, on and as of the Agreement Date and the Closing Date (other than those

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representations and warranties which address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)Covenants.  KalVista shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by KalVista on or prior to the Closing Date.

(c)Material Adverse Effect.  There shall not have occurred, and be continuing, any Material Adverse Effect since the Agreement Date.

(d)Consents.  KalVista shall have provided to Merck each of the approvals, consents or waivers set forth in Section 6.5 of the Updated Schedules, each in form and substance reasonably acceptable to Merck.

(e)No Actions.  No Actions shall be pending or threatened by any Governmental Authority of the type described in Section 7.1(b).

(f)Certain Closing Deliveries.  KalVista shall have delivered or caused to be delivered to Merck:

(i)the Escrow Agreement, duly executed by KalVista and the Escrow Agent;

(ii)a bill of sale and assignment and assumption agreement, substantially in the form of Exhibit A (the “Bill of Sale”), duly executed by KalVista;

(iii)assignment agreements, substantially in the form of Exhibit B (the “Intellectual Property Assignments”), duly executed by KalVista;

(iv)any other Transfer Documents, in form and substance reasonably satisfactory to the Parties and duly executed by KalVista;

(v)a certificate, dated the Closing Date and signed by a duly authorized officer of KalVista, that certifies that each of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied; and

(vi)a certificate of the Secretary or Assistant Secretary (or equivalent officer) of KalVista certifying that attached thereto are true and complete copies of: (A) KalVista’s Organizational Documents; (B) all resolutions adopted by the board of directors or managers (or equivalent governing body) of KalVista authorizing the execution, delivery and performance of this Agreement and the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby; and (C) the name, title, incumbency and signatures of the officers authorized to execute this Agreement, the Acquisition Documents, and the other documents to be delivered hereunder and thereunder on behalf of KalVista.

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(g) [Stockholder Approval.  This Agreement and the transactions contemplated by this Agreement and the Acquisition Documents shall have been duly approved by the Required Parent Stockholder Vote and the Required KalVista Stockholder Vote.]7

Conditions to Obligations of KalVista

.  The obligations of KalVista to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, to the extent permitted by Applicable Law, KalVista’s waiver, at or prior to the Closing, of each of the following conditions:

(h)Representations and Warranties.  The representations and warranties of Merck set forth in Article V shall be true and correct in all material respects (except for those representations and warranties that are qualified by “materiality,” “material adverse effect” and words of similar import set forth therein, which shall be true and correct in all respects), in each case, on and as of the Agreement Date and the Closing Date (other than those representations and warranties which address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); provided, however, that the Merck Fundamental Representations shall be true and correct in all respects, in each case, on and as of the Agreement Date and the Closing Date (other than those representations and warranties which address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(i)Covenants.  Merck shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by Merck on or prior to the Closing Date.

(j)Certain Closing Deliveries.  Merck shall have delivered or caused to be delivered to KalVista:

(i)the Escrow Agreement, duly executed by Merck;

(ii)the Bill of Sale, duly executed by Merck;

(iii)the Intellectual Property Assignments, duly executed by Merck;

(iv)any other Transfer Documents in form and substance reasonably satisfactory to the Parties and duly executed by Merck; and

(v)a certificate, dated the Closing Date and signed by a duly authorized officer of Merck, that certifies that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

[7] Note to Draft: [***]

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Article VIII
INDEMNIFICATION

Survival

.  The representations and warranties of the Parties contained in this Agreement shall survive until the first anniversary of the Closing Date; except that the representations and warranties set forth in (a) Section 4.7 (Intellectual Property), Section 4.8 (Inventory) and Section 4.11 (Regulatory Matters) shall survive until the date that is [***] after the Closing Date and (b) (i) Section 4.1 (Organization and Qualification), Section 4.2 (Authorization), Section 4.3(a) (No Conflicts), Section 4.6 (Title to Purchased Assets), Section 4.12 (Tax Matters)[, and] Section 4.13 (Brokers) [and Section 10.2(a) (Organization and Qualification of Parent), Section 10.2(b) (Authorization of Parent) and Section 10.2(c))(i) and (ii) (No Conflicts of Parent)] (the representations and warranties set forth in this Section 8.1(b)(i), collectively, the “KalVista Fundamental Representations”) and (ii) Section 5.1 (Organization and Qualification), Section 5.2 (Authorization), Section 5.3(a) (No Conflicts), and Section 5.4 (Brokers) (the representations and warranties set forth in this Section 8.1(b)(ii), collectively, the “Merck Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations with respect to the particular matter that is the subject matter thereof (taking into account all extensions of any applicable statute of limitations permitted under Applicable Law).  All covenants and agreements of the Parties in this Agreement shall survive until the earlier of (a) the date on which such covenant or agreement is fully performed in accordance with this Agreement and (b) the period explicitly specified therein.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent, known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until fully and finally resolved.

Indemnification by KalVista

.  From and after the Closing, subject to the other terms and conditions of this Article VIII, KalVista [and Parent] shall[, jointly and severally,] indemnify and defend each of Merck and its Affiliates and their respective Representatives (collectively, the “Merck Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Merck Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of KalVista [or Parent] contained in this Agreement or in any certificate or instrument delivered by or on behalf of KalVista pursuant to this Agreement;

(b)any breach of or failure to perform any covenant, agreement or obligation to be performed by KalVista [or Parent] pursuant to this Agreement;

(c)any Excluded Asset or any Excluded Liability;

(d)any Excluded Taxes; or

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(e)any failure of KalVista to pay any Transfer Taxes to be borne by KalVista under Section 3.3.

Indemnification by Merck

.  From and after the Closing, subject to the other terms and conditions of this Article VIII, Merck shall indemnify and defend each of KalVista and its Affiliates and their respective Representatives (collectively, the “KalVista Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the KalVista Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of Merck contained in this Agreement or in any certificate or instrument delivered by or on behalf of Merck pursuant to this Agreement;

(b)any breach of or failure to perform any covenant, agreement or obligation to be performed by Merck pursuant to this Agreement;

(c)any Assumed Liability; or

(d)all Liabilities for Taxes of Merck or any of its Affiliates, for Transfer Taxes that are not Excluded Taxes, for Taxes attributable to a breach of the covenants set forth in Section 6.6 by Merck or any of its Affiliates, and for VAT to be borne by Merck under Section 3.3(a) or withholding Taxes to be borne by Merck under Section 3.3(c).

Certain Limitations

.  The indemnification provided for in Section 8.2 and Section 8.3 shall be subject to the following limitations:

(a)Threshold.  Notwithstanding anything to the contrary herein, no Merck Indemnified Party or KalVista Indemnified Party may recover Losses pursuant to Section 8.2(a) or Section 8.3(a), respectively, [***] provided, however, that this Section 8.4(a) shall not apply to any claims for fraud or inaccuracy in or breach of the KalVista Fundamental Representations or Merck Fundamental Representations.

(b)KalVista Cap.  [***] This Section 8.4(b) shall not apply to any claims for fraud.

(c)Merck Cap. [***] This Section 8.4(c) shall not apply to any claims for fraud.

(d)No Effect of Materiality.  For purposes of this Article VIII, for calculating the amount of any Losses with respect to any inaccuracy in or breach of any representation or warranty, any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty shall be disregarded.

(e)No Duplication of Recovery.  Notwithstanding anything to the contrary in this Agreement, no Person shall be entitled to recover more than once for any Loss or be indemnified under this Agreement for Losses for which such Person has been otherwise compensated under any other Transaction Document.

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(f)Limitation on Liability.  IN NO EVENT SHALL A PARTY OR ITS AFFILIATES, OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE ARISING OUT OF THIS AGREEMENT, EXCEPT WITH RESPECT TO ANY SUCH LOSSES (i) ACTUALLY AWARDED TO A THIRD PARTY IN RESPECT OF THIRD PARTY CLAIMS INDEMNIFIED HEREUNDER OR (ii) RISING OUT OF OR BASED ON A PARTY’S FRAUD OR WILLFUL MISCONDUCT OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 6.3.

Indemnification Procedures

.  The Party making a claim under this Article VIII is referred to as the “Indemnified Party” and the Party against whom such claim is asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a)Third Party Claims - Notice.  In the event that an Indemnified Party is seeking indemnification under this Article VIII in respect of any Action made or brought by a Third Party (a “Third Party Claim”), it shall inform the Indemnifying Party of such Third Party Claim as soon as reasonably practicable after it receives notice of such Third Party Claim (such notice, the “Claim Notice”); provided, however, the failure to inform the Indemnifying Party as soon as reasonably practicable shall not relieve the Indemnifying Party of its indemnification obligations, except and to the extent that the Indemnifying Party is actually prejudiced by reason of such failure.  Such Claim Notice shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.

(b)Third Party Claims - Control.  Subject to Merck’s right to control any Actions relating to the Intellectual Property Rights included in the Purchased Assets (even where KalVista is the Indemnifying Party), the Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within ten (10) Business Days after receipt of a Claim Notice, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if such Third Party Claim (i) seeks any relief other than monetary damages, (ii) has been brought by or on behalf of any Governmental Authority or in connection with taxes or any criminal or regulatory enforcement action, (iii) is reasonably likely to result in a regulatory enforcement action by a Governmental Authority against the Indemnified Party, or (iv) relates to the intellectual property rights of the Indemnified Party (the conditions set forth in clauses (i), (ii), (iii) and (iv) above are collectively referred to as the “Defense Conditions”).  Within ten (10) Business Days after the Indemnifying Party has given notice to the Indemnified Party of its exercise of its right to defend a Third Party Claim, the Indemnified Party will give notice to the Indemnifying Party of any objection thereto based upon the Defense Conditions.  If the Indemnified Party reasonably so objects, the Indemnified Party will continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn.  If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party will be entitled, at its sole cost and expense, to assume direction and control of such defense.  During such time as the Indemnifying Party is controlling the defense of such Third Party Claim,

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the Indemnified Party will cooperate, and will cause its Affiliates and Representatives to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party.  Notwithstanding anything to the contrary contained in this Section 8.5(b), the Indemnified Party or its Affiliates shall not be required to furnish any information or provide any testimony if such furnishing or provision would (A) violate Applicable Law or (B) jeopardize any attorney/client privilege or other established legal privilege, provided that the Indemnified Party and its Affiliates use their reasonable best efforts to furnish such information or testimony in a manner that would not violate Applicable Law or jeopardize any such legal privilege.  In the event that the Defense Conditions are not satisfied or the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten (10) Business Days after receipt of the Claim Notice, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense).  The Indemnifying Party or the Indemnified Party, as the case may be, will have the right, at its own expense, to participate in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, the defense of any Third Party Claim that the other Party is defending as provided in this Agreement.

(c)Third Party Claims – Settlement.  The Indemnifying Party will not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement of a Third Party Claim that (i) commits the Indemnified Party to take, or to forbear to take, any action, or (ii) does not include a complete release of claims against the Indemnified Party.  The Indemnified Party will have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief solely against the Indemnified Party, but will not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages or equitable or other non-monetary relief against the Indemnifying Party without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed).  Neither the Indemnifying Party nor the Indemnified Party will make any admission of liability in respect of any Third Party Claim without the prior written consent of the other Party.

(d)Direct Claims.  Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by informing the Indemnifying Party of such claim as soon as reasonably practicable (an “Indemnification Demand”); provided, however, that the failure to inform the Indemnifying Party as soon as reasonably practicable shall not relieve the Indemnifying Party of its indemnification obligations, except and to the extent that the Indemnifying Party is actually prejudiced by reason of such failure.  Such Indemnification Demand by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.  The Indemnified Party shall allow the Indemnifying Party and its professional advisors to reasonably investigate the matter or circumstance alleged to give rise to

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the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request.  Notwithstanding anything to the contrary contained in this Section 8.5(d), the Indemnified Party shall not be required to furnish any information or provide any such access if such furnishing or access would (i) violate Applicable Law or (ii) jeopardize any attorney/client privilege or other established legal privilege, provided that the Indemnified Party uses its reasonable best efforts to furnish such information in a manner that would not violate Applicable Law or jeopardize any such legal privilege.  If the Indemnifying Party fails to notify the Indemnified Party within thirty (30) days following receipt of an Indemnification Demand that it disputes such Direct Claim set forth therein, the Direct Claim set forth in the Indemnification Demand shall be conclusively deemed a Loss to be indemnified under this Agreement, and the Indemnified Party shall be indemnified for the amount of the Loss stated in such Indemnification Demand on demand or, in the case of any Indemnification Demand in which the amount of such Loss (or any portion thereof) are estimated, on such later date when the amount of such Loss (or such portion thereof) becomes finally determined; provided, however, that the lack of final determination of the amount of estimated Loss (or any portion thereof) shall not limit the right of Merck to set off any claims against the Milestone Payments or the Royalty Payments in accordance with Section 8.8 in the amount of the estimated Losses set forth in the applicable Indemnification Demand.  If an Indemnifying Party notifies the Indemnified Party that it disputes any such Direct Claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of thirty (30) days following the Indemnified Party’s receipt of such notice to agree upon a resolution and determination of the amount of the indemnified Loss with respect to such Direct Claim.  If no such agreement with respect to the Direct Claim can be reached after such thirty (30)-day period of good faith negotiation (subject to further extensions of such time period for negotiation as mutually agreed upon in writing by the Parties), either the Indemnifying Party or the Indemnified Party may seek resolution pursuant to Section 13.14(b) of the Option Agreement (as incorporated herein pursuant to Section 10.1) for purposes of having the Direct Claim resolved in accordance with the terms of this Agreement.

Payments

.  Once a Loss (a) is agreed to by the Indemnifying Party, (b) is conclusively deemed to be an indemnifiable Loss after the Indemnifying Party fails to dispute an Indemnification Demand pursuant to Section 8.5(d), or (c) is finally determined in accordance with Section 13.14(b) of the Option Agreement (as incorporated herein pursuant to Section 10.1), the Indemnifying Party shall satisfy its obligations to pay the amount of such Loss to the Indemnified Party within fifteen (15) Business Days after determination of such Loss, by wire transfer of immediately available funds.

Source of Recovery

.  The Merck Indemnified Parties’ sources for payment of indemnification obligations hereunder shall be satisfied (a) first, from seeking recovery from the Escrow Amount pursuant to the Escrow Agreement, (b) second, if and to the extent a Milestone Payment or Royalty Payment is then due and payable hereunder, by set off pursuant to Section 8.8 against any such Milestone Payment or Royalty Payment that is then due and payable, or (c) third, by seeking recovery directly from KalVista or Parent.  KalVista shall provide the Escrow Agent with any instructions required by the Escrow Agreement in order for the Escrow Agent to release

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any portion of the Escrow Amount to Merck in satisfaction of any amounts owed to any Merck Indemnified Party under this Article VIII.

Right of Set-Off

.

(a)Merck is expressly authorized to set off any Losses for which it is finally determined in accordance with Section 8.6 to be entitled to indemnification hereunder against any Milestone Payment or Royalty Payment that becomes due and payable under the Transaction Documents.

(b)Notwithstanding Section 6.3 and Section 6.5 of the Option Agreement, if at the time any Milestone Payment or Royalty Payment is due and payable there shall be any outstanding indemnification claim pursuant to Section 8.2 in which the amount of Losses with respect thereto shall not have been finally determined in accordance with Section 8.6, then the amount of such Milestone Payment or Royalty Payment shall be reduced by the amount of Losses that the Merck Indemnified Party reasonably estimates to be subject to such indemnification claim and that is set forth in the Claim Notice or the Indemnification Demand (taking into account the information then available to the Merck Indemnified Party).  If the final amount of Losses for such indemnification claim is less than the amount by which such Milestone Payment or Royalty Payment was reduced for such claim, then Merck shall promptly deliver the difference to KalVista.

Tax Treatment of Indemnification Payments

.  All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Applicable Law.

Effect of Investigation

(a).  The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party's waiver of any condition set forth in Section 7.2 or Section 7.3, as the case may be.

Exclusive Remedies

.  Subject to Section 13.19 of the Option Agreement (as incorporated herein pursuant to Section 10.1), the Parties acknowledge and agree that, following the Closing, their sole and exclusive monetary remedy with respect to any and all claims (other than claims arising from fraud on the part of a Party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein shall be pursuant to the indemnification provisions set forth in this Article VIII; provided that, subject to Section 8.4, the foregoing shall not limit any Party’s remedies under any other Transaction Document.  Nothing in this Section 8.11 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Person’s fraudulent conduct.

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Article IX
TERMINATION

Termination

.  This Agreement may be terminated at any time prior to the Closing:

(a)by the mutual written consent of KalVista and Merck;

(b)by either Merck or KalVista, in the event that (i) there shall be any Applicable Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable;

(c)by Merck (provided that Merck is not then in material breach of any of its representations, warranties, covenants, or other agreements contained in this Agreement), in the event of a breach by KalVista of any of its representations, warranties, covenants, or agreements contained in this Agreement if such breach (i) would give rise to the failure of a condition set forth in Section 7.1 or Section 7.2 and (ii) cannot be or has not been cured by KalVista within the earlier of (x) [***] after the delivery of written notice to KalVista of such breach and (y) [***] prior to the End Date;

(d)by KalVista (provided that KalVista is not then in material breach of any of its representations, warranties, covenants, or other agreements contained in this Agreement), in the event of a breach by Merck of any of its representations, warranties, covenants, or agreements contained in this Agreement if such breach (i) would give rise to the failure of a condition set forth in Section 7.1 or Section 7.3 and (ii) cannot be or has not been cured by Merck within the earlier of (x) [***] after the delivery of written notice to Merck of such breach and (y) the third (3rd) Business Day prior to the End Date; [or]

(e)by either Merck or KalVista by providing written notice to the other at any time after the Agreement Date if the Closing has not occurred by reason of the failure of any condition set forth in Section 7.1 or Section 7.2, in the case of Merck’s termination right, or Section 7.1 or Section 7.3, in the case of KalVista’s termination right, to be satisfied prior to the date that is [***] after the Agreement Date; provided that if the condition set forth in Section 7.1(a) is the only condition in Article VII (other than any condition in Article VII that by its terms can be satisfied only at the Closing) not to be satisfied by such date, such date shall be automatically be extended until the earlier of (i) the date that is [***] after the Agreement Date and (ii) [***] following the date on which the condition set forth in Section 7.1(a) is satisfied (the applicable date, the “End Date”) provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any Party (A) whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement to be consummated on or before the End Date or (B) if the other Party has commenced an action for specific performance to cause the Closing to occur pursuant to Section 13.19 of the Option Agreement (as incorporated herein pursuant to Section 10.1) [.] [;]

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(f)[by either KalVista or Merck if (i) the Parent Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent’s stockholders shall have taken a final vote on the transactions contemplated by this Agreement and (ii) such transactions shall not have been approved at the Parent Stockholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; provided, however, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to KalVista where the failure to obtain the Required Parent Stockholder Vote shall have been caused by the action or failure to act of Parent or KalVista and such action or failure to act constitutes a material breach by Parent or KalVista of this Agreement; or]8

(g)[by Merck (at any time prior to the approval of the transactions contemplated by this Agreement by the Required Parent Stockholder Vote) if: (i) an Adverse Recommendation Change shall have been made; or (ii) Parent, KalVista or any of their respective Representatives shall have materially breached the provisions set forth in Section 11.6 of the Option Agreement or Section 6.10.]9

Effect of Termination

.

(a)In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and of no further force or effect, and there shall be no Liability on the part of any Party; provided, however, that this Section 9.2 (Effect of Termination)[, Section 9.3 (Termination Fee; Expense Reimbursement)] and Article X (Miscellaneous) shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms, and (b) neither KalVista nor Merck shall be relieved of any Liability arising from any fraud or willful and knowing breach by such Party of any provision of this Agreement prior to the date of such termination.  A “willful and knowing breach” by a Party of a provision of this Agreement shall mean that such party knowingly undertook an action, or failed to undertake an action, with the understanding that the action, or the failure to act, was a breach by such Party of the applicable provisions of this Agreement.

(b)As soon as practicable following a termination of this Agreement in accordance with this Article IX for any reason, but in no event more than [***] after such termination, Merck [, and] KalVista [and Parent] shall, to the extent practicable, withdraw all filings, applications and other submissions relating to the transactions contemplated by this Agreement filed or submitted by or on behalf of such Person, any Governmental Authority or other Person.

[8] Note to Draft: [***]
[9] Note to Draft: [***]

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[Termination Fee; Expense Reimbursement

.19

(a)Termination Fee.

(i)[***]

(ii)[***]

(b)[***]

(c)[***]

(d)The Parties agree that, subject to Section 9.2, the payment of the fees and expenses set forth in this Section 9.3 shall be the sole and exclusive remedy of Merck against KalVista or Parent (or any of their Representatives or stockholders) (collectively, the “KalVista Parties”) following a termination of this Agreement under the circumstances described in this Section 9.3, it being understood that in no event shall KalVista be required to pay any amounts payable pursuant to this Section 9.3 on more than one occasion.  Subject to Section 9.2, following the payment of the fees and expenses set forth in this Section 9.3, (i) none of the KalVista Parties shall have any further liability in connection with or arising out this Agreement or the termination thereof, any breach by KalVista or Parent giving rise to such termination, or the failure of the transactions contemplated by this Agreement to be consummated, (ii) neither Merck nor any of its Affiliates shall be entitled to bring or maintain any other Action again any KalVista Party in connection with or arising out this Agreement or the termination thereof, any breach by KalVista or Parent giving rise to such termination, or the failure of the transactions contemplated by this Agreement to be consummated and (iii) Merck and its Affiliates shall be precluded from any other remedy against any KalVista Party, at law or in equity or otherwise, in connection with or arising out this Agreement or the termination thereof, any breach by KalVista or Parent giving rise to such termination or the failure of the transactions contemplated by this Agreement to be consummated.  Each of the Parties acknowledges that (1) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this agreement, (2) without these agreements, the Parties would not enter into this Agreement and (3) any amount payable pursuant to this Section 9.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.]

Article X
MISCELLANEOUS

General

.  Article 13 of the Option Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

[10]	Note to Draft: [***]

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Section 10.2[Representations and Warranties of Parent.20

Organization and Qualification

.  Parent is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized and has full power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to carry on its business as currently conducted.  Parent is duly qualified or licensed to do business and is in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on Parent’s ability to perform its obligations under this Agreement, the Option Agreement or the Parent Guarantee.

Authorization

.  Parent has the requisite corporate power and authority to enter into this Agreement and the other Acquisition Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Parent of this Agreement and any other Acquisition Document to which it is a party, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent.  This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by Merck, this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as may be limited by the Enforceability Exceptions.  When each other Acquisition Document to which Parent is or will be a party, if any, has been duly executed and delivered by Parent, assuming due authorization, execution and delivery by each other party thereto, such Acquisition Document will constitute a legal and binding obligation of Parent enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

No Conflicts; Consents

.  The execution, delivery and performance by Parent of this Agreement and the other Acquisition Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Parent; (ii) assuming compliance with the HSR Act and any applicable Non-U.S. Competition Law, result in a violation or breach of any provision of any Applicable Law or Governmental Order applicable to Parent, its business, KalVista, the Program or the Purchased Assets; (iii) except as set forth in Section 4.3(a) of the Updated Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Third Party the right to accelerate, terminate, modify or cancel any Material Contract or any KalVista Permit; or (iv) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets.  No consent, approval, Permit, Governmental Order, declaration or filing with,

[11]	Note to Draft: [***]

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38

or notice to, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement or any of the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and any comparable filings under comparable Non-U.S. Competition Law, and the expiration of the waiting periods thereunder.  No state takeover statute (including Section 203 of the General Corporation Law of the State of Delaware) or similar Applicable Law applies or purports to apply to the transactions contemplated by this Agreement and the other Transaction Documents or any of the other transactions contemplated hereby or thereby.]

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

[MERCK]

By: ________________________________

Name:

Title:

KALVISTA PHARMACEUTICALS LIMITED

By: ________________________________

Name:

Title:

[KALVISTA PHARMACEUTICALS, INC., solely for purposes of Sections 6.8, 6.9, 6.10 and 9.3 and Articles VIII and X

By: ________________________________

Name:

Title:]

[***]Confidential Treatment Requested.

[Form of] Bill of Sale and

Assignment and Assumption Agreement

This Bill of Sale and Assignment and Assumption Agreement (this “Bill of Sale”) is made as of this [___] day of [__________], by and between KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales (“KalVista”)21, and [Merck], a [●] (“Merck”).

RECITALS

WHEREAS, KalVista and Merck are parties to the Asset Purchase and License Agreement, dated as of [●] (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, KalVista has agreed to sell, assign, transfer, convey and deliver all of its right, title and interest in, to and under the Purchased Assets and transfer the Assumed Liabilities to Merck, and Merck has agreed to purchase and accept the Purchased Assets and accept, assume and become liable for the Assumed Liabilities.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Bill of Sale and of the representations, warranties, conditions, agreements and promises contained in the Asset Purchase Agreement, this Bill of Sale and the other Transfer Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

6.Definitions.  Unless otherwise specifically provided herein, capitalized terms used in this Bill of Sale and not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

7.Conveyance and Acceptance.  In accordance with the provisions of the Asset Purchase Agreement, KalVista hereby sells, assigns, transfers, conveys and delivers to Merck all of KalVista’s right, title and interest in, to and under the Purchased Assets, and Merck hereby purchases and accepts all of KalVista’s right, title and interest in, to and under the Purchased Assets, in each case, free and clear of any Encumbrances (other than Permitted Encumbrances).

8.Assumption of Assumed Liabilities.  In accordance with the provisions of the Asset Purchase Agreement, KalVista hereby assigns to Merck the Assumed Liabilities and Merck hereby unconditionally accepts, assumes and agrees to become liable for the Assumed

[12]	Note to Draft: This Bill of Sale to include any KalVista Affiliates that own any of the Purchased Assets and to be revised accordingly.

[***]Confidential Treatment Requested.

9.Liabilities.  Merck shall not assume or have or incur any responsibility of any nature for any Liabilities of KalVista or any of its Affiliates other than the Assumed Liabilities.

10.Asset Purchase Agreement Controls.  Notwithstanding any other provision of this Bill of Sale to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, or any of the obligations of Merck or KalVista (or any of their respective Affiliates) set forth in the Asset Purchase Agreement or the Option Agreement.  This Bill of Sale is subject to and governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement.  Nothing contained herein is intended to modify or supersede any of the provisions of the Asset Purchase Agreement or the Option Agreement.

11.Incorporation by Reference.  The following provisions of the Option Agreement are hereby incorporated by reference, substituting in each such section, the term “Bill of Sale” as defined herein for the term “Agreement” as defined in the Option Agreement:  Section 13.1 (Entire Agreement; Amendment); Section 13.3 (Governing Law); Section 13.4 (Notices); Section 13.7 (Assignment); Section 13.8 (Counterparts); Section 13.9 (Further Actions); Section 13.10 (Severability); and Section 13.17 (Third-Party Beneficiaries; Affiliates).

[Signature page follows]

[***]Confidential Treatment Requested.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale and Assignment and Assumption Agreement as of the date first written above.

KalVista Pharmaceuticals Limited

By:	_____________________________
Name:	_____________________________
Title:	_____________________________

[***]Confidential Treatment Requested.

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

[MERCK]

By:	_____________________________
Name:	_____________________________
Its:	_____________________________

[***]Confidential Treatment Requested.

EXHIBIT B

[Form of] Intellectual Property Assignment Agreement

This Intellectual Property Assignment Agreement (this “Agreement”) is made as of [__________] (the “Effective Date”) by and between KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales (“KalVista”)22, and [Merck], a [●] (“Merck”).  Merck and KalVista are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, KalVista and Merck are parties to the Asset Purchase and License Agreement, dated as of [●] (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, KalVista has agreed to sell, assign, transfer, convey and deliver all of its right, title and interest in, to and under all Intellectual Property Rights and Common IP (each as defined in the Asset Purchase Agreement) to Merck, and Merck has agreed to purchase and accept the Intellectual Property Rights and Common IP.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained in the Asset Purchase Agreement, this Agreement and the other Transfer Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Assignment.  KalVista hereby sells, assigns, transfers, conveys and delivers to Merck all of KalVista’s rights, title, and interest (including the right to recover for unsettled past, present and future infringement and including the right to claim priority) in, to, and under all Intellectual Property Rights and Common IP, including (a) the patents and patent applications set forth on Attachment A hereto, any and all letters patent that may be granted thereon or derived therefrom or based on any regional or national phase application thereof, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof (the “Patents”), (b) all trademarks and trademark applications identified on Attachment A hereto (the “Trademarks”)23 and (c) all copyrights and copyright applications identified on Attachment A hereto (the “Copyrights”)24.  The Parties agree to have executed and file with the United States Patent and Trademark Office the confirmatory assignment with respect to the Patents in the form attached hereto as Attachment B, and with respect to any jurisdiction other than the United States, confirmatory assignments with respect to the Patents substantially in the form attached hereto as Attachment B or as otherwise required or customary in such jurisdiction.  KalVista shall take any reasonable actions, and will execute, deliver, and file such documents and instruments, in each case at Merck’s expense, as required in order to effectuate the assignment of the Patents as set forth

[13]	Note to Draft: This Agreement to include any KalVista Affiliates that own any of the assigned IP.

[14]	Note to Draft: To include Trademarks, if any.
[15]	Note to Draft: To include Copyrights, if any.
NY: 1070400-5

NY: 1070681-6

1

EXHIBIT B

in this Agreement.  In the event that Merck is unable, after reasonable notice to KalVista, for any reason whatsoever, to secure KalVista’s signature to any document KalVista is required to execute pursuant to this Section 1 to vest, secure, perfect, protect or enforce the rights and interests of Merck in and to the Patents, Trademarks and Copyrights, KalVista hereby irrevocably designates and appoints Merck and its duly authorized officers and agents as KalVista’s agents and attorneys-in-fact, to act for and on its behalf and instead of KalVista, to execute and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by KalVista.

2.General.

2.1Definitions.  Unless otherwise specifically provided herein, capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

2.2Asset Purchase Agreement Controls.  Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, or any of the obligations of Merck or KalVista (or any of their respective Affiliates) set forth in the Asset Purchase Agreement or the Option Agreement.  This Agreement is subject to and governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement.  Nothing contained herein is intended to modify or supersede any of the provisions of the Asset Purchase Agreement or the Option Agreement.

2.3Incorporation by Reference.  The following provisions of the Option Agreement are hereby incorporated by reference, mutatis mutandis:  Section 13.1 (Entire Agreement; Amendment); Section 13.3 (Governing Law); Section 13.4 (Notices); Section 13.7 (Assignment); Section 13.8 (Counterparts); Section 13.9 (Further Actions); Section 13.10 (Severability); and Section 13.17 (Third-Party Beneficiaries; Affiliates).

[Signature page follows]

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2

In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives.

KalVista Pharmaceuticals Limited

By:

Name:

Title:

[Merck]

By:

Name:

Title:

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[Signature Page to Intellectual Property Assignment Agreement]

Attachment A

Certain Intellectual Property Rights and Common IP

IV.	Patents

Patent/Publication No.	Application No Application No.	Country	Title	Status

V.	Trademarks

VI.	Copyrights

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Attachment B

Confirmatory Assignment

---------------------------------------------------------------------------------------------

In the United States Patent and Trademark Office

Whereas, KalVista Pharmaceuticals Limited, a private company limited by shares incorporated and registered in England and Wales, having its principal place of business at Building 227, Tetricus Science Park, Porton Down, SP40JQ, United Kingdom  (“ASSIGNOR”), owns certain patents and/or patent applications, as set forth in Appendix 1 attached hereto and incorporated herein by this reference, and including any and all letters patent that may be granted thereon or derived therefrom or based on any regional or national phase application thereof, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof (“PATENTS”); and

Whereas, [Merck], a [●] having its principal place of business at [●] (“ASSIGNEE”), acquired ASSIGNOR’s rights, title and interest in, to and under the PATENTS;

Whereas, ASSIGNOR and ASSIGNEE have entered into a certain Asset Purchase Agreement and Intellectual Property Assignment Agreement, each dated as of [●], assigning, among other things, all right, title and interest in, to and under the PATENTS from ASSIGNOR to ASSIGNEE;

Now, Therefore, ASSIGNOR hereby confirms that, for good and valuable consideration paid by ASSIGNEE to ASSIGNOR, the receipt and sufficiency of which hereby is acknowledged, ASSIGNOR assigned to ASSIGNEE the ASSIGNOR’S entire rights, title and interest in and to the PATENTS.

[Signature page follows]

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In Witness Whereof, ASSIGNOR has caused this Assignment to be duly executed by an authorized officer on this ____ day of ___________, 20[xx].

KalVista Pharmaceuticals Limited

By:

Name:

Title:

STATE OF _______________)

) ss.

COUNTY OF _____________)

On _______________________, 20[xx], before me, the undersigned notary public in and for said County and State, personally appeared _______________,

____personally known to me [or]

____proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies) and that, by his signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

Witness my hand and official seal.

________________________________

My commission expires on

   ________________________________

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[Signature Page to Confirmatory Assignment]

Agreed and Acknowledged:

[Merck]

By:

Name:

Title:

STATE OF _______________)

) ss.

COUNTY OF _____________)

On _______________________, 20[xx], before me, the undersigned notary public in and for said County and State, personally appeared _______________,

____personally known to me [or]

____proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies) and that, by his signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

Witness my hand and official seal.

________________________________

My commission expires on

   ________________________________

[***]Confidential Treatment Requested.

Attachment 1

Patents

Patent/Publication No.	Application No Application No.	Country	Title	Status

[***]Confidential Treatment Requested.

TRANSITION SCHEDULE: PRECLINICAL BIOLOGY, TOXICOLOGY, DMPK, REGULATORY AND CHEMISTRY MANUFACTURING AND CONTROL

Activity Description
[***]
[***]
•Regulatory Documentation 1.[***] 2.[***] 3.[***] 4.[***] 5.[***]
CMC
V.Drug Product (DP) Clinical Supply. A. GMP Inventory Transfer. [***] B. DP Clinical Supply by KalVista. [***] C. DP for Clinical Supply by Merck. [***]
VI.Drug Substance. C.DS Inventory. [***] D.DS Tech Transfer. [***]
VII.DP Tech Transfer. [***]
Analytical Tech Transfer. [***]
VIII.Vendors. [***]

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Exhibit G

KalVista Wire Instructions

[see attached.]

[***]Confidential Treatment Requested.

[***]

[***]Confidential Treatment Requested.

Exhibit H

Press Release

[see attached.]

[***]Confidential Treatment Requested.

KalVista Pharmaceuticals Announces Collaboration with Merck

– Covers Development of Investigational Plasma Kallikrein Inhibitors for Treatment of Diabetic Macular Edema –

– $37 Million Upfront Fee Plus Potential Milestone Payments and Sales Royalties –

– Merck Acquires 9.9% Stake in KalVista in Private Placement–

– Investigational Intravitreal DME Candidate KVD001 Phase 2 Clinical Trial Still Planned to Initiate in 2017 –

Cambridge, MA, October 10, 2017 – KalVista Pharmaceuticals, Inc. (NASDAQ: KALV), a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of small molecule protease inhibitors, today announced that it has entered into a collaboration agreement with Merck, known as MSD outside the United States and Canada, through a subsidiary, for KVD001, the Company’s investigational intravitreal (IVT) injection candidate currently in development for potential treatment of diabetic macular edema (DME), as well as future oral DME compounds based upon plasma kallikrein inhibition.

“We are pleased to collaborate with Merck for the continuing development of KVD001 and future oral programs for patients with DME,” said Andrew Crockett, Chief Executive Officer of KalVista. “Plasma kallikrein inhibition is a novel approach to the treatment of DME that we believe may offer benefit to a significant number of patients, and an oral therapy particularly would represent a groundbreaking advance for treatment of this indication. We have always believed that development and commercialization of our DME therapies would require the resources of a large pharmaceutical company, and we believe Merck has the wherewithal and resources to help us advance development of our DME drug candidates. Importantly for KalVista, this collaboration also meets our strategic objectives of maintaining control of our oral HAE portfolio that we plan to develop independently. We look forward to providing more details about the Phase 2 trial for KVD001 in DME patients as the trial commences.”

Under the terms of the agreement, KalVista has granted to Merck certain rights including an option to acquire KVD001 through a period following completion of the Phase 2 proof-of-concept trial that KalVista intends to commence later this year. KalVista also has granted to Merck a similar option to acquire investigational orally delivered molecules for DME that KalVista will continue to develop as part of its ongoing research and development activities. As consideration for the agreement, Merck will pay to KalVista a $37 million non-refundable

[***]Confidential Treatment Requested.

upfront fee. KalVista is further eligible to receive payments associated with the exercise of the options by Merck and the achievement of milestones for each program that potentially total up to $715 million. KalVista also will receive tiered royalties on net sales for therapeutic candidates commercialized under this agreement. KalVista will fund and retain control over the planned Phase 2 clinical trial of KVD001 as well as development of the investigational oral DME compounds through Phase 2, unless Merck exercises its options earlier.

In addition to the collaboration, KalVista has entered into a separate $9.1 million private placement transaction with Merck under which Merck has acquired 1,070,589 shares of KalVista, representing a 9.9% ownership stake, at a price of $8.50 per share.  This private placement closed concurrent with execution of the Option Agreement.

“The KalVista team has already made important progress in advancing this candidate into the clinic.  At Merck, we look forward to the opportunity to apply our expertise and resources upon the achievement of proof of concept for KVD001,” said Ben Thorner, senior vice president and Head of Business Development & Licensing Merck Research Laboratories. “Merck is seeking to collaborate on the development of candidates that we believe have the potential to transform practice in areas where there is a clear need for new and improved therapeutic options.”

The agreement with Merck covers only the investigational IVT and oral plasma kallikrein inhibitor programs for DME. KalVista retains full rights to its oral hereditary angioedema (HAE) portfolio, and will have the opportunity to select and develop future oral HAE compounds. KalVista intends to continue to aggressively pursue its efforts to develop a best-in-class oral therapy for HAE, as well as additional programs focused on other proteases.

About KalVista Pharmaceuticals, Inc.

KalVista Pharmaceuticals, Inc. is a pharmaceutical company focused on the discovery, development, and commercialization of small molecule protease inhibitors for diseases with significant unmet need. The initial focus is on inhibitors of plasma kallikrein, which is an important component of the body’s inflammatory response and which, in excess, can lead to increased vascular permeability, edema and inflammation. KalVista has developed a proprietary portfolio of novel, small molecule plasma kallikrein inhibitors initially targeting hereditary angioedema (HAE) and diabetic macular edema (DME). The Company has created a structurally diverse portfolio of oral plasma kallikrein inhibitors from which it plans to select multiple drug candidates to advance into clinical trials for HAE. The first candidate of this planned portfolio, KVD818, is currently in a first-in-human study and additional program candidates are in preclinical development. KalVista’s most advanced program, an intravitreally administered plasma kallikrein inhibitor known as KVD001, has successfully completed its first‑in‑human study in patients with DME and is being prepared for Phase 2 studies in 2017.

For more information, please visit www.kalvista.com.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will"

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and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, available funding and future clinical trial timing and results. Further information on potential risk factors that could affect our business and its financial results are detailed in the annual report on Form 10-K filed on July 27, 2017, our most recent Quarterly Report on Form 10-Q, and other reports as filed from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

KalVista Pharmaceuticals, Inc.

Leah Monteiro

Director, Corporate Communications & Investor Relations

857-999-0808

leah.monteiro@kalvista.com

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